As filed with the Securities and Exchange Commission on
        March 28, 1997
                                 Registration No. _______________


                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
         -------------------------------------------------

                             FORM S-4

                       REGISTRATION STATEMENT
                              UNDER
                     THE SECURITIES ACT OF 1933
         --------------------------------------------------

               FIRST NATIONAL COMMUNITY BANCORP, INC.
       (Exact name of registrant as specified in its charter)
                           Pennsylvania
   (State or other jurisdiction of incorporation or organization)
                               6021
       (Primary Standard Industrial Classification Code Number)
                             Applied For
                (I.R.S. Employer Identification No.)
                       102 East Drinker Street
                     Dunmore, Pennsylvania 18512
                           (717) 346-7667
    (Address, including ZIP Code, and telephone number, including area code, of registrant's principal executive offices)

                   J. David Lombardi, President
               FIRST NATIONAL COMMUNITY BANCORP, INC.
                     102  East Drinker Street
                    Dunmore, Pennsylvania 18512
                          (717) 346-7667
     (Name, address, including ZIP Code, and telephone number, including area code, of agent for service)

                          With A Copy To:

                   Nicholas Bybel, Jr., Esquire
                    Kimberly J. Kling, Esquire
                      Shumaker Williams, P.C.
                        Post Office Box 88
                   Harrisburg, Pennsylvania 17108
                     Telephone:  (717) 763-1121

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the effective date of the Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [x]


                CALCULATION OF REGISTRATION FEE

                                            Proposed
Title of Each           Amount              Maximum Offering
Class of Securities     to be               Price
Being Registered        Registered          Per Unit<F1>


Common Stock par
value $1.25 per
share                   1,090,424 Shares     $ 25.85


Title of Each           Proposed Maximum     Amount
Class of Securities     Aggregate            Registration
Being Registered        Offering Price<F1>   Fee<F1>


Common Stock par
value $1.25 per
share                   $ 28,187,460.40      $ 8,541.65


<F1> Estimated solely for the purpose of calculating the
registration fee and based, in accordance with Rule 457(f)(2), upon the book value of the outstanding shares of First National Community Bank, of 1,090,424 shares of common stock, par value $1.25 per share, as of February 28, 1997, of $25.85 per share and a maximum of 1,090,424 shares of such stock to be converted in the reorganization into common stock of the Registrant with a par value of $1.25 per share.


               FIRST NATIONAL COMMUNITY BANCORP, INC.
                     Cross Reference Sheet
                    Pursuant to Item 501(b)


         PART I.  INFORMATION REQUIRED IN THE PROSPECTUS

              A.  INFORMATION ABOUT THE TRANSACTION

Item 1.   Forepart of Registration
          Statement and Outside Front       Outside Front Cover
          Page of Prospectus                Page

Item 2.   Inside Front and Outside Back     Inside Front Cover
          Cover Pages of Prospectus         Page; Available
                                            Information;
                                            Financial Statements

Item 3.   Risk Factors, Ratio of Earnings
          to Fixed Charges and Other        Outside Front Cover
          Information                       Page; Summary;
                                            Introduction;
                                            Proposed
                                            Reorganization;
                                            Description of the
                                            Holding
                                            Company; Description
                                            of the Bank;
                                            Description of the
                                            Bank's Common Stock,
                                            Comparative Market
                                            Prices; Description
                                            of the Holding
                                            Company's Stock;
                                            Comparison of
                                            Shareholder Rights;
                                            Principal Beneficial
                                            Owners of the Bank's
                                            Common Stock

Item 4.   Terms of the Transaction          Proposed
                                            Reorganization --
                                            Plan of
                                            Reorganization and
                                            Plan of Merger --
                                            Reasons for the
                                            Proposed
                                            Reorganization;
                                            Description of the
                                            Holding Company's
                                            Stock -- Common
                                            Stock, -- Legal
                                            Opinion, -- Anti-
                                            takeover Provisions;
                                            Comparison of
                                            Shareholder Rights;
                                            Proposed
                                            Reorganization -- Tax
                                            Consequences, --
                                            Rights of Dissenting
                                            Shareholders

Item 5.   Pro Forma Financial Information   Description of the
                                            Bank's Common Stock -
                                            - Capitalization

Item 6.   Material Contacts with the
          Company Being Acquired            Not Applicable

Item 7.   Additional Information Required
          for Reoffering by Persons and
          Parties Deemed to Be Underwriters Not Applicable

Item 8.   Interests of Named Experts and
          Counsel                           Not Applicable

Item 9.   Disclosures of Commission
          Position on Indemnification       Description of the
          for Securities Act Liabilities    Holding Company --
                                            Indemnification for
                                            Securities Act
                                            Liabilities

              B.  INFORMATION ABOUT THE REGISTRANT

Item 10.  Information with Respect to
          S-3 Registrants                   Not Applicable

Item 11.  Incorporation of Certain
          Information by Reference          Not Applicable

Item 12.  Information with Respect to
          S-2 or S-3 Registrants            Not Applicable

Item 13.  Incorporation of Certain
          Information by Reference          Not Applicable

Item 14.  Information with Respect to
          Registrants Other Than S-3 or
          S-2 Registrants

         (a) Description of Business        Description of the
                                            Holding Company;
                                            Description of the
                                            Bank

         (b) Description of Property        Description of the
                                            Bank -- History and
                                            Business

         (c) Legal Proceedings              Description of the
                                            Bank -- Legal
                                            Proceedings

         (d) Market Price of and Dividends
             on the Registrant's

             Common Equity and Related
             Stockholder Matters            Description of the
                                            Bank's Common Stock -
                                            - Comparative Market
                                            Prices; Dividends

         (e) Financial Statements           Not Applicable

         (f) Selected Financial Data        Not Applicable

         (g) Supplementary Financial
             Information                    Not Applicable

         (h) Management's Discussion
             and Analysis of Financial
             Condition and Results of
             Operation                      Financial Statements

         (i) Disagreement with Accountants
             on Accounting and Financial
             Disclosure                     Not Applicable

          C. INFORMATION ABOUT THE COMPANY BEING ACQUIRED

Item 15. Information with Respect to S-3
         Companies                          Not Applicable

Item 16. Information with Respect to S-2
         or S-3 Companies                   Not Applicable

Item 17. Information with Respect to
         Companies Other Than S-3 or S-2
         Companies

         (a)                                Description of the
                                            Bank; Financial
                                            Statements; Principal
                                            Beneficial Owners of
                                            the Bank's Common
                                            Stock; Dividends;
                                            Description of the
                                            Bank's Common Stock

         (b)                                Not Applicable

              D. VOTING AND MANAGEMENT INFORMATION

Item 18. Information if Proxies, Consents or Authorizations are to be Solicited

         (a) (1) Date, Time and Place
                 Information                Introduction -- Date,
                                            Place and Time of
                                            Annual Meeting;
                                            Outside Front Cover
                                            Page; Summary

             (2) Revocability of Proxy      Introduction --
                                            Voting and Revocation
                                            of Proxies
             (3) Dissenters' Rights of
                 Appraisal                  Summary; Proposed
                                            Reorganization --
                                            Rights of Dissenting
                                            Shareholders

             (4)Persons Making the
                Solicitation                Introduction --
                                            Solicitation of
                                            Proxies

             (5)(i) Interest of Certain
                    Persons in Matters to
                    be Acted Upon           Not Applicable

               (ii) Voting Securities and
                    Principal Holders
                    Thereof                 Introduction;
                                            Principal Beneficial
                                            Owners of the Bank's
                                            Common Stock

             (6)  Vote Required for
                  Approval                  Summary; Proposed
                                            Reorganization --
                                            Plan of
                                            Reorganization,
                                            Conditions to the
                                            Consummation of the
                                            Plan of
                                            Reorganization

             (7)(i)Directors and
                   Executive Officers       Description of the
                                            Holding Company --

                                            Management;
                                            Description of the
                                            Bank -- Directors;
                                            Principal Officers of
                                            the Bank

               (ii) Executive Compensation  Description of the
                                            Holding Company --
                                            Remuneration;
                                            Description of the
                                            Bank -- Remuneration
                                            of Officers and
                                            Directors

               (iii)Certain Relationships
                    and Related
                    Transactions            Description of the
                                            Bank -- Certain
                                            Transactions


         (b) Incorporation by Reference
             from Latest Annual Report on
             Form 10-K                      Not Applicable

Item 19. Information if Proxies, Consents or Authorizations are not to be Solicited or in an Exchange Offer Not Applicable

                 FIRST NATIONAL COMMUNITY BANK
                    102 EAST DRINKER STREET
                    DUNMORE, PA 18512-2491
                        (717)346-7667

_________________________________________________________________

                                     April 22, 1997


TO OUR SHAREHOLDERS:

     The Board of Directors of First National Community Bank (the "Bank") cordially invites you to attend the Annual Meeting of Shareholders which will commence at 2:00 p.m., prevailing time on Wednesday, May 21, 1997, at the Main Office of the Bank, 102 East Drinker Street, Dunmore, Pennsylvania 18512-2491.

     The Notice of Annual Meeting and the Proxy Statement on the following pages address the formal business of the meeting. The formal business schedule includes a proposal to approve and adopt a Plan of Reorganization and a Plan of Merger, and the election of eleven Bank Directors to serve for a one year term.

     At the Annual Meeting of Shareholders, the Board of Directors recommends that you vote in favor of the proposal to approve and adopt a Plan of Reorganization and Plan of Merger which will have the effect of reorganizing the Bank into a bank holding company. The Board of Directors believes that the formation of a bank holding company at this time is an important and necessary part of the Bank's plans for the future.

     Under the proposed Plan of Reorganization, each share of Common Stock of the Bank presently held by you would be converted into one (1) share of Common Stock of First National Community Bancorp, Inc. (the "Holding Company"), a bank holding company whose only substantial asset would be all of the Common Stock of the Bank. If the Plan of Reorganization is approved and adopted, the Bank's shareholders (other than dissenting shareholders) will automatically become shareholders of the Holding Company. Since the Holding Company will own all of the outstanding shares of the Bank, your interest in the Bank at the time of the reorganization will remain essentially the same, except that it will be indirect rather than direct. The conversion of Common Stock of the Bank into Common Stock of the Holding Company will be tax free for federal income tax purposes.

     THE BOARD OF DIRECTORS BELIEVES THAT THE PLAN OF REORGANIZATION AND PLAN OF MERGER ARE IN THE BEST INTERESTS OF THE BANK AND ITS SHAREHOLDERS AND URGES YOU TO VOTE IN FAVOR OF THE PLAN OF REORGANIZATION AND PLAN OF MERGER. THE APPROVAL AND ADOPTION OF THE PLAN OF REORGANIZATION AND PLAN OF MERGER REQUIRES AN AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST TWO-THIRDS (2/3) OF THE OUTSTANDING SHARES OF THE BANK'S COMMON STOCK. IT IS, THEREFORE, EXTREMELY IMPORTANT FOR YOU TO SIGN, DATE AND RETURN YOUR ENCLOSED PROXY AS SOON AS POSSIBLE IN THE PRE-ADDRESSED AND STAMPED ENVELOPE SUPPLIED FOR YOUR CONVENIENCE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

     We urge you to carefully review the enclosed Proxy
Statement/Prospectus that describes the Plan of Reorganization and the Plan of Merger proposal in detail. Again, your Board of Directors strongly recommends that you vote FOR the proposal.

     On behalf of the Board of Directors, thank you for your cooperation and continued support.

                              Very truly yours,



                              /s/ J. David Lombardi
                              ---------------------
                              J. David Lombardi,
                              President and CEO

            ----------------------------------------
            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON MAY 21, 1997
            ----------------------------------------

TO THE SHAREHOLDERS OF FIRST NATIONAL COMMUNITY BANK:

    Notice is hereby given that the Annual Meeting of Shareholders of First National Community Bank (the "Bank") will be held at 2:00 p.m., prevailing time, on Wednesday, May 21, 1997, at the Main Office of First National Community Bank, 102 East Drinker Street, Dunmore, Pennsylvania 18512-2491, for the following purposes:

     1. To consider and act upon a proposal to approve and adopt the Plan of Reorganization and Plan of Merger dated as of March 12, 1997, providing, among other things, for the merger of the Bank and First National Community Interim Bank (the "Interim Bank"), a national banking association organized under the laws of the United States, a subsidiary of First National Community Bancorp, Inc. (the "Holding Company") and for the automatic conversion of each share of the Common Stock of the Bank into one
(1) share of the Common Stock of the Holding Company;

     2. To elect eleven (11) Bank Directors to serve for a one year term; and

     3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     You are urged to mark, sign, date and promptly return your Proxy in the enclosed envelope so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The prompt return of your signed Proxy, regardless of the number of shares you hold, will aid the Bank in reducing the expense of additional proxy solicitation. The giving of such Proxy does not affect your right to vote in person if you attend the meeting and give notice to the Cashier of the Bank.

     Only those shareholders of record at the close of business on February 28, 1997, will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

     A copy of the Bank's Annual Report for the fiscal year ended December 31, 1996, was mailed to Shareholders on or about March 21, 1997. Additional copies of the Bank's Annual Report for the 1995 fiscal year and 1994 fiscal year may be obtained at no cost by contacting William S. Lance, Senior Vice President, First National Community Bank, 102 East Drinker Street, Dunmore, Pennsylvania 18512-2491; telephone: (717) 346-7667.

     AN AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST TWO-THIRDS (2/3) OF THE OUTSTANDING SHARES IS REQUIRED FOR APPROVAL AND ADOPTION OF THE PLAN OF REORGANIZATION AND PLAN OF MERGER. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A SELF-ADDRESSED STAMPED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                            By Order of the Board of Directors,



                            /s/ J. David Lombardi
                            ---------------------------
                            J. David Lombardi,
                            President and CEO

April 22, 1997

PROXY STATEMENT/PROSPECTUS


               FIRST NATIONAL COMMUNITY BANCORP, INC.

                  1,090,424 Shares Common Stock
                       ($1.25 par value)

                   FIRST NATIONAL COMMUNITY BANK

                         PROXY STATEMENT

     First National Community Bancorp, Inc., a newly formed Pennsylvania business corporation (the "Holding Company"), proposes to issue 1,090,424 shares of its common stock to shareholders of First National Community Bank (the "Bank") in a reorganization whereby the Bank will become a wholly-owned subsidiary of the Holding Company, and shareholders of the Bank will become shareholders of the Holding Company.


     This Proxy Statement/Prospectus includes this cover page and a Proxy Statement of the Bank for use in connection with an Annual Meeting of Shareholders to be held on Wednesday, May 21, 1997. The proposed reorganization and related matters to be acted upon at the shareholders' meeting are described in this Proxy Statement/Prospectus.

     If the proposed reorganization is approved and adopted, and certain other conditions are met, each shareholder of the Bank will receive one (1) share of Holding Company common stock in exchange for one (1) share of common stock of the Bank held by shareholders as of February 28, 1997. See section entitled "PROPOSED REORGANIZATION - Conversion of Stock."

    The affirmative vote of the holders of at least two-thirds
(2/3) of the outstanding shares of the Bank is required under the
National Bank Act to approve and adopt the Plan of Reorganization and Plan of Merger.
               _________________________________

     This Proxy Statement/Prospectus does not cover resales of shares of Holding Company common stock upon consummation of the proposed reorganization, and no person is authorized to make use of the Proxy Statement/Prospectus in connection with any such resale.

     The principal executive office of the Holding Company is
located at 102 East Drinker Street, Dunmore, Pennsylvania
18512-2491.  The Holding Company's telephone number is (717)
346-7667.
               _________________________________

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), THE OFFICE OF THE COMPTROLLER OF THE CURRENCY (THE "OCC"), THE PENNSYLVANIA DEPARTMENT OF BANKING, THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM (THE "FEDERAL RESERVE BOARD"), THE PENNSYLVANIA SECURITIES COMMISSION OR ANY OTHER STATE SECURITIES COMMISSION. NONE OF THE AFOREMENTIONED HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THE COMMON STOCK IS NOT GUARANTEED BY THE BANK OR HOLDING COMPANY. THERE CAN BE NO ASSURANCE THAT THE TRADING PRICE OF THE COMMON STOCK OFFERED HEREBY WILL NOT DECREASE AT ANY TIME.
                  _________________________________

                       AVAILABLE INFORMATION

     The Holding Company has filed with the Securities and Exchange Commission in Washington, D.C. a Registration Statement under the Securities Act of 1933, as amended, for the registration of its common stock to be issued and exchanged in the proposed reorganization.

     The registration statement of which this Proxy Statement/Prospectus is a part is on file with the Securities and Exchange Commission in Washington, D.C. The registration statement, including the exhibits thereto, contains information in addition to that contained herein. The registration statement and exhibits may be examined during normal business hours at the Securities and Exchange Commission's public reference room located at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549 and also at the regional offices of the SEC located at 75 Park Place, 14th Floor, New York, New York 10007; Curtis Center, Independence Square West, 601 Walnut Street, Suite 1005E, Philadelphia, Pennsylvania 19106; and Northwestern Atrium Center, 500 West Madison Street, Suite 400, Chicago, Illinois 60661. Copies of such material may be obtained from the public reference section of the SEC at Judiciary Plaza 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC site is http://www.sec.gov.

     The Bank is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Act"), and, accordingly, does file reports, proxy statements and other information with the Office of the Comptroller of the Currency (the "OCC"). Documents filed with the OCC can be inspected and copied at the OCC, 250 E Street, Washington, D.C. 20219 and at the OCC's northeastern district office, 1114 Avenue of the Americas, Suite 3900, New

York, New York 10036. A copy of the Bank's Annual Report on Form 10-KSB including the financial statements and the schedules thereto, for the year ended December 31, 1996, may be obtained at no cost by contacting William S. Lance, Senior Vice President, First National Community Bank, 102 East Drinker Street, Dunmore, Pennsylvania 18512-2491.
                  __________________________

     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM WILLIAM S. LANCE, TREASURER, FIRST NATIONAL COMMUNITY BANCORP, INC., AND SENIOR VICE PRESIDENT OF FIRST NATIONAL COMMUNITY BANK, 102 EAST DRINKER STREET, DUNMORE, PENNSYLVANIA 18512; TELEPHONE (717) 346-7667.
IN ORDER TO ENSURE TIMELY DELIVERY OF SUCH DOCUMENTS, ANY REQUEST SHOULD BE MADE BY MAY 14, 1997.

 The date of this Proxy Statement/Prospectus is April 22, 1997.

                       TABLE OF CONTENTS

                                                        Page
                                                        ----

SUMMARY                                                  viii
  ANNUAL MEETING OF FIRST NATIONAL COMMUNITY BANK        viii
  PROPOSED REORGANIZATION                                  x

 INTRODUCTION                                             1
  Date, Place and Time of Annual Meeting                  1
  Purpose of the Annual Meeting                           1
  Record Date; Quorum; Voting Rights                      2
  Solicitation of Proxies                                 2
  Voting and Revocation of Proxies                        3

PRINCIPAL BENEFICIAL OWNERS OF THE BANK'S COMMON STOCK    3
  Principal Owners                                        3
  Beneficial Ownership by Officers and Directors          4

PROPOSED REORGANIZATION                                   5
  Plan of Reorganization and Plan of Merger               5
  Reasons for the Proposed Reorganization                 6
  Shareholder Approval                                    8
  Effective Date                                          8
  Effect of Reorganization on Bank's Business
   and Shareholders                                       8
  Conversion of Stock                                     9
  Exchange of Stock Certificates                          9
  Failure To Surrender Stock Certificates                 9
  Trading and Resale of Holding Company Common Stock      9
  Tax Consequences                                       10
  Rights of Dissenting Shareholders                      11
  Regulatory Approvals                                   12

DESCRIPTION OF THE HOLDING COMPANY                       13
  Organization                                           13
  Management                                             14
  Remuneration                                           14
  Indemnification for Securities Act Liabilities         14
  Supervision and Regulation of the Holding Company      15
  Permitted Activities                                   16
  Issuance of Additional Securities                      18

ELECTION OF DIRECTORS                                    19
 Information as to Nominees and Directors                19
 Board of Directors Interlocks and Insider Participation 21

EXECUTIVE COMPENSATION                                   21
 Summary Compensation Table                              22
 Profit Sharing Plan                                     22
 Employment Agreement                                    23
 Compensation of Directors                               24

DESCRIPTION OF THE BANK                                  25
 History and Business                                    25
 Competition                                             26
 Supervision and Regulation of the Bank                  26
 The Federal Reserve System                              27
 Monetary Policy                                         27
 Deposit Insurance                                       28
 Legislation                                             29
 Legal Proceedings                                       34
 Directors                                               34
 Principal Officers of the Bank                          35

CERTAIN TRANSACTIONS                                     36

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE  36

DESCRIPTION OF THE BANK'S COMMON STOCK                   36
 The Bank's Common Stock                                 36
 Comparative Market Prices                               38
 Capitalization                                          38

DESCRIPTION OF THE HOLDING COMPANY'S STOCK               40
 Common Stock                                            40
 Legal Opinion                                           40
 Anti-Takeover Provisions                                40

DIVIDENDS                                                46

COMPARISON OF SHAREHOLDER RIGHTS                         47

INDEPENDENT AUDITORS                                     50

FINANCIAL STATEMENTS                                     50

SHAREHOLDER PROPOSALS                                    51

OTHER MATTERS                                            51

EXHIBIT A     PLAN OF REORGANIZATION AMONG FIRST NATIONAL
              COMMUNITY BANK, FIRST NATIONAL COMMUNITY INTERIM
              BANK, AND FIRST NATIONAL COMMUNITY BANCORP, INC.

EXHIBIT B     PLAN OF MERGER BETWEEN FIRST NATIONAL COMMUNITY
              BANK AND FIRST NATIONAL COMMUNITY INTERIM BANK

EXHIBIT C     ARTICLES OF INCORPORATION OF FIRST NATIONAL
              COMMUNITY BANCORP, INC.

EXHIBIT D     BY-LAWS OF FIRST NATIONAL COMMUNITY BANCORP, INC.

EXHIBIT E     EXCERPTS FROM SECTION 215a OF THE NATIONAL BANK ACT
              CONCERNING DISSENTERS' RIGHTS

               This Page Intentionally Left Blank

                           SUMMARY

     The following summary of this Proxy Statement/Prospectus is provided for your convenience and is not intended to be complete.
This summary is qualified in its entirety by the detailed information set forth elsewhere in this Proxy
Statement/Prospectus including the exhibits hereto.

           ANNUAL MEETING OF FIRST NATIONAL COMMUNITY BANK

Date                                  May 21, 1997

Time and Place                        2:00 p.m., prevailing time,
                                      at the Main Office of First
                                      National Community Bank
                                      (the "Bank"), 102 East
                                      Drinker Street, Dunmore,
                                      Pennsylvania 18512-2491

Record Date                           February 28, 1997

Securities Entitled to Vote           Each share of First
                                      National Community Bank
                                      (the "Bank") common stock,
                                      par value One Dollar and
                                      Twenty-five Cents ($1.25)
                                      per share, issued and
                                      outstanding on the record
                                      date entitles its holders
                                      to one (1) vote with
                                      respect to all matters
                                      presented at the meeting
                                      for shareholder action,
                                      except with respect to the
                                      election of directors in
                                      which shareholders have
                                      cumulative voting rights.

Shares Outstanding on the Record
 Date                                 1,090,424 shares

Effects of Abstaining From
 Voting A Bank shareholder who abstains from voting does not perfect his or her dissenter's rights. See,
                                      "Rights of Dissenting
                                      Shareholders."  A
                                      shareholder who abstains
                                      from voting is not included
                                      in the affirmative vote
                                      necessary to approve and
                                      adopt the Plan
                                       of Reorganization and Plan
                                      of Merger. A Bank
                                      Shareholder who abstains
                                      from voting,
                                      automatically
                                      without any action on his
                                      or her part, will receive
                                      one(1) share of Holding
                                      Company common stock, par
                                      value One Dollar and
                                      Twenty-five Cents($1.25)
                                      per share in exchange for
                                      one (1) share of common
                                      stock of the Bank par value
                                      One Dollar and Twenty-five
                                      Cents ($1.25)per share
                                      held  on  the Effective
                                      Date if at least
                                      two-thirds (2/3) of the
                                      outstanding shares of Bank
                                      common stock vote in favor
                                      of the Plan of
                                      Reorganization and Plan of
                                      Merger.  See section
                                      entitled "PROPOSED
                                      REORGANIZATION - Conversion
                                      of Stock."

Matters to be Considered              (1) A proposal to approve
                                      and adopt the Plan of
                                      Reorganization among the
                                      Bank, First National
                                      Community Interim Bank (the
                                      "Interim Bank") and First
                                      National Community Bancorp,
                                      Inc., a Pennsylvania
                                      business corporation (the
                                      "Holding Company"), and to
                                      approve and adopt the Plan
                                      of Merger between the Bank
                                      and Interim Bank whereby
                                      the shareholders of the
                                      Bank will become
                                      shareholders of the Holding
                                      Company, and the Bank will
                                      become a wholly-owned
                                      subsidiary of the Holding
                                      Company; (2) The election
                                      of eleven (11) Bank
                                      Directors to serve for a
                                      one year term; and (3) To
                                      act on such other matters
                                      as may properly come before
                                      the Annual Meeting and any
                                      adjournment or postponement
                                      thereof.



                      PROPOSED REORGANIZATION


Conditions to the Consummation
of the Plan of Reorganization
and Plan of Merger                    The affirmative vote of the
                                      holders of at least two-
                                      thirds (2/3) of the
                                      outstanding shares of the
                                      Bank's common stock is
                                      required to approve and
                                      adopt the Plan of
                                      Reorganization and Plan of
                                      Merger.  In addition, the
                                      Plan  of Reorganization and

                                      Plan of Merger require the
                                      approval of the Office of
                                      the Comptroller of the
                                      Currency ("OCC").  On
                                      February 4, 1997, the
                                      organizers of the Interim
                                      Bank filed an application
                                      with the OCC for approval
                                      to charter the Interim Bank
                                      and to merge the Bank with
                                      and into the Interim Bank.
                                      The Charter Application of
                                      the Interim Bank was
                                      preliminarily approved by
                                      the OCC on February 10,
                                      1997.  The merger of the
                                      Bank with and into the
                                      Interim Bank was
                                      conditionally approved by
                                       the OCC on March 18, 1997.
                                      Any approval granted by the
                                      OCC reflects only the OCC's
                                      view that the transaction
                                      does not contravene the
                                      competitive standards of
                                      the law and is consistent
                                      with regulatory concerns
                                      relating to bank management
                                      and to the safety and
                                      soundness of the subject
                                      banking organizations.
                                      Such approval is not to be
                                      interpreted as an opinion
                                      by the OCC that the
                                      reorganization is favorable
                                      to the stockholders from a
                                      financial point of view or
                                      that the OCC has considered
                                      the adequacy of the terms
                                      of the exchange.  THE OCC'S
                                      APPROVAL IS NOT AN
                                      ENDORSEMENT OR
                                      RECOMMENDATION OF THE
                                      REORGANIZATION AND MERGER.
                                      The application of the
                                      Holding Company to become a
                                      bank holding company
                                      requires the approval of
                                      the Board of Governors of
                                      the Federal Reserve System
                                      (the "Federal Reserve
                                      Board").  On
                                      March 24,1997, an
                                      application was filed by
                                      the Holding Company with
                                      the Federal Reserve Board
                                      for approval to become a
                                      bank holding company.  See
                                      sections entitled "PROPOSED
                                      REORGANIZATION -
                                      Shareholder Approval" and
                                      "PROPOSED REORGANIZATION -
                                      Regulatory Approvals."

Conversion of Stock                   Upon the consummation of
                                      the Plan of Reorganization
                                      and Plan of Merger, all
                                      shareholders of the Bank,
                                      except those who exercise
                                      dissenting shareholders'
                                      rights, will become
                                      shareholders of the Holding
                                      Company and will own one
                                      (1) share of the Holding
                                      Company's common stock for
                                      each share of common stock
                                      of the Bank as he or she
                                      theretofore owned.  Each
                                      outstanding share of the
                                      Bank's common stock, par
                                      value One Dollar and
                                      Twenty-five Cents ($1.25)
                                      per share, will be
                                      converted into and become
                                      one  (1) share of common
                                      stock, par value One Dollar
                                      and Twenty-five Cents
                                      ($1.25) per share, of the
                                      Holding Company.  See
                                      section entitled "PROPOSED
                                      REORGANIZATION - Conversion
                                      of Stock."

Exchange of Stock
 Certificates                         Shareholders of the Bank
                                      may, at the option of the
                                      Holding Company, be
                                      required to exchange their
                                      present stock certificates
                                      (bearing the name "First
                                      National Community Bank")
                                      for new stock certificates
                                      (bearing the name "First
                                      National Community Bancorp,
                                      Inc.").  In the event that
                                      the Board of Directors
                                      requires shareholders to
                                      exchange their Bank stock
                                      certificates for Holding
                                      Company stock certificates,
                                      the Board of Directors has
                                      reserved the right to
                                      withhold any dividends from
                                      those shareholders who do
                                      not exchange their
                                      certificates within a
                                      reasonable period of time
                                      after notification of the
                                      exchange.  See section
                                      entitled "PROPOSED
                                      REORGANIZATION - Exchange
                                      of Stock Certificates."


Failure to Surrender
 Stock Certificates                   Shareholders of the Bank
                                      must surrender their stock
                                      certificates within two (2)
                                      years of the date of
                                      notification to do so.  In
                                      the event that any stock
                                      certificates are not
                                      surrendered
                                      for exchange
                                      within such two (2) year
                                      period, shares represented
                                      by appropriate certificates
                                      of the Holding Company that
                                      would otherwise have been
                                      delivered in such exchange,
                                      may be sold at the option
                                      of the Holding Company.  If
                                      sold, the net proceeds of
                                      the sale shall be held for
                                      those shareholders of the
                                      unsurrendered certificates
                                      to be paid to them upon
                                      surrender of their
                                      outstanding certificates.
                                      FROM AND AFTER SUCH SALE,
                                      THE SOLE RIGHT OF THE
                                      HOLDERS OF THE
                                      UNSURRENDERED OUTSTANDING
                                      CERTIFICATES SHALL BE THE
                                      RIGHT TO COLLECT THE NET
                                      SALES PROCEEDS HELD FOR
                                      THEIR ACCOUNT.  See section
                                      entitled "PROPOSED
                                      REORGANIZATION - Failure to
                                      Surrender Stock
                                      Certificates."

Amendment                             The Board of Directors of
                                      the Bank, the Holding
                                      Company and the Interim
                                      Bank may amend the Plan of
                                      Reorganization and Plan of
                                      Merger by mutual consent
                                      either before or after
                                      approval by the Bank's
                                      shareholders.  However, no
                                      amendments can be made to
                                      the provisions relating to
                                      the conversion of shares of
                                      the Bank into shares of the
                                      Holding Company without
                                      proper shareholder
                                      approval.  See section
                                      entitled "PROPOSED
                                      REORGANIZATION - Plan of
                                      Reorganization and Plan of
                                      Merger."

Termination                           The Plan of Reorganization
                                      and Plan of Merger may be
                                      terminated by the mutual
                                      consent of the Boards of
                                      Directors of the Bank, the
                                      Interim Bank and the
                                      Holding Company, even
                                      after the approval of such
                                      plans by the Bank's
                                      shareholders.  The Bank's
                                      Board of Directors may
                                      terminate the Plan of
                                      Reorganization at any time
                                      before it is consummated if
                                      the Board of Directors
                                      believes the reorganization
                                      would be inadvisable for
                                      any other proper reason.
                                      See
                              xii
                                      section entitled
                                      "PROPOSED REORGANIZATION -
                                      Plan of Reorganization and
                                      Plan of Merger."

"Anti-Takeover" Provisions            The Articles of
                                      Incorporation and By-laws
                                      of the Holding Company
                                      establish or contain
                                      certain provisions that may
                                      be deemed to be "anti-
                                      takeover" in nature.  The
                                      Articles of Incorporation
                                      and the By-laws of the
                                      Holding Company were
                                      effective as of the date
                                      the Articles of
                                      Incorporation were filed
                                      with the Pennsylvania
                                      Department of State,
                                      Corporation Bureau and the
                                      date that the By-laws were
                                      approved by the Holding
                                      Company's Board of
                                      Directors.  These
                                      provisions of the Articles
                                      of Incorporation and By-
                                      laws will apply to all
                                      shareholders of the Holding
                                      Company on the Effective
                                      Date of the Holding Company
                                      formation, the date on
                                      which the Plan of
                                      Reorganization and Plan of
                                      Merger are consummated.
                                      The anti-takeover
                                      provisions are as follows:
                                      (1) the authorization of
                                      five million (5,000,000)
                                      shares of common stock, all
                                      of which may be issued
                                      without shareholder
                                      approval; (2) the
                                      elimination of cumulative
                                      voting in the election of
                                      directors; (3)
                                      three (3) year staggered
                                      terms of office for
                                      directors; (4) the
                                      requirement that holders of
                                      at least seventy-five
                                      percent(75%)of the
                                      outstanding shares of the
                                      Holding Company's common
                                      stock approve any merger,
                                      consolidation, liquidation
                                      or dissolution of the
                                      Holding Company or
                                      the sale of all or
                                      substantially all of its
                                      assets, unless a majority
                                      of Directors has approved
                                      the transaction, then the
                                      transaction must be
                                      approved by only fifty-
                                      one percent(51%) of the
                                      holders of outstanding
                                      shares of the Holding
                                      Company's common stock; (5)
                                      the requirement that
                                      holders of at least
                                      seventy-five percent (75%)
                                      of the outstanding shares
                                      of the Holding Company's
                                      common stock approve any
                                      change in the By-laws or
                                      change any amendment to the
                                      By-laws, or by a majority
                                      vote of the members of the
                                      Board of Directors subject
                                      to the power of the
                                      shareholders to change such
                                      action of the Board of
                                      Directors by the
                                      affirmative vote of the
                                      holders of seventy-five
                                      percent (75%) of the
                                      outstanding shares of
                                      common stock; (6) the
                                      authorization for the Board
                                      of Directors to oppose a
                                      tender offer on the basis
                                      of factors other than
                                      economic benefit to
                                      shareholders;(7) the
                                      requirement that a special
                                      meeting of shareholders may
                                      only be called by a
                                      majority of the Board of
                                      Directors, the Chairman,
                                      the President, or the
                                      Executive Committee of the
                                      Holding Company. In
                                      addition, as a registered
                                      Corporation under
                                      Pennsylvania Law, the
                                      Holding Company will be
                                      subject to certain anti-
                                      takeover provisions
                                      provided by the
                                      Pennsylvania Business
                                      Corporation Law of 1988, as
                                      amended. THEREFORE, A VOTE
                                      IN FAVOR OF THE PLAN OF
                                      REORGANIZATION AND PLAN OF
                                      MERGER IS A VOTE IN FAVOR
                                      OF THESE ANTI-TAKEOVER
                                      PROVISIONS.  See section
                                      entitled "DESCRIPTION OF
                                      THE HOLDING COMPANY'S STOCK
                                      - Anti-Takeover
                                      Provisions."


Rights of Dissenting
 Shareholders                         Shareholders of the Bank
                                      who: (1) vote against the
                                      Plan of Reorganization and
                                      Plan of Merger at the
                                      Annual Meeting or give
                                      notice in writing to the
                                      Bank prior to or at the
                                      Annual Meeting that they
                                      dissent from the Plan of
                                      Reorganization and Plan of
                                      Merger; and (2) comply with
                                      the procedures described in
                                      the section entitled
                                      "PROPOSED REORGANIZATION -
                                      Rights of Dissenting
                                      Shareholders" will be
                                      entitled to receive
                                      cash for the fair value of
                                      their shares.  Merely
                                      voting against the Plan of
                                      Reorganization and Plan of
                                      Merger at the Annual
                                      Meeting will not perfect a
                                      shareholder's dissenters'
                                      rights. Shareholders are
                                      urged to review carefully
                                      the section of
                                      this Proxy
                                      Statement/Prospectus
                                      entitled "PROPOSED
                                      REORGANIZATION - Rights of
                                      Dissenting Shareholders"
                                      and the statutory excerpts
                                      concerning dissenters'
                                      rights attached to this
                                      Proxy Statement/Prospectus
                                      as Exhibit E.  FAILURE TO
                                      FOLLOW THE PROCEDURES SET
                                      FORTH IN 12 U.S.C. SECTION
                                      215a, REGARDING DISSENTERS'
                                      RIGHTS WILL CONSTITUTE A
                                      WAIVER OF APPRAISAL RIGHTS.

Tax Consequences                      Under the current
                                      provisions of the Internal
                                      Revenue Code of 1986, as
                                      amended (the "Code"), no
                                      gain or loss is expected to
                                      be recognized for federal
                                      income tax purposes by the
                                      shareholders of the Bank by
                                      reason of the conversion of
                                      their common stock of the
                                      Bank into common stock of
                                      the Holding Company in
                                      connection with the
                                      consummation of the Plan of
                                      Reorganization and Plan of
                                      Merger.  See section
                                      entitled "PROPOSED
                                      REORGANIZATION - Rights of
                                      Dissenting Shareholders."

                This Page Intentionally Left Blank.

               FIRST NATIONAL COMMUNITY BANCORP, INC.

                               AND

                   FIRST NATIONAL COMMUNITY BANK

                     PROXY STATEMENT/PROSPECTUS

                            INTRODUCTION

     This Proxy Statement which also constitutes a Prospectus (the "Proxy Statement/Prospectus") is being furnished for the solicitation by the Board of Directors of First National Community Bank (the "Bank"), a national banking association organized under the laws of the United States of America, of proxies to be voted at the Annual Meeting of Shareholders of the Bank to be held at the Main Office of the Bank, 102 East Drinker Street, Dunmore, Pennsylvania 18512-2491 on Wednesday, May 21, 1997, at 2:00 p.m., prevailing time, and at any adjournment or postponement of the Annual Meeting. This Proxy Statement/Prospectus also constitutes a prospectus of First National Community Bancorp, Inc. (the "Holding Company") in offering its shares of common stock to the Bank's shareholders in accordance with the Plan of Reorganization and Plan of Merger. The principal executive offices of the Bank and the Holding Company are located at 102 East Drinker Street, Dunmore, Pennsylvania 18512-2491. The telephone number for the Bank and the Holding Company is (717) 346-7667. All inquiries should be directed to William S. Lance, Senior Vice President. This Proxy Statement/Prospectus and the enclosed form of proxy (the "Proxy") are first being sent to shareholders of the Bank on or about April 22, 1997.

Date, Place and Time of Annual Meeting

     The Annual Meeting of Shareholders of First National
Community Bank will be held on Wednesday, May 21, 1997, at the Main Office of the Bank, 102 East Drinker Street, Dunmore,
Pennsylvania 18512-2491, at 2:00 p.m. prevailing time.

Purpose of the Annual Meeting

    At the Annual Meeting, shareholders of the Bank will be requested: (1) to consider and act upon a proposal to approve and adopt the Plan of Reorganization and Plan of Merger dated as of March 12, 1997, providing, among other things, for the merger of the Bank and First National Community Interim Bank (the "Interim Bank"), a national banking association organized under the laws of the United States of America and a subsidiary of First National Community Bancorp, Inc. (the "Holding Company"), and for the automatic conversion of each share of common stock of the Bank into one (1) share of common stock of the Holding Company;
(2) to elect eleven Bank Directors to serve for a one year term and until their successors are duly elected and qualified; and (3) to transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Record Date; Quorum; Voting Rights

     The Board of Directors of the Bank has fixed the close of business on February 28, 1997, as the record date for the determination of shareholders of the Bank entitled to notice of and to vote at the Annual Meeting (the "Record Date"). On the Record Date, the Bank had outstanding 1,090,424 shares of common stock, par value One Dollar and Twenty-five Cents ($1.25) per share, the only authorized class of stock, (the "Common Stock") which was held by approximately Eight Hundred Eighty-four (884) shareholders.

     Under Pennsylvania law and the By-laws of the Bank, the presence of a quorum, in person or by proxy, is required for each matter to be acted upon at the Annual Meeting. The presence of a quorum, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast, shall constitute a quorum for the transaction of business at the Annual Meeting. Votes withheld and abstentions will be counted in determining the presence of a quorum for the particular matter. Broker non-votes will not be counted in determining the presence of a quorum for the particular matter as to which the broker withheld authority.

     Assuming the presence of a quorum, the affirmative vote of at least two-thirds (2/3) of the outstanding shares of Common Stock is required to approve and adopt the Plan of Reorganization and Plan of Merger. Abstentions and broker non-votes are not votes cast and therefore do not count either for or against such approval and adoption. Although abstentions and broker non-votes are not votes cast, and therefore do not count either for or against such approval and adoption, abstentions and broker non-votes have the practical effect of reducing the number of affirmative votes received for each such matter.

     Cumulative voting rights exist with respect to the election of directors, which means that each shareholder has the right, in person or by proxy, to multiply the number of votes to which he is entitled by the number of directors to be elected, and to cast the whole number of such votes for one candidate or to distribute them among two or more candidates.

     On all other matters to come before the Annual Meeting, including the proposal to approve and adopt the Plan of Reorganization and Plan of Merger, each share of Common Stock is entitled to one (1) vote.

Solicitation of Proxies

     This Proxy Statement/Prospectus and the enclosed form of Proxy are first being sent to shareholders of the Bank on or about April 22, 1997.

     The cost of preparing, assembling, printing, mailing and soliciting proxies, and any additional material that the Bank may furnish shareholders in connection with the Annual Meeting, will be borne by the Bank. In addition to solicitation by mail, directors, officers and employees of the Bank may solicit Proxies from the shareholders of the Bank personally or by telephone, telegram or telecopier. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of the Common Stock held of record by these persons, and, upon request therefor, the Bank will reimburse them for their reasonable forwarding expenses.

Voting and Revocation of Proxies

     Shares represented by Proxies properly signed, executed and returned, unless subsequently revoked, will be voted at the Annual Meeting in accordance with the instructions made thereon by the shareholders. If a Proxy is signed, executed and returned without indicating any voting instructions, the shares represented by the Proxy will be voted FOR the approval and adoption of the Plan of Reorganization and Plan of Merger. Execution and return of the enclosed Proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person, after giving notice to Robert J. Mancuso, Cashier of the Bank.

     A shareholder of the Bank who returns a Proxy may revoke the Proxy prior to the time it is voted: (1) by giving written notice of revocation to Robert J. Mancuso, Cashier of First National Community Bank, 102 East Drinker Street, Dunmore, Pennsylvania 18512-2491; (2) by executing a later-dated proxy and giving written notice thereof to the Cashier of the Bank; or (3) by voting in person after giving written notice to the Cashier of the Bank. Attendance by a shareholder at the Annual Meeting will not itself be deemed or constitute a revocation of the Proxy.


      PRINCIPAL BENEFICIAL OWNERS OF THE BANK'S COMMON STOCK

Principal Owners


     The following table sets forth, as of February 28, 1997, the name and address of each person who owns of record or who is known by the Board of Directors to be the beneficial owner of more than five percent (5%) of the Bank's outstanding Common Stock, the number of shares beneficially owned by such person and the percentage of the Bank's outstanding Common Stock so owned. The footnote to the following table is set forth below under the section entitled "Beneficial Ownership by Officers and Directors."

                                                Percent of
                                                Outstanding
                                                Common Stock
                      Shares Beneficially      Beneficially
Name and Address           Owned <F1>              Owned
----------------      -------------------      --------------

Louis A. DeNaples
400 Mill Street
Dunmore, PA 18512          71,261                  6.54%

Dominick L. DeNaples
400 Mill Street
Dunmore, PA 18512          69,397                  6.36%


Beneficial Ownership by Officers and Directors

     The following table sets forth as of February 28, 1997, the amount and percentage of the Common Stock of the Bank beneficially owned by each director and all officers and directors of the Bank as a group. This information has been furnished by the reporting persons.




Name of Individual       Amount and Nature of        Percent of
or Identity of Group    Beneficial Ownership<F1>     Class <F9>
--------------------    ------------------------     ----------


Angelo F. Bistocchi           17,783<F3>              1.63%
Michael G. Cestone             4,539                   .42%
Michael J. Cestone, Jr.       16,543<F4>              1.52%
Dominick L. DeNaples          69,397                  6.36%
Louis A. DeNaples             71,261<F5>              6.54%
Joseph J. Gentile             52,220<F6>              4.79%
Martin F. Gibbons              9,343                   .86%
Joseph O. Haggerty             1,760                   .16%
J. David Lombardi             10,173<F7>               .93%
George N. Juba                 6,657                   .61%
John R. Thomas                17,775<F8>              1.63%

All Officers and Directors   285,550                 26.19%
as a Group (17 persons)

_______________________


<F1> The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the regulations of the OCC and the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within sixty
(60) days after February 28, 1997. Beneficial ownership may be disclaimed as to certain of the securities.

<F2> Unless otherwise indicated, all shares are legally owned by the reporting person individually or jointly with his spouse.

<F3> Includes 880 shares held jointly with a friend.

                              4


<F4> Includes 3,678 shares held individually by his spouse.

<F5> Includes 1,038 shares held individually by his spouse.

<F6> Includes 10,458 shares held individually by his spouse.

<F7> Includes 66 shares held by his spouse as custodian for his children.

<F8> Includes 2,455 shares held individually by his spouse.

<F9> Upon consummation of the Plan of Reorganization and Plan of
Merger, the percentage of present ownership of the named individuals or all officers and directors as a group shall remain unchanged.


                  PROPOSED REORGANIZATION

Plan of Reorganization and Plan of Merger

     Under the terms of the Plan of Reorganization and Plan of Merger, the Bank will merge with, into and under the Charter of the Interim Bank, a subsidiary of the Holding Company, and each outstanding share of the Bank's Common Stock (other than shares as to which dissenters' rights have been perfected) will be converted into the right to receive one (1) share of the Holding Company's Common Stock (the "Merger").

     The Interim Bank is a national banking association, organized under the National Bank Act for the sole purpose of merging with the Bank to effect the proposed reorganization. The
Interim Bank will conduct no banking business prior to the Merger. After the Merger, the surviving bank will conduct business under the name "First National Community Bank."

     If the Plan of Reorganization is consummated, the Bank will become a wholly-owned subsidiary of the Holding Company, and the shareholders of the Bank will become shareholders of the Holding
Company. The Bank will continue its banking business substantially unchanged, under the same management.


     On March 12, 1997, the Boards of Directors of the Bank, the Interim Bank and the Holding Company unanimously approved the Plan of Reorganization and Plan of Merger. The Plan of Reorganization and Plan of Merger may be amended by mutual consent either before or after approval and adoption by the Bank's shareholders except for provisions relating to the conversion of shares of Common Stock of the Bank into shares of common stock of the Holding Company.

     THE PLAN OF REORGANIZATION AND PLAN OF MERGER MUST BE
APPROVED AND ADOPTED BY THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT
LEAST TWO-THIRDS (2/3) OF THE OUTSTANDING SHARES OF THE BANK'S
COMMON STOCK.

     Consummation of the Plan of Reorganization and Plan of Merger is also subject to the consent and approval of the appropriate governmental authorities, including approval by the Federal Reserve Board and by the OCC. The Holding Company is required to register with the Federal Reserve Board as a bank holding company under the Bank Holding Company Act of 1956, as amended. An application for such registration was filed with the Federal Reserve Board on March 24, 1997. An application was also filed on February 4, 1997, with the OCC requesting approval of the Merger. Such approval was conditionally granted on March 18, 1997.

     The Plan of Reorganization and Plan of Merger may be terminated by the mutual consent of the Boards of Directors of the Bank, the Interim Bank and the Holding Company even after they are approved by the Bank's shareholders. The Board of Directors, however, may not amend any provisions relating to the conversion of shares of the Bank into shares of the Holding Company without shareholder approval. The Board of Directors of the Bank may also terminate the Plan of Reorganization and Plan of Merger at any time before the consummation of the Merger, if the Board of Directors believes that the reorganization would be inadvisable for any reason.

     As required by generally accepted accounting principles, the Merger may be accounted for as a pooling of interests.

     For additional information, see the Plan of Reorganization and Plan of Merger, attached as Exhibits A and B, respectively, and incorporated by reference herein.

Reasons for the Proposed Reorganization

     In the opinion of the Board of Directors of the Bank, the formation of a bank holding company of which the Bank would operate as a wholly-owned subsidiary, will provide greater flexibility in financing, in engaging in non-banking activities, in protecting against an unfriendly takeover, and in responding to changes in Pennsylvania law that provide for expanded branching and multi-bank holding companies.

     Flexibility in Financing. Flexibility in financing by the Holding Company is provided by the authorized capitalization of the Holding Company, whose Articles of Incorporation authorize five million (5,000,000) shares of Common Stock. If the Plan of Reorganization is approved, approximately 1,090,424 shares of Common Stock will be issued in connection with the consummation of the Plan of Reorganization, leaving approximately 3,909,576 authorized but unissued shares of Common Stock. The authorized but unissued shares of Common Stock would be available for issuance from time to time by action of the Board of Directors to raise additional capital, for acquisitions, or for other corporate purposes without further action by the shareholders of the Holding Company unless otherwise required by law. Such issuance could result in a dilution of voting rights and book value per share as to the Common Stock of the Holding Company. There are no present plans, arrangements or commitments for the issuance of any such shares. Flexibility would also be provided by the ability to incur indebtedness at the Holding Company level and to contribute the proceeds to the Bank as equity capital.

     Non-Banking Activities. Under the Bank Holding Company Act of 1956, as amended, with the prior approval of the Federal Reserve Board, the Holding Company may organize or acquire other financially oriented businesses without shareholder approval. The Holding Company has no present plans for any such activity. Subsidiaries of the Holding Company not engaged in banking, but rather in activities related to banking, are not subject to geographic restrictions. See section entitled, "Description of the Holding Company - Permitted Activities".

     Protection Against an Unfriendly Takeover. See section entitled, "Description of the Holding Company's Stock -
Anti-Takeover Provisions".

     Interstate Banking and Branching. Under the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Banking and Branching Act"), bank holding companies, pursuant to an amendment to the Bank Holding Company Act, can acquire a bank located in any state, as long as the acquisition does not result in the bank holding company controlling more than ten percent (10%) of the deposits in the United States, or thirty percent (30%) of deposits in the target bank's state. The legislation permits states to waive the concentration limitations and require that the target institution be in existence for up to five (5) years before it can be acquired by an out-of-state bank or bank holding company. Interstate branching and merging of existing banks is permitted after three (3) years from the enactment of the Interstate Banking and Branching Act, if the bank is adequately capitalized and demonstrates good management. Branch merging will be permitted earlier if a state undertakes to enact a law which allows it and states may also enact a law to permit banks to branch de novo. The Interstate Banking and Branching Act also amends the International Banking Act to allow a foreign bank to establish and operate a federal branch or agency upon approval of the appropriate federal and state banking regulator.

     Section 1602 of the Pennsylvania Banking Code of 1965 has been amended to allow interstate mergers upon compliance with applicable requirements. Section 907 of the Pennsylvania Banking Code has been amended to allow Pennsylvania state banks to maintain branches in any other state, the District of Columbia, or a territory or possession of the United States with prior regulatory approval. Section 30 of the National Bank Act allows national banks to engage in interstate banking to the extent permissible for state banks within the subject state.

Shareholder Approval

     An affirmative vote of two-thirds (2/3) of the issued and outstanding shares of Common Stock of the Bank is necessary to approve and adopt the Plan of Reorganization and Plan of Merger.

Effective Date

     The reorganization and the merger of the Bank with, into and under the Charter of the Interim Bank shall be effective at the time and on the date specified on the certificate to be issued by the OCC. Presently, the Bank plans to request that the OCC issue a certificate no later than July 1, 1997 (the "Effective Date"). The OCC will not issue a certificate until it approves the proposed merger of the Bank with, into and under the Charter of the Interim Bank. The final approval will not be considered and given until the Holding Company and the Bank give notice to the OCC that holders of at least two-thirds of the issued and outstanding shares of Common Stock of the Bank have approved and adopted the Plan of Reorganization and Plan of Merger.

     The approval of the OCC reflects only the OCC's view that the transaction does not contravene the competitive standards of the law and is consistent with regulatory concerns relating to bank management and to the safety and soundness of the subject banking organizations. Such approval is not to be interpreted as an opinion by the OCC that the reorganization is favorable to the stockholders from a financial point of view or that the OCC has considered the adequacy of the terms of the exchange. THE OCC'S APPROVAL IS NOT AN ENDORSEMENT OR RECOMMENDATION OF THE REORGANIZATION AND MERGER.

Effect of Reorganization on Bank's Business and Shareholders.

     The Interim Bank is a national banking association, organized by the Holding Company under the National Bank Act, for the sole purpose of effecting the reorganization and holding company formation. The Interim Bank is a subsidiary of the Holding Company. The Interim Bank will conduct no banking business prior to the proposed merger. On the Effective Date, the Bank will merge with, into and under the Charter of the Interim Bank. The Interim Bank will survive under the name "First National Community Bank".

     On the Effective Date, shareholders of the Bank will cease to have any rights as shareholders of the Bank and their rights will relate solely to the shares of the Holding Company Common Stock, or, if demanded in accordance with Section 215a of the National Bank Act, they will have the right to receive cash in the amount of the appraised value of their shares of Bank Common Stock. See "Rights of Dissenting Shareholders" and Exhibit E, excerpts from Section 215a of the National Bank Act, relating to Dissenters' Rights.

Conversion of Stock

     On the Effective Date, shareholders of the Bank who do not perfect dissenters' rights will become shareholders of the Holding Company by reason of the merger of the Bank with, into and under the Charter of the Interim Bank. They will own the same number of shares of the Holding Company's Common Stock as they previously owned of the Bank's Common Stock. Each outstanding share of the Bank's Common Stock, par value One Dollar and Twenty-five Cents ($1.25) per share, will automatically be converted into and become the right to receive one (1)share of Common Stock, par value One Dollar and Twenty-five Cents ($1.25) per share, of the Holding Company.

Exchange of Stock Certificates

     The outstanding stock certificates that represent one (1) share of the Bank's Common Stock will be deemed automatically to represent one (1) share of the Holding Company's Common Stock. The shareholders of the Holding Company may be required, at the option of the Holding Company, to exchange their present stock certificates (bearing the name "First National Community Bank") for new stock certificates (bearing the name "First National Community Bancorp, Inc."). In the event that the shareholders are required to exchange their present stock certificates of the Bank for stock certificates of the Holding Company, the Board of Directors has reserved the right to withhold any dividends from those shareholders who do not exchange their present stock certificates for new stock certificates within a reasonable period of time after being advised by the Board of Directors of such exchange of share certificates.

Failure To Surrender Stock Certificates

     In addition to the right of the Board of Directors of the Holding Company to withhold dividends from those shareholders who do not exchange their present stock certificates within a reasonable period of time, shareholders may be required, at the option of the Holding Company, to surrender their stock certificates within two (2) years of the date of notification to do so. In the event that any stock certificates are not surrendered for exchange within such two (2) year period, the shares represented by appropriate certificates of the Holding Company that would otherwise have been delivered in exchange for the unsurrendered certificates, may be sold at the option of the Holding Company. The net proceeds of the sale shall be held for the shareholders of the unsurrendered certificates and will be paid to them upon surrender of their outstanding certificates. FROM AND AFTER SUCH SALE, THE SOLE RIGHT OF THE HOLDERS OF THE UNSURRENDERED OUTSTANDING CERTIFICATES SHALL BE THE RIGHT TO COLLECT THE NET SALES PROCEEDS HELD FOR THEIR ACCOUNT.

Trading and Resale of Holding Company Common Stock

     There is no regular trading market for the Bank's Common
Stock, although shares are sold from time to time in private transactions. It is not expected that Holding Company Common

Stock will be traded on a more established basis following the Merger. Currently there are no plans to list shares of Holding
Company Common Stock on any stock exchange, although such action may be taken in the future.

    The shares of Holding Company Common Stock to be received in connection with the Merger will not require registration under the Securities Act of 1933, as amended (the "Securities Act"), for their subsequent transfer, except that shares of the Holding Company Common Stock to be received by persons who are deemed to be "affiliates" of the Bank (directors, certain officers and shareholders owning five percent (5%) or more of the outstanding shares of Common Stock), within the meaning of Rule 145 under the Securities Act, may be resold by affiliates without further registration only in transactions permitted under certain sections of Rule 144 under the Securities Act or pursuant to other exemptions under the Securities Act. Rule 144, among other things, will operate generally to limit the number of shares of Holding Company Common Stock that may be sold in any three-month period by any one affiliate not acting in concert with others to one percent (1%) of the outstanding shares of the Holding Company Common Stock. This limitation will cease at the end of two (2) years following the Effective Date as to former affiliates of the Bank who are not affiliates of the Holding Company. Most affiliates of the Bank, however, will at least initially also be affiliates of the Holding Company and thus may only sell shares of Holding Company Common Stock in transactions permitted under Rule 144 or otherwise in compliance with the Securities Act.

Tax Consequences

     Under the current provisions of the Internal Revenue Code of 1986, as amended (the "Code") it is anticipated that: (1) no gain or loss will be recognized by the Bank, the Holding Company or the Interim Bank by reason of the reorganization; (2) no gain or loss will be recognized by the Bank's shareholders upon the exchange of the Bank's Common Stock solely for the Holding Company's Common Stock pursuant to the reorganization, except for any shareholder of the Bank who receives payment in cash as a dissenting shareholder; (3) the tax basis of the Holding Company's Common Stock to be owned by each of the Bank's shareholders will be the same as the tax basis of the Bank's Common Stock theretofore owned by such shareholder; (4) the holding period of the Holding Company's Common Stock into which the Bank's Common Stock has been converted will include the holding period of the Bank's Common Stock, provided that the Common Stock of the Bank was held as a capital asset on the date of the conversion; (5) the Interim Bank will carry-over and take into account all accounting items of the Bank such as earnings and profits, method of accounting, inventories, etc.; and (6) any distribution by the Interim Bank to the Holding Company for the repayment of the loan to charter the Interim Bank will be disregarded as having any tax consequence.

     In general, cash received by dissenting shareholders of the Bank will be treated as amounts distributed in redemption of their Bank Common Stock and will be taxable under Section 302(a) of the Code, that is as a capital gain or loss, if the shares are held as a capital asset and as ordinary income otherwise. It is possible, however, that the provisions of Section 302(a) will not apply to a particular dissenting shareholder due to Code rules that require that certain shareholders be treated as owning shares actually owned by other individuals and entities (i.e., certain individuals related to the shareholder and certain partnerships, estates, trusts and corporations in which the shareholder has an interest); if so, the amounts paid to the dissenting shareholder may be taxable as dividends because they would be treated as distributions to which Code Section 301 applies and not as a redemption under Code Section 302(a).

     Under the current Pennsylvania personal income tax law, no gain or loss will be recognized by the shareholders on the conversion of the Bank Common Stock into the Holding Company Common Stock, except for shareholders exercising Dissenters' Rights for Pennsylvania residents. The Holding Company's Common Stock will be exempt from the personal property tax, as presently in effect.

     SHAREHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS
IN ORDER TO MAKE AN INDIVIDUAL APPRAISAL OF THE FEDERAL, STATE
AND LOCAL INCOME TAX AND PERSONAL PROPERTY AND OTHER TAX
CONSEQUENCES OF THE CONSUMMATION OF THE REORGANIZATION AND MERGER
AND THE EXERCISE OF DISSENTERS' RIGHTS.

Rights of Dissenting Shareholders

     As required by the national banking laws, any shareholder of the Bank who has voted against the Plan of Reorganization and Plan of Merger at the Annual Meeting, or has given written notice at or prior to the Annual Meeting to the Cashier of the Bank or presiding officer that he dissents from the Plan of Reorganization and Plan of Merger, will be entitled to receive the value of the shares of Common Stock of the Bank held by him at the time the merger is approved by the OCC upon written request made to the Bank at any time before thirty (30) days after the date of consummation of the merger, accompanied by the surrender of his share certificates. Any shareholder of the Bank who votes against the Plan of Reorganization and Plan of Merger at the Annual Meeting, or who gives notice in writing at or prior to the Annual Meeting to the Cashier of the Bank or presiding officer that he dissents, will be notified in writing of the date of consummation of the merger.

     The value of the shares of any dissenting shareholder will be ascertained, as of the Effective Date, by an appraisal made by a committee of three persons. The committee shall be comprised of one person selected by the vote of the holders of the majority of the shares whose owners are entitled to payment in cash (by reason of such requests for appraisal), one person selected by the Board of Directors of the Bank and one person selected by the two so selected. The valuation agreed upon by any two of the three appraisers will govern. If the value so fixed is not satisfactory to any dissenting shareholder who has duly requested payment, that shareholder may, within five (5) days after being notified of the appraisal value of his shares, appeal to the OCC. The OCC is required to cause a reappraisal to be made which will be final and binding as to the value of the shares of the dissenting shareholder. If, for any reason, one or more of the appraisers is not selected as provided above within ninety (90) days from the Effective Date or, if the appraisers fail to determine the value of such shares within the ninety (90) days, the OCC is required, upon written request of any interested party, to cause an appraisal to be made that will be final and binding on all parties. The expenses of the OCC in making the reappraisal or the appraisal, as the case may be, will be paid by the Bank. The ascertained value of the shares must be paid promptly to the dissenting shareholders, if any. The shares of Holding Company Common Stock that would have been allocated to a dissenting shareholder will be sold at public auction and any excess received therefrom will be paid to the dissenting shareholder in accordance with the requirements of the national banking laws.

     The foregoing summary does not purport to be a complete statement of the appraisal rights of dissenting shareholders, and such summary is qualified in its entirety by reference to the Plan of Reorganization, attached hereto as Exhibit A and to the applicable provisions of 12 U.S.C. Section 215a, which are reproduced and attached hereto as Exhibit E. Moreover, a shareholder will not be permitted to split his or her vote; if a shareholder intends to vote, he or she must vote all of his or her shares either for or against the Plan of Reorganization and Plan of Merger.

     FAILURE TO FOLLOW THE PROCEDURES SET FORTH IN 12 U.S.C.
Section 215a, REGARDING DISSENTERS' RIGHTS WILL CONSTITUTE A WAIVER OF APPRAISAL RIGHTS. SHAREHOLDERS MAY WISH TO CONSULT INDEPENDENT LEGAL COUNSEL BEFORE EXERCISING DISSENTERS' RIGHTS.

     Except as set forth herein, notification of the beginning or end of any statutory period will not be given by the Bank to any dissenting shareholders.

Regulatory Approvals

     Consummation of the Plan of Reorganization and Plan of Merger is subject to the approval of the Federal Reserve Board and the OCC, hereinafter collectively designated as the "Bank Regulatory Authorities". An application to charter the Interim Bank and to merge the Bank with and into the Interim Bank was filed on February 4, 1997, with the OCC. The Holding Company has filed an application with the Federal Reserve Bank of Philadelphia on March 24, 1997. The OCC preliminarily approved the Charter Application of the Interim Bank on February 10, 1997. To date, the Federal Reserve has not and the OCC has conditionally approved the proposed merger of the Bank with, into and under the Charter of the Interim Bank.

     In general, the Bank Regulatory Authorities may disapprove this transaction if the reorganization and merger of the Bank with and into the Interim Bank and the reorganization of the Bank into a one-bank holding company would not be consistent with adequate sound banking practices and would not be in the public interest.

     In addition, the merger of the Bank with and into the Interim Bank may not be consummated for fifteen (15) days from the date of the later approval by the OCC or approval by the Federal Reserve Board, if there has been no challenge issued by the United States Department of Justice on anti-trust grounds in which case the period of time before which consummation may occur may be extended. The merger of the Bank with and into the Interim Bank and the reorganization of the Bank into a one-bank holding company cannot proceed in the absence of requisite regulatory approvals. The approval of the OCC reflects only the OCC's view that the transaction does not contravene the competitive standards of the law and is consistent with regulatory concerns relating to bank management and to the safety and soundness of the subject banking organizations. Such approval is not to be interpreted as an opinion by the OCC that the reorganization is favorable to the stockholders from a financial point of view or that the OCC has considered the adequacy of the terms of the exchange. THE OCC'S APPROVAL IS NOT AN ENDORSEMENT OR RECOMMENDATION OF THE REORGANIZATION AND MERGER.

     There can be no assurance that the Bank Regulatory
Authorities will approve the reorganization and the merger of the Bank with and into the Interim Bank, and if approvals are granted, there can be no assurance as to the grant date of such approvals.

              DESCRIPTION OF THE HOLDING COMPANY

Organization

     The Holding Company was organized as a Pennsylvania business corporation and incorporated under Pennsylvania law on February 4, 1997, at the direction of the Board of Directors of the Bank for the purpose of becoming a bank holding company by acquiring all of the Bank's outstanding Common Stock. The Holding Company has authorized five million (5,000,000) shares of Common Stock, par value One Dollar and Twenty-five Cents ($1.25) per share. Currently, there are two (2) shares of the Common Stock outstanding and held by the incorporators.

     The Holding Company expects to function primarily as the holder of all of the Bank's Common Stock. It may, in the future, acquire or form additional subsidiaries, including other banks to the extent permitted by law.

     At present, the Holding Company does not own or lease any property and has no paid employees. It will not actively engage in business until after the consummation of the Plan of Reorganization and Plan of Merger. Until then, the Holding Company will use the Bank's space and employees without payment. Thereafter, it will reimburse the Bank on a fair and reasonable basis for all services furnished to it.

     Copies of the Articles of Incorporation and By-laws of the Holding Company are attached to this Proxy Statement/Prospectus as Exhibits C and D, respectively.

Management

     On the Effective Date, the Board of Directors of the Holding
Company will consist of those persons who are members of the Board of Directors of the Bank. The directors of the Bank will be elected annually by the Holding Company.

     The officers of the Holding Company are as follows:

     Name                  Age                Position
     ----                  ---                ---------


Louis A. DeNaples          56           Chairman of the Board

J. David Lombardi          48           President and Chief
                                        Executive Officer

Michael J. Cestone, Jr.    65           Secretary

William S. Lance           37           Treasurer

Remuneration

     Because the Holding Company was not in existence in 1996, it paid no remuneration to its directors and officers for that year. Further, the Holding Company has paid no remuneration to its officers to date during 1997. In the future, the Holding Company may pay a nominal sum to each of its directors for attendance at meetings of the Board of Directors.

Indemnification for Securities Act Liabilities

     The Bank expects to extend its present directors' and officers' liability insurance policy to cover the Holding Company's directors and officers without significant additional cost. This liability policy would cover the typical errors and omissions liability associated with the activities of the Holding Company. The provisions of the insurance policy would probably not indemnify any of the Holding Company's officers and directors against liability arising under the 1933 Act.

     Pennsylvania Law and the By-laws of the Holding Company and of the Interim Bank provide for broad indemnification of officers and directors against liabilities and expenses incurred in legal proceedings. In addition, the By-laws of the Holding Company and the Interim Bank limit the liability of directors for monetary damages under certain conditions.

     In the opinion of the SEC, indemnification of officers, directors or persons controlling the Holding Company for liabilities arising under the 1933 Act is against public policy as expressed in the Act and is therefore unenforceable.

Supervision and Regulation of the Holding Company

     The Holding Company will be subject to the jurisdiction of the SEC and of state securities commissions for matters relating to the offering and sale of its securities. Presently, the Bank is exempt from such registration requirements. Accordingly, additional issuances of Holding Company stock to raise capital and for dividend reinvestment, stock option and other plans will be subject to such registration (absent any exemption from registration). Registration will require the incursion of additional costs by the Holding Company that the Bank does not presently have to incur.

     On the Effective Date, the Holding Company will become subject to the provisions of the Bank Holding Company Act of 1956, as amended, and to supervision by the Federal Reserve Board. The Bank Holding Company Act requires the Holding Company to secure prior approval of the Federal Reserve Board before acquiring control, directly or indirectly, of more than five percent (5%) of the voting shares or substantially all of the assets of any institution, including another bank.

     A bank holding company is prohibited from engaging in or acquiring, direct or indirect, control of more than five percent (5%) of the voting shares of any company engaged in non-banking activities unless the Federal Reserve Board, by order or regulation, has found such activities to be so closely related to banking, managing, or controlling banks as to be a proper incident thereto. In making this determination, the Federal Reserve Board considers whether these activities offer benefits to the public that outweigh any possible adverse effects.

    As a bank holding company, the Holding Company will be required to file an annual report with the Federal Reserve Board as well as any additional information that the Federal Reserve Board may require pursuant to the Bank Holding Company Act. The Federal Reserve Board may also make examinations of the Holding Company and any or all of its subsidiaries. Further, under
Section 106 of the 1970 amendments to the Bank Holding Company Act and the Federal Reserve Board's regulations, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit or provision of credit or provision of any property or services. The so-called "anti-tie-in" provisions state generally that a bank may not extend credit, lease, sell property or furnish any service to a customer on the condition that the customer provide additional credit or service to the bank, to its bank holding company or to any other subsidiary of its bank holding company or on the condition that the customer not obtain other credit or service from a competitor of the bank, its bank holding company or any subsidiary of its bank holding company.

     Subsidiary banks of a bank holding company are subject to certain restrictions imposed by the Federal Reserve Act on any extensions of credit to the bank holding company or any of its subsidiaries, on investments in the stock or other securities of the bank holding company and on taking of such stock or securities as collateral for loans to any borrower.

Permitted Activities

     The Federal Reserve Board permits bank holding companies to engage in activities so closely related to banking or managing or controlling banks as to be a proper incident thereto. While the types of permissible activities are subject to change by the Federal Reserve Board, the following list comprises the principal activities that presently may be conducted by a bank holding company.

     1. Making, acquiring or servicing loans and other extensions of credit for its own account or for the account of others, such as would be made by the following types of companies: consumer finance, credit card, mortgage, commercial finance and factoring.

     2. Operating as an industrial bank, Morris Plan or industrial loan company in the manner authorized by state law so long as the institution does not both accept demand deposits and make commercial loans.

     3. Operating as a trust company in the manner authorized by federal or state law so long as the institution does not make certain types of loans or investments or accept deposits, except as may be permitted by the Federal Reserve Board.

     4. Subject to certain limitations, acting as an investment or financial advisor to investment companies and other persons.

     5. Leasing personal and real property or acting as agent, broker, or advisor in leasing property, provided that it is reasonably anticipated that the transaction will compensate the lessor for not less than the lessor's full investment in the property.

     6. Making equity and debt investments in corporations or projects designed primarily to promote community welfare.

     7. Providing to others financially oriented data processing or bookkeeping services.

     8. Subject to certain limitations, acting as an insurance agent or broker in relation to insurance for itself and its subsidiaries or for insurance directly related to extensions of credit by the bank holding company system.

     9. Subject to certain limitations, acting as underwriter for credit life insurance and credit accident and health insurance that is directly related to extensions of credit by the bank holding company system.

    10.  Providing courier services of a limited character.

    11. Subject to certain limitations, providing management consulting advice to nonaffiliated banks and nonbank depository institutions.

    12.  Selling money orders having a face value of One Thousand
Dollars ($1,000) or less, travelers' checks and United States savings bonds.

    13.  Performing appraisals of real estate.


    14. Subject to certain conditions, acting as intermediary for the financing of commercial or industrial income-producing real estate by arranging for the transfer of the title, control and risk of such a real estate project to one or more investors.

    15. Providing securities brokerage services, related securities credit activities pursuant to Federal Reserve Board Regulation T and incidental activities such as offering custodial services, individual retirement accounts and cash management services, if the securities brokerage services are restricted to buying and selling securities solely as agent for the account of customers and do not include securities underwriting or dealing or investment advice or research services.

     16. Underwriting and dealing in obligations of the United
States, general obligations of states and their political subdivisions and other obligations such as bankers' acceptances and certificates of deposit.

     17. Subject to certain limitations, providing by any means, general information and statistical forecasting with respect to foreign exchange markets; advisory services designed to assist customers in monitoring, evaluating and managing their foreign exchange exposures; and certain transactional services with respect to foreign exchange.

     18. Subject to certain limitations, acting as a futures commission merchant in the execution and clearance on major commodity exchanges of futures contracts and options on futures contracts for bullion, foreign exchange, government securities, certificates of deposit and other money market instruments.

     19. Subject to certain limitations, providing commodity trading and futures commission merchant advice.

     20. Providing consumer financial counseling that involves counseling, educational courses and distribution of instructional materials to individuals on consumer-oriented financial management matters, including debt consolidation, mortgage applications, bankruptcy, budget management, real estate tax shelters, tax planning, retirement and estate planning, insurance and general investment management, so long as this activity does not include the sale of specific products or investments.

     21. Providing tax planning and preparation advice such as strategies designed to minimize tax liabilities and includes, for individuals, analysis of the tax implications of retirement plans, estate planning and family trusts. For corporations, tax planning includes the analysis of the tax implications of mergers and acquisitions, portfolio mix, specific investments, previous tax payments and year-end tax planning. Tax preparation involves the preparation of tax forms and advice concerning liability based on records and receipts supplied by the client.

     22. Providing check guaranty services to subscribing merchants.

     23. Subject to certain limitations, operating a collection agency and credit bureau.

     24. Acquiring and operating thrift institutions, including savings and loan associations, building and loan associations and FDIC-insured savings banks.

     25. Operating a credit bureau, subject to certain limitations.

Issuance of Additional Securities

     Because the Holding Company has authorized Common Stock substantially in excess of the number of shares that will be issued in connection with the Plan of Reorganization, the Board of Directors of the Holding Company will have the flexibility to raise additional capital and to make acquisitions through the issuance of Holding Company Common Stock without further approval by the Holding Company's shareholders. The Holding Company shareholders will not have preemptive rights to subscribe for additional shares. Therefore, such issuance could result in a dilution of voting rights and book value per share as to the Common Stock of the Holding Company. The Board of Directors of the Holding Company has no present plans for issuing additional shares of Holding Company Common Stock.

                      ELECTION OF DIRECTORS


     Eleven (11) directors of the Bank are to be elected at the Annual Meeting of Shareholders. Each director will serve for a term of one year, and until his successor is elected and qualified. Unless otherwise instructed, the Proxyholders will vote the Proxies received by them for the election of the eleven nominees named below in equal amounts. If any nominee should become unavailable for any reason, Proxies will be voted in favor of a substitute nominee as the Board of Directors shall determine. The Board of Directors has no reason to believe that the nominees named will be unable to serve, if elected. Any vacancy occurring on the Board of Directors of the Bank for any reason may be filled by a majority of the directors then in office until the expiration of term of the vacancy.

     There is cumulative voting for the election of directors. Cumulative voting entitles a shareholder to multiply the number of votes to which a shareholder is entitled by the total number of directors to be elected. A shareholder may cast the total number of these votes for one candidate or may distribute the votes among two or more candidates for director. Mr. Leonard A. Verrasto and Mr. William P. Conaboy, Esq., the persons named as proxies, will have the right to vote cumulatively and to distribute their votes among nominees as they consider advisable, unless a shareholder indicates on his or her Proxy how he or she desires the votes to be cumulated for voting purposes.

Information as to Nominees and Directors

     The following table contains certain information with respect to the Nominees for Director and the Current Directors:

                                                  Principal
                                                Occupation For
                                                Past Five Years
                            Age as of          and Position Held
Name                      February 28, 1997      with the Bank
----                      -----------------     ----------------


NOMINEES FOR DIRECTOR
(to serve until 1998)
AND CURRENT DIRECTORS
(to serve until 1997)
---------------------

Angelo F. Bistocchi           77                Retired
                                                Restauranteur;
                                                Vice President
                                                of the Board of
                                                the Bank since
                                                1978

Michael G. Cestone<F1>        35                President, S.G.
                                                Mastriani
                                                Company (General
                                                Contractor)

Michael J. Cestone, Jr.<F1>   65                President, M.R.
                                                Company (Real
                                                Estate
                                                Corporation);
                                                CEO, S.G.
                                                Mastriani
                                                Company;
                                                Secretary of the
                                                Board since 1971

Dominick L. DeNaples<F2>      59                President, F&L
                                                Realty Corp.;
                                                Vice President,
                                                DeNaples Auto
                                                Parts, Inc.; Vice
                                                President,
                                                Keystone
                                                Landfill, Inc.

Louis A. DeNaples<F2>         56                President,
                                                DeNaples Auto
                                                Parts, Inc.;
                                                President,
                                                Keystone
                                                Landfill, Inc.;
                                                Vice President,
                                                F&L Realty Corp;
                                                Chairman of the
                                                Board since 1988

Joseph J. Gentile             66                President,
                                                Dunmore Oil Co.,
                                                Inc.



Martin F. Gibbons             81                Partner, Gibbons
                                                Ford

Joseph O. Haggerty            57                Retired
                                                Superintendent,
                                                Dunmore
                                                School District

George N. Juba                71                Consultant to the
                                                Bank since 1988;
                                                President of the
                                                Bank from 1978-
                                                1988

J. David Lombardi             48                President and
                                                Chief Executive
                                                Officer of the
                                                Bank since 1988

John R. Thomas                79                Chairman of the
                                                Board, Wesel
                                                Manufacturing
                                                Company (design
                                                and manufacturing
                                                of precision
                                                machinery)


   Name                           Director Since
   ----                           --------------


NOMINEES FOR DIRECTOR
(to serve until 1998)
AND CURRENT DIRECTORS
(to serve until 1997)
---------------------

Angelo F. Bistocchi                   1971

Michael G. Cestone                    1988

Michael J. Cestone, Jr.               1969

                              19


Dominick L. DeNaples                  1987

Louis A. DeNaples                     1972

Joseph J. Gentile                     1989

Martin F. Gibbons                     1979

Joseph O. Haggerty                    1987

George N. Juba                        1973

J. David Lombardi                     1986

John R. Thomas                        1967


<F1> Michael G. Cestone is the son of Michael J. Cestone, Jr.

<F2> Louis A. DeNaples and Dominick L. DeNaples are brothers.


     During 1996, the Bank's Board of Directors held twenty-three
(23) meetings. Each of the directors attended at least 75% of the combined total number of meetings of the Bank's Board of Directors and the committees of which he is a member, with the exception of Mr. Martin F. Gibbons.

     The directors generally function as a full board. In lieu of a nominating committee, the full Board nominates the slate for the election of the Board of Directors. In lieu of a compensation committee, the full Board appoints and sets compensation of officers and directors. In lieu of an audit committee, the full Board appoints the independent outside accountants to conduct external audits of the Bank's books, records and procedures and meets with the outside accountants to discuss the results of their audits. To assure maximum independence and candor in the internal audit function, management director Lombardi, who serves as President and Chief Executive Officer of the Bank, does not participate in the Board's deliberations when the Board receives reports from its internal auditor. During 1996 the Board held 4 meetings of this type. All non-management members attended at least 75% of these meetings except Mr. Martin F. Gibbons.

      In 1993, the Board of Directors established a Senior Loan Committee to meet on alternating weeks as deemed necessary. Membership on this committee shall consist of (a) the Chairman, President and Chief Executive Officer will serve as permanent members, and (b) other members of the Board of Directors will be appointed on a rotating basis quarterly, with no more than three members appointed from this group at any one time. In 1996, there were 13 Meetings of the Senior Loan Committee. Each appointed director was present for more than 75% of these meetings, except Mr. Martin F. Gibbons.

Board of Directors Interlocks and Insider Participation

     J. David Lombardi, President and Chief Executive Officer of the Bank, is a member of the Board of Directors. Mr. Lombardi makes recommendations to the Board of Directors regarding compensation for employees. Mr. Lombardi does not participate in conducting his own review. The entire Board of Directors votes to establish and approve the Bank's compensation policies.


                     EXECUTIVE COMPENSATION

     Shown below is information concerning the annual compensation for services in all capacities to the Bank for the fiscal years ended December 31, 1996, 1995 and 1994 of those persons who were, at December 31, 1996, (i) the Chief Executive Officer, and (ii) the four other most highly compensated executive officers of the Bank to the extent such persons' total annual salary and bonus exceeded $100,000:

Summary Compensation Table

                     Annual Compensation
                     --------------------

(a)                (b)       (c)        (d)           (e)

                                                      Other
                                                      Annual
Names and                                             Comp-
Principal                    Salary      Bonus        ensation
Position            Year     ($)<F1>     ($)<F2>      ($)<F3>
---------           ----     -------     -------      --------


J. David Lombardi   1996     159,000     175,000         --
President and Chief 1995     159,000     150,000         --
Executive Officer   1994     149,000     125,000         --

Thomas P. Tulaney   1996      78,000      25,000         --
Senior Vice         1995      75,000      22,000         --
President           1994      23,077      10,000         --

                         Long-Term Compensation
                         ----------------------
                       Awards               Payouts
                       ------               -------
(a)                (f)        (g)       (h)         (i)

                   Restrict-                         All
                     ed                              Other
Names and          Stock      Option/    LTIP        Comp-
Principal          Award(s)    SARs      Pay-        ensation
Position            ($)        (#)       outs($)     ($)(#)<F4>
---------          -----      ------     -------     --------


J. David Lombardi    --        --          --         23,279
President and Chief  --        --          --         29,214
Officer              --        --          --         29,279

Thomas Tulaney       --        --          --          9,427
Senior Vice          --        --          --           --
President            --        --          --           --


____________________________


<F1> Includes directors' fees of $24,000 in each of 1994, 1995 and 1996, for Mr. Lombardi.

<F2> Cash bonuses are awarded at the conclusion of a fiscal year based upon the Board of Directors' subjective assessment of the Bank's performance as compared to both budget and prior fiscal year performance, and the individual contributions of the officers involved.

<F3> The named executive officer did not receive perquisites or other personal benefits during 1996 which, in the aggregate, cost the Bank the lesser of $50,000 or 10% of the named executive officers' salary and bonus earned during the year. Perquisites and other personal benefits which were received by the named executives were valued based on their cost to the Bank.

<F4> For Mr. Lombardi, includes $13,771, $13,706 and $14,133 contributed by the Bank pursuant to the Employees' Profit Sharing Plan for 1996, 1995 and 1994, respectively and includes director's bonus of $7,500, $13,500 and $13,500 for 1996, 1995 and 1994, respectively. Also includes $2,008 in premiums paid to purchase additional life insurance in each of the years 1996, 1995 and 1994. For Mr. Tulaney, represents amount contributed by the Bank to the Employees' Profit Sharing Plan in 1996 in the amount shown.


Profit Sharing Plan

     In 1969, the Bank adopted a Profit Sharing Plan (the "Plan") which was subsequently amended to comply with the Employee Retirement Income Security Act of 1974 and the Tax Equity and Fiscal Responsibility Act of 1982. Under the Plan, any employee who has attained the age of twenty-one (21) shall be eligible to become a Plan Participant on the earlier of the first day of the seventh month or the first day of the Plan year coinciding with or following the date on which he/she has met the eligibility requirement. In no event shall participation commence later than six (6) months after the date an employee satisfies the service requirements. The Plan provides for progressive vesting of an employee's interest in the amount accrued to his/her respective account calculated by the percentage portion of the value of the account which is nonforfeitable based upon years of service. The vesting schedule is as follows:

     Years of Service                   Nonforfeitable Percentage
     ----------------                  --------------------------

            less than 3                            0%
      3 but less than 4                           20%
      4 but less than 5                           40%
      5 but less than 6                           60%
      6 but less than 7                           80%
7 years and at Normal Retirement                 100%
________________________________

     Upon normal retirement, death prior to retirement, or permanent disability, the employee is entitled to one hundred percent (100%) of the amount credited to his/her account and, except that, in the event of voluntary termination or termination for cause prior to the end of three years of continuous employment the amount credited to the employee's account is forfeited. The maximum amount of the Bank's annual contribution is fifteen percent (15%) of the aggregate salaries of all participants under the Plan, or such other amount as determined by the Board of Directors considering net profits of the Bank for the year. In no event may such contribution exceed the amount deductible by the Bank for federal income tax purposes. During the year ended December 31, 1996, the Bank contributed $190,000 under the Plan for all participants. The following amount was contributed on behalf of the individuals named in the summary compensation table: Mr. Lombardi, $13,771, Mr. Tulaney, $9,427. Directors who are not also officers or employees of the Bank are not eligible to participate in this Plan.

Employment Agreement

     The Bank entered into an employment agreement with Mr. J. David Lombardi, President and Chief Executive Officer, effective on January 1, 1990, and amended September 28, 1994. This agreement is designed to assist the Bank in retaining a highly qualified executive and to help ensure that if the Bank is faced with an unsolicited tender offer proposal, Mr. Lombardi will continue to manage the Bank without being unduly distracted by the uncertainties of his personal affairs and thereby will be better able to assist in evaluating such a proposal in an objective manner.

     The agreement provided for a base annual salary of $135,000 in 1996. Additional compensation by way of salary increases, bonuses or fringe benefits may be established from time to time by appropriate Board action. The agreement does not preclude Mr. Lombardi from serving as a director of the Bank and receiving related fees.

     The agreement may be terminated by the Bank with or without "just cause" ("just cause" is defined in the agreement), or upon death, permanent disability, or normal retirement of Mr. Lombardi, or, upon the termination of Mr. Lombardi's employment by resignation or otherwise. In the event employment is terminated with "just cause", Mr. Lombardi shall receive a salary payment at his then effective base salary as if his employment had not been terminated for a period of three months, excluding bonuses or fringe or supplemental payments theretofore authorized by the Board of Directors. In the event that the termination of employment is occasioned by the Bank without "just cause", Mr. Lombardi shall continue to receive each month for a period of two years from the effective date of termination: (1) his monthly base salary payments from the Bank at the rate in effect on the date of the termination; (2) his monthly Board of Directors fees; and (3) one-twelfth of the average of the bonuses paid to him over the preceding three years; all computed as if his employment had not been terminated.

     In the event that there is a "change in control" (as defined in the agreement) and as a result thereof Mr. Lombardi's employment is terminated or his duties or authority are substantially diminished or he is removed from the office of Chief Executive Officer of the reorganized employer, Mr. Lombardi may terminate the employment by giving notice to the Bank within sixty days of the occurrence of the "change in control." Upon such termination, the Bank is obligated to pay Mr. Lombardi the total sum of the following: (1) three times his then annual base salary which was in effect as of the date of the change in control; (2) three times his then annual Board of Director's fee; and (3) three times the average of his bonuses for the prior three years.

     Subsequent to termination, Mr. Lombardi shall not accept employment in any office or branch of any financial institution or subsidiary thereof in Lackawanna County for a period of three years, unless such severance was made by the Bank without "just cause."

Compensation of Directors

     Members of the Board of Directors are compensated at the rate of $1,000 per Board meeting, including four (4) compensated absences at full compensation, after which members are not paid for any unexcused absence. Excused absences are limited to non-attendance due to other bank business. The aggregate amount of such fees paid in 1996 was $275,000. In 1996, Michael J. Cestone, Jr., George N. Juba and John R. Thomas were compensated $30,381, in the aggregate, for special services (respectively Secretary, Special Consultant and Investment Advisor)rendered to the Bank. All directors of the Bank also received a bonus of $7,500 in 1996. Members of the Bank's Senior Loan Committee do not receive a fee for attendance at Senior Loan Committee meetings.

                 DESCRIPTION OF THE BANK

History and Business

     The Bank was organized in 1910 as a national banking association, and is under the supervision of the OCC. Its principal office is located at 102 East Drinker Street, Dunmore, Pennsylvania 18512-2491. The Bank has one wholly-owned subsidiary, FNCB Realty, Inc., which was formed to manage, operate and liquidate properties acquired by the Bank through foreclosure.

     As of December 31, 1996, the Bank had total assets of approximately Three Hundred Seventy-two Million, Four Hundred Sixty-four Thousand Dollars ($372,464,000), total shareholders' equity of approximately Twenty-seven Million Six hundred Thirty-one Thousand Dollars ($27,631,000), total liabilities of approximately Three Hundred Forty-four Million Eight Hundred Thirty-three Thousand Dollars ($344,833,000), of which total deposits amounted to approximately Three Hundred Twenty Million Nine Hundred Ninety-five Thousand Dollars ($320,995,000).

     Major classifications of loans are summarized as follows:


                            In Thousands of Dollars
                       -------------------------------------
                       Dec. 31,       Dec. 31,       Dec. 31,
                        1996           1995           1994

Loan Classifications:
Commercial and
 Industrial            $ 29,625       $ 26,987      $ 21,915

Agricultural                  0              0             0

Real Estate
 Mortgages<F1>          181,455        165,362       153,248

Loans to Individuals     43,200         31,252        15,465

Loans to Municipal
 Governments              8,049          8,588         4,743

All Other Loans             736            291           198

Less Unearned Income        (18)           (37)          (65)

Less Allowance for
 Loan Losses             (3,167)        (2,800)       (2,250)
                     -----------      ---------     ---------
Net Loans              $259,880       $229,643      $193,254
                     ===========      =========     ========


                          In Thousands of Dollars
                          ---------------------------
                                  Dec. 31,
                                   1993

Loan Classifications:
Commercial and
 Industrial                      $ 22,605

Agricultural                            0

Real Estate
 Mortgages<F1>                    124,952

Loans to Individuals                9,479

Loans to Municipal
 Governments                        3,639

All Other Loans                       449

Less Unearned Income                 (153)

Less Allowance for
 Loan Losses                       (2,027)
                                 ---------
Net Loans                        $158,944
                                 ========
_______________________


<F1> Includes commercial mortgages.


     The Bank engages in a full-service commercial banking business, including accepting time and demand deposits, and making secured and unsecured commercial and consumer loans. The Bank's business is not seasonal in nature. The Bank's deposits are insured by the Federal Deposit Insurance Corporation (the "FDIC") to the extent provided by law.

     On December 31, 1996, the Bank had One Hundred Fifty-five
(155) full-time equivalent employees.  The Bank owns its Main
Office.

Competition

     The Bank competes actively with other area commercial banks and savings and loan associations, many of which are larger than the Bank, as well as with major regional banking and financial institutions headquartered in other areas of Pennsylvania. The Bank's major competitors are located in Lackawanna and Luzerne Counties, Pennsylvania. Specifically, the Bank is one of two financial institutions with principal offices in Dunmore.
Primary competition in the Dunmore, Scranton and Lackawanna County markets comes from several commercial banks and savings and loan associations operating in these areas. The Bank's Luzerne County offices share many of the same competitors as in Lackawanna County as well as several banks and savings & loans that are not in the Lackawanna County market. Deposit deregulation has intensified the competition for deposits among banks in recent years. The Bank, however, is generally competitive with all financial institutions in its service area with respect to interest rates paid on time and savings deposits, service charges on deposit accounts and interest rates charged on loans. Additional competition is derived from credit unions, finance companies, brokerage firms, insurance companies and retailers.

Supervision and Regulation of the Bank
(See also "Supervision and Regulation of the Holding Company", supra.)

     The operations of the Bank are subject to federal and state statutes applicable to banks chartered under the banking laws of the United States, to members of the Federal Reserve System and to banks whose deposits are insured by the FDIC. Bank operations are also subject to regulation of the OCC, the Federal Reserve Board and the FDIC. The proposed reorganization will not affect the authority of these agencies over the Bank.

     The OCC has primary supervisory authority over the Bank and regularly examines the Bank. The OCC has the authority to prevent a national bank, such as the Bank, from engaging in an unsafe or unsound practice in conducting its business.

     Federal and state banking laws and regulations govern, among other things, the scope of a bank's business, a bank's investments, a bank's reserves against deposits, a bank's loans, interest rates, the activities of a bank with respect to mergers and consolidations and the establishment of branches. Under Pennsylvania law, all banks in Pennsylvania are permitted to establish or acquire branch offices in any county of the state. National bank branches may be established within the permitted area only after approval by the OCC. The OCC is required to grant approval only if it finds that there is a need for banking services or facilities such as those contemplated by the proposed branch and may disapprove the application if the bank does not have the capital and surplus deemed necessary by the OCC. The OCC may also disapprove the application if it relates to the establishment of a branch in a county contiguous to the county in which the applicant's principal place of business is located and another banking institution that has its principal place of business in the county of the proposed location has in good faith notified the OCC of its intention to establish a branch in the same municipal location of the proposed branch site.

     Multi-bank holding companies are permitted in Pennsylvania within certain limitations. See section entitled "Reasons for the Proposed Reorganization - Multi-Bank Holding Companies and
Statewide Branching".

The Federal Reserve System

      The Federal Reserve System is managed through a tripartite hierarchy headed by the Federal Reserve Board, which oversees the entire system. The second-level of the hierarchy is the twelve Federal Reserve banks and their branches spread throughout the nation's twelve Federal Reserve districts. The third level in the Federal Reserve System's structure is the member banks of each district. These banks act in concert with the Federal Reserve banks to perform the actual operations of the Federal Reserve System, including such functions as furnishing an elastic currency and affording means of rediscounting commercial paper. The Federal Reserve System is at the center of the nation's stable financial and economic system. The Federal Reserve banks are the means through which the Federal Reserve System effectuates its goals of maintaining financial and economic stability.

     A subsidiary bank of a bank holding company (which the Bank would become on the Effective Date,) is subject to certain restrictions imposed by the Federal Reserve Act on any extensions of credit to the bank holding company or its subsidiaries, on investments in the stock or other securities of the bank holding company or its subsidiaries and on taking such stock or securities as collateral for loans. The Federal Reserve Act and Federal Reserve Board regulations also place certain limitations and reporting requirements on extensions of credit by a bank to principal shareholders of its parent holding company, among others, and to related interests of such principal shareholders. In addition, legislation and regulations may affect the terms upon which any person becoming a principal shareholder of a holding company may obtain credit from banks with which the subsidiary bank maintains a correspondent relationship.

Monetary Policy

     The earnings of the Bank are affected by the policies of regulatory authorities, including the OCC and the Federal Reserve Board. An important function of the Federal Reserve System is to regulate the money supply and interest rates. Among the instruments used to implement these objectives are open market operations in United States government securities, changes in reserve requirements against member bank deposits and limitations on interest rates that member banks may pay on time and savings deposits. These instruments are used in varying combinations to influence overall growth and distribution of bank loans, investments and deposits, and their use may also affect rates charged on loans or paid for deposits.

     The Bank is a member of the Federal Reserve System and, therefore, the policies and regulations of the Federal Reserve Board have had and will continue to have a significant effect on deposits, loans and investment growth, as well as the rate of interest earned and paid, and are expected to affect the Bank's operations in the future. Neither the Holding Company nor the Bank can predict the effect of such policies and regulations upon the future business and earnings of the Bank.

     From time to time, various types of federal and state legislation are proposed that could result in additional regulation of, and restrictions on, the business of the Bank.
The Bank cannot predict whether any such legislation will be adopted or how such legislation would affect the business of the Bank. As a consequence of the extensive regulation of commercial banking activities in the United States, the Bank's business is particularly susceptible to being affected by federal legislation and regulations that may increase the cost of doing business.

Deposit Insurance

     The Bank's deposits are insured by the FDIC pursuant to the system of federal deposit insurance initially established by the Banking Act of 1933. The Monetary Control Act of 1980 increased the coverage of FDIC insurance from Forty Thousand Dollars ($40,000) to One Hundred Thousand Dollars ($100,000) per deposit account. The Bank pays insurance premiums into the Bank Insurance Fund ("BIF") according to rates established by the FDIC. The FDIC Improvement Act of 1991 ("FDICIA"), enacted in part to prevent the insolvency of the deposit insurance funds, authorized the FDIC to raise insurance premium assessments in order to achieve and maintain an adequate level of funds. The depletion of the deposit insurance funds was due, in part, to the failure of a large number of financial institutions in the 1980s, and the requisite increased deposit account coverage.

     Due to the health of the banking industry, the FDIC established a new rate schedule in 1996. The new rate schedule substantially reduces the cost of deposit insurance for BIF insured institutions.

     Although the FDIC reduced the assessment rate, the FDIC has discretion to increase the assessment in the future in response to changes in the economic climate of the banking industry. As a result, the future cost of deposit insurance for the Bank is, in large part, dependent upon the extent of future bank failures and the amount of insurance coverage provided by the FDIC for each deposit account, neither of which are within the Bank's control. Moreover, because the current insurance premium assessment system differentiates between higher and lower risk institutions, with lower premiums assessed against institutions in a lower risk category, the Bank's future cost of deposit insurance will depend upon its risk-rating. The Bank is currently in the FDIC's lowest risk category.

Legislation

     Federal law, including the Change in Bank Control Act of 1978 ("CBCA"), prohibits acquisitions of control of a bank without prior notice to certain federal bank regulators. "Control" is defined for this purpose as the power, directly or indirectly, to direct the management or policies of the bank or to vote twenty-five percent (25%) or more of any class of voting securities of a bank.

     Under the Federal Deposit Insurance Act ("FDIA"), the OCC possesses the power to prohibit institutions, such as the Bank, from engaging in any activity that would be an unsafe and unsound banking practice and in violation of the law. Moreover, the Financial Institutions Regulatory and Interest Rate Control Act of 1978 ("FIRA") generally expanded the circumstances under which officers or directors of a bank may be removed by the bank's federal supervisory agency, restricted lending by a bank to its executive officers, directors, principal shareholders or related interests thereof and restricts management personnel of a bank from serving as directors or in other management positions with certain depository institutions whose assets exceed a specified amount or which have an office within a specified geographic area, and restricts management personnel from borrowing from another institution that has a correspondent relationship with their bank. Additionally, FIRA requires that no person may acquire control of a bank unless the appropriate federal supervisory agency has been given sixty (60) days prior written notice and within that time has not disapproved the acquisition or extended the period for disapproval.

     Control for purposes of FIRA, means the power, directly or indirectly, to direct the management or policies or to vote twenty-five percent (25%) or more of any class of outstanding stock of a financial institution or its respective holding company. A person or group holding revocable proxies to vote twenty-five percent (25%) or more of the outstanding stock of a financial institution or bank holding company, such as the Holding Company, would presumably be deemed to control the institution for purposes of FIRA.

     The Garn-St. Germain Depository Institutions Act of 1982 ("Garn-St. Germain"), removed certain restrictions on a bank's lending powers and liberalizes its depository capabilities. Garn-St. Germain also strengthened FIRA (see above) by eliminating the statutory limits on lending by a bank to its executive officers, directors, principal shareholders or related interests thereof and by relaxing certain reporting requirements. Garn-St. Germain, however, also tightened FIRA provisions respecting management interlocks and correspondent bank relationships by management personnel.

     Under the Community Reinvestment Act of 1977, as amended, ("CRA"), the OCC is required to assess the record of all financial institutions regulated by it to determine if these institutions are meeting the credit needs of the community (including low and moderate-income neighborhoods) which they serve and to take this record into account in its evaluation of any application made by any such institutions for, among other things, approval of a branch or other deposit facility, office relocation, a merger or an acquisition of bank shares. The Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA", see below) amended the CRA to require, among other things, that the OCC make publicly available the evaluation of a bank's record of meeting the credit needs of its entire community, including low- and moderate-income neighborhoods. This evaluation will include a descriptive rating ("outstanding," "satisfactory," "needs to improve," or "substantial noncompliance") and a statement describing the basis for the rating. These ratings are publicly disclosed.

     In April, 1995, regulators revised CRA with an emphasis on performance over process and documentation. Under the revised rules, the five-point rating scale is still utilized; however, the twelve (12) assessment factors have been replaced with a three-prong test. A bank's compliance is determined by a three-prong test whereby examiners assign a numerical score for a bank's performance in each of three areas: lending, service and investment. The area of lending is weighted to increase its importance in the application of the test. The rule became effective July 1, 1995.

     When rating a bank in the area of lending, regulators examine the number and amount of loan originations, the location of where the loans were made, and the income levels of the borrowers. Although banks, under the revised rules, are not required to make loans in every area, if there are apparent tracts in which there is little lending, examiners will focus their investigations in that area.

     The service prong evaluates how a bank delivers its products to the community through branching. As with lending, banks are not required to branch in every area, although conspicuous gaps will be investigated.

     The third prong, investment in community, examines how the bank meets the investment needs in the community within which it operates. Assessment of investment is accomplished using a "performance context" pursuant to which regulators meet with civic, community and bank officials in order to determine the credit needs of the community.

     Expanded Home Mortgage Disclosure Act reporting requirements were also approved for large banks and thrifts which require reporting of census tract data on mortgages made outside of the delineated communities. In addition, effective March 1, 1997, institutions with assets above Two Hundred Fifty Million Dollars ($250,000,000) will be required to report their aggregate small business loans made by geographic region.

     Independent banks with total assets of less than Two Hundred Fifty Million Dollars ($250,000,000) and bank subsidiaries with total assets of less than Two Hundred Fifty Million Dollars ($250,000,000) that have holding companies with total assets of less than One Billion Dollars ($1,000,000,000) will be subjected to less stringent CRA examinations.

     Under the new regulation, banks will enjoy a reduction in compliance burden. Specifically, banks are not required to keep extensive documentation to prove that directors have participated in drafting and review of CRA policies. A formal CRA statement does not have to be prepared. The efforts banks make to market in low- and moderate-income communities do not have to be documented, nor will banks have to justify the basis for their community delineation or the methods utilized to determine the credit needs of the community.

     Under the Bank Secrecy Act ("BSA"), banks and other financial institutions are required to report to the Internal Revenue Service currency transactions of more than Ten Thousand Dollars ($10,000) or multiple transactions of which the Bank is aware in any one day that aggregate in excess of Ten Thousand Dollars ($10,000). Civil and criminal penalties are provided under the BSA for failure to file a required report, for failure to supply information required by the BSA or for filing a false or fraudulent report.

     An omnibus federal banking bill, known as the Competitive Equality Banking Act ("CEBA"), was signed into law on August 10, 1987. Included in the legislation were measures: (1) imposing certain restrictions on transactions between banks and their affiliates; (2) expanding the powers available to federal bank regulators in assisting failed and failing banks; (3) limiting the amount of time banks may hold certain deposits prior to making such funds available for withdrawal and any interest thereon; and (4) requiring that any adjustable rate mortgage loan and secured by a lien on a one- to four-family dwelling include a limitation on the maximum rate at which interest may accrue on the principal balance during the term of such loan. This legislation has not had a material adverse effect on the Bank's anticipated operations or its competitive position.

     The Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") was primarily enacted to improve the supervision of savings associations by strengthening capital, accounting and other supervisory standards. In addition, FIRREA reorganized the FDIC by creating two deposit insurance funds to be administered by the FDIC: the Savings Association Insurance Fund and the Bank Insurance Fund.

     FIRREA reformed real estate appraisal proceedings and the existing supervisory/ enforcement powers and penalty provisions in connection with the regulation of the Bank under FIRREA, civil monetary penalties are classified into three levels, with amounts increasing with the severity of the violation. The first tier provides for civil penalties of up to Five Thousand Dollars ($5,000) per day for any violation of law or regulation. A civil penalty of up to Twenty-five Thousand Dollars ($25,000) per day may be assessed if more than a minimal loss or a pattern of misconduct is involved. Finally, a civil penalty of up to One Million Dollars ($1,000,000) per day may be assessed for knowingly or recklessly causing a substantial loss to an institution or taking action that results in a substantial pecuniary gain or other benefit. Criminal penalties are increased to One Million Dollars ($1,000,000) per violation, and up to Five Million Dollars ($5,000,000) for continuing violations or for the actual amount of gain or loss. These monetary penalties may be combined with prison sentences for up to five
(5) years. Management is of the opinion that these additional reforms have not materially impacted the results of operations of the Bank.

Regulatory Capital

The FDIC and other federal bank regulatory agencies have issued risk-based capital guidelines which supplement leverage capital requirements. As of December 31, 1992, the guidelines require all United States banks and bank holding companies to maintain a minimum risk-based capital ratio of eight percent (8%), of which at least four percent (4%) must be in the form of common stockholders' equity. Assets are assigned to categories with higher levels of capital required for the categories perceived as representing greater risk. The required capital ratios represent equity, and to the extent permitted, non-equity capital as a percentage of total risk-weighted assets. The risk-based capital rules are designed to make regulatory capital requirements more sensitive to differences in risk profiles among banks and bank holding companies and to minimize disincentives for holding liquid assets. The risk-based capital rules have not had a material effect on the Bank's business and capital plans.

     On December 19, 1991, the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") became law. Under FDICIA, institutions must be classified, based on their risk-based capital ratios, into one of five defined categories, as illustrated below (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized).


                      Total       Tier 1                 Under a
                      Risk-       Risk-       Tier 1     Capital
                      Based       Based       Leverage   Order or
                      Ratio       Ratio       Ratio     Directive
                      -----       ------      --------  ---------

CAPITAL CATEGORY
Well capitalized      >10.0       >6.0         >5.0         No
                      -           -            -
Adequately
 capitalized          >8.0        >4.0         >4.0<*>
                      -           -            -

Undercapitalized      <8.0        <4.0         <4.0<*>

Significantly
 undercapitalized     <6.0        <3.0         <3.0

Critically
 undercapitalized                              <2.0
                                                -

<*> 3.0 for those banks having the highest available regulatory rating.


     In the event an institution's capital deteriorates to the undercapitalized category or below, FDICIA prescribes an increasing amount of regulatory intervention, including: (1) the institution of a capital restoration plan and a guarantee of the plan by a parent institution; and (2) the placement of a hold on increases in assets, number of branches or lines of business. If capital has reached the significantly or critically undercapitalized levels, further material restrictions can be imposed, including restrictions on interest payable on accounts, dismissal of management and (in critically undercapitalized situations) appointment of a receiver. For well capitalized institutions, FDICIA provides authority for regulatory intervention where the institution is deemed to be engaging in unsafe or unsound practices or receives a less than satisfactory examination report rating for asset quality, management, earnings or liquidity. All but well capitalized institutions are prohibited from accepting brokered deposits without prior regulatory approval.

     Under FDICIA, financial institutions are subject to increased regulatory scrutiny and must comply with certain operational, managerial and compensation standards to be developed by Federal Reserve Board regulations. FDICIA also requires the regulators to issue new rules establishing certain minimum standards to which an institution must adhere including standards requiring a minimum ratio of classified assets to capital, minimum earnings necessary to absorb losses and minimum ratio of market value to book value for publicly held institutions. Additional regulations are required to be developed relating to internal controls, loan documentation, credit underwriting, interest rate exposure, asset growth and excessive compensation, fees and benefits.

Examinations and Audits

Annual full-scope, on site examinations are required for all FDIC-insured institutions except institutions with assets under Two Hundred Fifty Million Dollars ($250,000,000) which are well capitalized, well-managed and not subject to a recent change in control, in which case, the examination period is every eighteen
(18) months. Banks with total assets of Five Hundred Million Dollars ($500,000,000) or more as of the beginning of a fiscal year, are required to submit to their supervising federal and state banking agencies a publicly available annual audit report. The independent accountants of such bank shall attest to the accuracy of management's report. The accountants shall also monitor management's compliance with governing laws and
regulations.   In addition, banks with assets of Five Hundred
Million Dollars ($500,000,000) or more as of the beginning of a fiscal year are also required to select an independent audit committee composed of outside directors who are independent of management, to review with management and the independent accountants the reports that must be submitted to the bank regulatory agencies. If the independent accountants resign or are dismissed, written notification thereof must be given to the bank's supervising government banking agencies.

     The OCC has issued new guidelines for identifying risks in concentrated credit. In particular, the OCC now requires that all full-scope safety and soundness examinations of national banks will include a separate page (until now this page has been optional) which details the types and levels of loan concentrations issued by such banks. The OCC examiners will examine excessive amounts of credit obligations endorsed or co-signed by related parties. Banks found to have in excessive of twenty-five percent (25%) of their capital subject to risky loans or non-traditional banking activities and that fail to adequately manage these risks, could be ordered to set aside more than eight percent (8%) of their total capital as a cushion against loss.

Real Estate Loans

FDICIA also requires that banking agencies reintroduce loan-to-value ("LTV") ratio regulations which were previously repealed by the 1982 Act. LTV's will limit the amount of money a financial institution may lend to a borrower, when the loan is secured by real estate, to no more than a percentage to be set by regulation of the value of the real estate.

      A separate subtitle within FDICIA, called the "Bank Enterprise Act of 1991", requires "Truth-In-Savings" on consumer deposit accounts so that consumers can make meaningful comparisons between the competing claims of banks with regard to deposit accounts and products. Under this provision, the Bank will be required to provide information to depositors concerning the terms of their deposit accounts, and in particular, to disclose the annual percentage yield. There are operational costs involved in complying with the Truth-In-Savings law.

     For a discussion of the Interstate Banking and Branching
Act, see section entitled "PROPOSED REORGANIZATION - Reasons for the Proposed Organization - Interstate Banking and Branching".

Legal Proceedings

     The nature of the Bank's business generates a certain amount of litigation involving matters arising in the ordinary course of business. In the opinion of management of the Bank, however, there are no proceedings pending to which the Bank is a party or to which its property is subject, which, if determined adversely to the Bank, would be material in relation to the Bank's undivided profits or financial condition, nor are there any proceedings pending other than ordinary routine litigation incident to the business of the Bank. In addition, no material proceedings are pending or are known to be threatened or contemplated against the Bank by government authorities or others.

Directors

     The following table sets forth selected information about the directors of the Bank.


                    Principal
                    Occupation                       Age as of
                   For the Past        Director     February 28,
Name                Five Years          Since           1997
----              ------------        ---------     ------------


Angelo F.
Bistocchi       Retired Restauranteur    1971            77

Michael G.      President, S.G.          1988            34
 Cestone<F1>    Mastriani Company

Michael J.      President, M. R.         1969            65
 Cestone,       Company; CEO, S. G.
 Jr.<F1>        Mastriani Company

Dominick L.     President, F&L Realty    1987            59
 DeNaples<F2>   Corp; Vice President,
                DeNaples Auto Parts,
                Inc.; Vice President
                Keystone Landfill, Inc.

Louis A.        President, DeNaples Auto 1972            56
 DeNaples<F2>   Parts, Inc.; President,
                Keystone Landfill, Inc.;
                Vice President, F&L
                Realty Corp.

Joseph J.       President, Dunmore Oil   1989            66
  Gentile       Co., Inc.

Martin F.       Partner, Gibbons Ford    1979            81
 Gibbons

Joseph O.       Retired Superintendent   1987            57
 Haggerty        Dunmore School District

                              34


George N.       Consultant to the Bank   1973            70
 Juba

J. David        President and CEO of     1986            48
 Lombardi       the Bank

John R. Thomas  Chairman of the Board,   1967            79
                Wesel Manufacturing
                Company (design and
                manufacturing of
                precision machinery)

________________________


<F1> Michael G. Cestone is the son of Michael J. Cestone, Jr.

<F2> Louis A. DeNaples and Dominick L. DeNaples are brothers.

Principal Officers of the Bank

     The following table sets forth selected information about the principal officers of the Bank, each of whom is elected by the Board of Directors and each of whom holds office at the discretion of the Board of Directors.




                      Office and                         Bank
                      Position with         Held       Employee
Name                    the Bank            Since        Since
----                  -------------         -----      --------


J. David Lombardi    President and CEO      1988         1981

Gerard A. Champi     Senior Vice President  1993         1991

Stephen J. Kavulich  Senior Vice President  1994         1991

William S. Lance     Senior Vice President  1994         1991
                      and Comptroller

Robert J. Mancuso    Senior Vice President  1991         1980
                      and Cashier

Richard F. Post, Jr. Senior Vice President  1988         1988

Thomas P. Tulaney    Senior Vice President  1994         1994


                        Number of Shares          Age as of
                        Beneficially             February 28,
Name                    Owned <F1>                  1997
----                    ----------------         ------------


J. David Lombardi          10,173<F2>                48

Gerard A. Champi              660                    36

Stephen J. Kavulich         3,018                    51

William S. Lance              220                    37

Robert J. Mancuso           3,400                    39

Richard F. Post, Jr.          251                    42

Thomas P. Tulaney             550                    37

_________________________


<F1> All shares are owned individually or jointly with a spouse unless otherwise indicated.

<F2> For details on the shares beneficially owned, see
"Beneficial Ownership by Officers and Directors", supra at page
4.


                    CERTAIN TRANSACTIONS

     There have been no material transactions between the Bank, nor any material transactions proposed, with any director or executive officer of the Bank, or any associate of the foregoing persons. The Bank has engaged in and intends to continue to engage in banking and financial transactions in the ordinary course of business with directors and officers of the Bank and their associates on comparable terms and with similar interest rates as those prevailing from time to time for other customers of the Bank. Total loans outstanding from the Bank at December 31, 1996, to the Bank's officers and directors as a group and members of their immediate families and companies in which they had an ownership interest of ten percent (10%) or more were $4,247,178 or approximately 15.37% of the Bank's total equity capital. Loans to such persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectability or present other unfavorable features. Total loans to the above described group as of the most recent practicable date, February 28, 1997, were $4,183,329 or approximately 14.84% of the Bank's total equity capital.


     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Bank's directors, executive officers and shareholders owning in excess of ten percent (10%) of the Bank's outstanding equity stock to file initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Bank with the Securities and Exchange Commission. Based on a review of copies of such reports received by it, and on the statements of the reporting persons, the Bank believes that all such Section 16(a) filing requirements were complied with in a timely fashion.


          DESCRIPTION OF THE BANK'S COMMON STOCK

The Bank's Common Stock

     As of December 31, 1996, the Bank's authorized Common Stock consisted of five million (5,000,000) shares, par value One Dollar and Twenty-five Cents ($1.25) per share, of which 1,090,424 shares were issued and outstanding. Each share of Common Stock is entitled to one (1) vote on all matters that may be brought before shareholders' meetings, except that the holders of Common Stock have cumulative voting rights in the election of directors. Cumulative voting for the election of directors entitles each shareholder to multiply the number of votes to which the shareholder is entitled by the total number of directors to be elected, and the shareholder may cast the whole number of these votes for one candidate or may distribute them among two or more candidates. As of December 31, 1996, the Bank had approximately 884 shareholders. The Bank's Common Stock has limited preemptive subscription rights. The Bank's shares are non-assessable(except as provided under 12 U.S.C. Section 55, relating to assessments upon shareholders for a deficiency in paid-up capital stock; 12 U.S.C. Section 55 has not been used for many years) and requires no sinking fund. Each shareholder is entitled to receive dividends that may be declared by the Board of Directors, and, in the event of liquidation, dissolution or merger, the holders will be entitled to share pro rata according to their interests. See section entitled "Comparison of Shareholder Rights" for a summary of the differences between the rights of holders of the Bank's Common Stock and the rights of holders of the Holding Company's Common Stock.

     Payment of dividends is subject to the restrictions set forth in the National Bank Act, which provides that dividends may be declared by the Board of Directors and paid from the net profits of the Bank as the Board of Directors shall judge expedient. Dividends may be paid only if: (1) the payment would not impair the Bank's capital structure; (2) if the Bank's surplus is at least equal to its common capital; (3) the dividends declared in any year do not exceed the net profits in that year and the net profits retained in the two (2) preceding years; (4) no losses have been sustained equal to or exceeding its undivided profits; and (5) the Bank continues its operations at an amount greater than its net profits deducting therefrom its losses and bad debts. In addition, under the FDIA (12 U.S.C.
Section 1818), dividends cannot be declared and paid if the OCC obtains a cease and desist order because such payment would constitute an unsafe and unsound banking practice.

     The following table sets forth the dividends paid by the Bank to its shareholders since December 1992.

                            AMOUNTS OF DIVIDENDS PAID
                ------------------------------------------------
                Regular Cash         Special Cash         In the
             Dividend Per Share    Dividend Per Share   Aggregate
             ------------------    ------------------   ---------

Month/Year
----------
December 1992     $  .15               $  .11            $  .26
March 1993           .15                                    .15
June 1993            .15                                    .15
September 1993       .18                                    .18
December 1993        .18                  .12               .30
March 1994           .18                                    .18
June 1994            .20                                    .20
September 1994       .20                                    .20
December 1994        .20                  .14               .34
March 1995           .22                                    .22
June 1995            .22                                    .22
September 1995       .22                                    .22
December 1995        .22                  .12               .34
March 1996           .22                                    .22
June 1996            .25                                    .25
September 1996       .25                                    .25
December 1996     $  .25               $  .13            $  .38

_______________________

                              37

Holders of Common Stock who are Pennsylvania residents are not subject to the Pennsylvania county personal property tax on their shareholdings.

Comparative Market Prices

     There has never been an organized public trading market for the Bank's outstanding Common Stock. The Bank's Common Stock is traded over-the-counter from time to time; as of February 28, 1997, the highest bid price known to management for transactions of the Bank's Common Stock was $32.25 which such price may include retail markups, markdowns or commissions. As of October 23, 1996, the date on which the Board of Directors made the decision to form a bank holding company and to submit the Plan of Reorganization and Plan of Merger to the shareholders of the Bank, the last known trade was $29.50 on October 1, 1996, which such price may include retail markups, markdowns or commissions. Due to the infrequency of such trading and the fact that such trades are generally private transactions, the Board of Directors of the Bank is unable to determine actual trading prices on any given date.

Capitalization

     Set forth below is the capitalization of the Bank at December 31, 1996, and of the Interim Bank and the Holding
Company at initial formation, and as adjusted to reflect the consummation of the Merger.


                         First            First         First
                        National        National      National
                       Community      Community      Community
                         Bank        Interim Bank   Bancorp, Inc.
                         ----        ------------  ------------


Prior to Merger
---------------

Number of Shares
Authorized or to
be Authorized,
Common Stock, par
value $1.25 for Bank,
Interim Bank and for
Holding Company         5,000,000     5,000,000     5,000,000

Number of Shares
outstanding:
 Common Stock           1,090,424       560,000<F1>         2<F2>

Capital Accounts:
 Common Stock           1,363,000       700,000<F1>      2.50<F2>
Capital Surplus         6,267,000      140,000<F1>
 Undivided Profits     19,617,000
 Net Unrealized
  Holding Gains
  (Losses) on
  Available-for-
  Sale Securities         384,000             0             0
                       ----------       ----------       -------

Total Equity Common    27,631,000       840,000          2.50


                              38



After Merger
------------
Number of Shares
Outstanding:
Common Stock par
value $1.25 for
Bank, Interim Bank
and for Holding
Company                    --         560,000<F3> 1,090,424<F4>

Capital Accounts:
 Common Stock par value
 $1.25 for Interim Bank
 and for Holding
 Company                   --        1,363,000      1,363,000
Capital Surplus            --        6,267,000      6,267,000
 Undivided Profits         --       19,617,000     19,617,000
 Net Unrealized Holding
 Gains(Losses) on
 Available-for-Sale
 Securities                --         384,000        384,000
                         -----      ----------     -----------

Total Equity Common         0       27,631,000<F5> 27,631,000<F6>
                           ===      ==========     ==========


<F1> Represents shares issued upon the initial capitalization of the Interim Bank for One Dollar and Fifty Cents ($1.50) per share. Eight thousand eight hundred (8,800) shares were subscribed by the organizers of the Interim Bank and five hundred fifty-one thousand two hundred (551,200) shares were subscribed by First National Community Bancorp, Inc. At the Effective Date of the Merger, the eight thousand eight hundred (8,800) shares of the organizers will be assigned to First National Community Bancorp, Inc. at the same purchase price, One Dollar and Fifty Cents ($1.50) per share.

<F2> Represents two (2) shares issued to the incorporators of the
Holding Company for One Dollar and Twenty-five Cents ($1.25) per share. At the Effective Date of the Merger, these shares will be repurchased and retired by First National Community Bancorp, Inc. at the same purchase price, One Dollar and Twenty-five Cents ($1.25) per share.

<F3> Represents the initial eight thousand eight hundred (8,800)
shares issued on formation of the Interim Bank to the organizers for One Dollar and Fifty Cents ($1.50) per share, and 551,200 shares which will be purchased by the Holding Company on the Effective Date of the Merger.

<F4> Represents the maximum number of shares to be issued to the holders of Common Stock of the Bank as the result of the Merger.

<F5> Total equity capital reflects the capital accounts after payment of the Eight Hundred Forty Thousand Dollars ($840,000) dividend to the Holding Company to repay a loan and purchase the shares that provided the funds for the initial capitalization of the Interim Bank. This borrowing will be through PNC Bank, Pittsburgh, Pennsylvania at approximately 8%.

<F6> Amounts after the Merger are on a consolidated basis.

                              39


           DESCRIPTION OF THE HOLDING COMPANY'S STOCK

Common Stock

     The Holding Company is authorized to issue five million (5,000,000) shares of Common Stock, par value One Dollar and Twenty-five Cents ($1.25) per share, of which approximately 1,090,424 thousand shares would be outstanding if the reorganization had been consummated as of December 31, 1996. The remaining 3,909,576 thousand authorized but unissued shares of Common Stock may be issued by the Board of Directors without further shareholder approval. Issuance of these shares could cause a dilution of the book value of the stock and the voting power of present shareholders. The holders are entitled to one
(1) vote per share on all matters presented to them and have no cumulative voting rights in the election of directors.

     The Common Stock has no preemptive, subscription, or conversion rights, redemption or repurchase provisions. These shares are non-assessable and require no sinking fund. Each shareholder is entitled to receive dividends that may be declared by the Board of Directors and to share pro rata in the event of dissolution or liquidation. For information concerning dividend restrictions, see sections entitled "Description of the Bank's Stock - The Bank's Common Stock" and "Comparison of Shareholder Rights".

     In some jurisdictions, shares of common stock of a general business corporation, such as the Holding Company, may be treated differently from shares of stock of a bank, and therefore, may be the subject of personal property taxation.

Legal Opinion

     Shumaker Williams, P.C., 3425 Simpson Ferry Road, Camp Hill, Pennsylvania, Special Counsel to the Bank and the Holding Company, has delivered an opinion to the effect that the shares of Common Stock of the Holding Company to be issued in connection with the reorganization will be, when issued and delivered pursuant to the Plan of Reorganization and Plan of Merger, fully paid and non-assessable by the Holding Company.

Anti-Takeover Provisions

     Under the Pennsylvania Business Corporation Law of 1988, as amended ("BCL"), the Articles of Incorporation and By-laws of the Holding Company, there are twelve (12) provisions that may be deemed to be "anti-takeover" in nature that will be immediately applicable. Two of these provisions are: the authorization of five million (5,000,000) shares of Common Stock and the lack of preemptive rights for shareholders to subscribe to purchase additional shares of stock on a pro rata basis. The additional shares of Common Stock and the elimination of preemptive rights to such stock were authorized for the purpose of providing the Board of Directors of the Holding Company with as much flexibility as possible to issue additional shares, without further shareholder approval for proper corporate purposes, including financing, acquisitions, stock dividends, stock splits, employee incentive plans and other similar purposes. However, these additional shares may also be used by the Board of Directors (if consistent with its fiduciary responsibilities) to deter future attempts to gain control over the Holding Company.

                              40


     The Bank is not permitted by the national banking laws to elect directors for staggered terms (a "Classified Board"). Provisions for a Classified Board, however, are included in the By-Laws of the Holding Company. The Board of Directors believes that a Classified Board will help to assure continuity and stability of corporate leadership and policy. In addition, a Classified Board will help to moderate the pace of any change in control of the Board of Directors by extending the time required to elect a majority of the directors to at least two successive annual meetings. However, since this extension of time also tends to discourage a tender offer or takeover bid, this provision may also be deemed to be "anti-takeover" in nature. In addition, a Classified Board makes it more difficult for a majority of the shareholders to change the composition of the Board of Directors even though this may be considered desirable for them. Section 10.3 of the By-laws of the Holding Company provides that at the 1998 Annual Meeting of Shareholders of the Holding Company, the shareholders shall elect eleven (11) Bank directors as follows: Four (4) Class A directors to serve until the 1999 Annual Meeting of Shareholders, four (4) Class B directors to serve until the 2000 Annual Meeting of Shareholders, and three (3) Class C directors to serve until the 2001 Annual Meeting of Shareholders. Each class shall be elected in a separate election. At each Annual Meeting of Shareholders thereafter, successors to the class of directors whose term shall then expire shall be elected to hold office for a term of three
(3) years, so that the term of office of one class of directors shall expire in each year.

     Another provision that could be considered "anti-takeover" in nature is the elimination of cumulative voting. Cumulative voting entitles each shareholder to as many votes as equal the number of shares owned by him multiplied by the number of directors to be elected. A shareholder may cast all of these votes for one candidate or distribute them among any two or more candidates. Cumulative voting is required under the national banking laws, but is optional under the Pennsylvania Business Corporation Law. The Board of Directors did not provide for cumulative voting in the Articles of Incorporation of the Holding Company because it believes that each director should represent and act in the interest of all shareholders and not any special group of shareholders. The absence of cumulative voting means that a majority of the outstanding shares can elect all the members of the Board of Directors. Although the Bank has (and the Holding Company after the reorganization will have) approximately 884 shareholders, the Board of Directors recognizes that the absence of cumulative voting makes it more difficult to gain representation on the Board of Directors.

     Provisions in the Holding Company's Articles of Incorporation and By-laws require action by a majority of the Board of Directors, the Chairman, the President or the Executive Committee of the Holding Company to call a Special Meeting of Shareholders. The Holding Company's By-laws may be amended by a majority vote of the members of the Board of Directors, subject to the affirmative vote of at least seventy-five percent (75%) of the issued and outstanding shares to change any amendment to the By-laws previously approved by the Board of Directors. These provisions were included in the By-laws of the Holding Company in order to ensure that any extraordinary corporate transaction could be effected only if it received a clear mandate from the shareholders and/or the directors.

                              41


     Other provisions that could be considered "anti-takeover" are the requirements in the Holding Company's Articles of Incorporation that the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares of Common Stock of the Holding Company is required to approve any merger, consolidation, dissolution or liquidation of the Holding Company or the sale of all or substantially all of its assets; or the holders of at least fifty-one percent (51%) of the outstanding shares of Common Stock of the Holding Company when at least a majority of Directors have approved such transaction. These provisions were included in the Articles of Incorporation of the Holding Company in order to ensure that any extraordinary corporate transaction could be effected only if it receives a clear mandate from the shareholders. However, these provisions could give the Holding Company's management a veto power over certain acquisitions regardless of whether any such acquisition is desired by or beneficial to a majority of the shareholders and thereby assist management in retaining their present positions. Also, these provisions could give the holders of a minority of the Holding Company's outstanding shares a veto power over any merger, consolidation, dissolution or liquidation of the Holding Company, the sale of all or substantially all of its assets even if management and/or a majority of the shareholders believes such transaction to be desirable and beneficial. Absent such provisions in the Holding Company's Articles of Incorporation, the affirmative vote of at least a majority of the Holding Company's shares outstanding and entitled to vote thereon would be required to approve any merger, consolidation, dissolution, liquidation, and the sale of all of its assets. Upon the consummation of the reorganization, it is expected that the executive officers and directors of the Holding Company will own an aggregate of 285,550 shares, or 26.19% of the Holding Company's outstanding stock.

     Another anti-takeover provision in the Articles of Incorporation enables the Board of Directors to oppose a tender offer on the basis of factors other than economic benefit to shareholders, such as the impact the acquisition of the Holding Company would have on the community; the effect of the acquisition upon shareholders, employees, depositors, suppliers and customers; and the reputation and business practices of the tender offeror. This provision was included in the Articles of Incorporation of the Holding Company to permit the Board of Directors to recognize the responsibilities to these constituent groups and to the Holding Company and its subsidiaries and the communities that they serve.

     In addition to the provisions already described, under Pennsylvania Business Corporation Law of 1988 ("BCL"), as amended, there are four additional provisions that may be deemed to be "anti-takeover" in nature. These provisions are related to corporations that have their securities registered with the Securities and Exchange Commission ("SEC") under Section 12 of the Securities Exchange Act of 1934, as amended ("Registered Corporations"). The Holding Company's Common Stock will be registered with the SEC, because on the effective date of the reorganization it will have five hundred (500) or more shareholders of record and assets of at least five million dollars ($5,000,000). Shareholders of Registered Corporations do not have a right to call a Meeting of shareholders nor do they have a right to propose an amendment to the Articles of Incorporation of the Holding Company. One effect of these provisions will be to prevent the calling of a special meeting of shareholders for the purpose of considering a merger, consolidation or other corporate combination which does not have the approval of a majority of the members of the Board of Directors. Therefore, such a provision may have the effect of

                              42


making the Holding Company less attractive as a potential takeover candidate by depriving shareholders of the opportunity to initiate special meetings at which a possible business combination might be proposed.

     In the opinion of the Board of Directors, the elimination of these two rights under the BCL for Registered Corporations will discourage attempts by shareholders to disrupt the business of the
Holding Company between annual meetings of the shareholders by calling a special meeting. Furthermore, these provisions will provide a greater time for consideration of any shareholder proposal to the extent that his, her or its proposal must be deferred until the next annual meeting of shareholders and must comply with certain notice requirements and proxy solicitation rules in advance thereof. These BCL provisions would not affect the calling of a special meeting by the Chairman of the Board or by a majority of the members of the Board of Directors or of its Executive Committee if, in their judgment, there are matters to be acted upon which are in the best interests of the Holding Company and its shareholders.

     Another BCL provision to which the Holding Company will be subject, assures that all shareholders will receive the "fair value" for their shares as the result of a "control transaction." "Fair Value" means not less than the highest price paid per share by a controlling person or group at any time during the 90-day period ending on and including the date of the control transaction plus an increment representing any value, including, without limitation, any proportion of any value payable for acquisition of control of the Holding Company, that may not be reflected in such price. "Control Transaction" means the acquisition by a person who has, or a group of persons acting in concert that has, voting power over voting shares of the Holding Company that would entitle the holders thereof to cast at least twenty percent (20%) of the votes that all shareholders would be entitled to cast in an election of directors of the Holding Company. After the occurrence of a Control Transaction, any shareholder may, within a specified time period, make written demand on the person or group controlling at least twenty percent (20%) of the voting power of the shares of the Holding Company for payment in an amount equal to the Fair Value of each voting share as of the date on which the Control Transaction occurs.

     It has become a relatively common practice in corporate takeovers to pay cash to acquire controlling equity in an company and then to acquire the remaining equity interest in the company by paying the balance of the shareholders a price for their shares which is lower than the price paid to acquire control or is in a less desirable form of consideration, frequently, in securities of the purchaser that do not have an established trading market at the time of issue. The Board of Directors considers such "two-tier pricing" tactics to be unfair to the Holding Company's shareholders. By their very nature, such tactics tend (and are designed) to cause concern on the part of shareholders that if they do not act promptly, they risk either being relegated to the status of minority shareholders in a controlled company or being forced to accept a lower price for all of their shares. Thus, two-tier pricing unduly pressures shareholders into selling as many of their shares as quickly as possible, either to the purchaser or in the open market, without having genuine opportunity to make a considered investment choice between remaining a shareholder of the company or disposing of their shares. Moreover, such sales in turn facilitate the purchaser's acquisition of a sufficient interest in the company and thereby enables the purchaser to force the exchange of remaining shares for a lower price in a Business Combination. (See discussion below).

                             43


     While the Fair Price provision in the BCL is designed to help assure fair treatment of all shareholder vis-a-vis other shareholders in the event of a takeover, it is not the purpose of the Fair Price provision to assure that shareholders will receive a premium price for their shares in a takeover. Accordingly, the Fair Price provision would not preclude the Board of Directors' opposition to any future takeover proposal which it believes not to be in the best interests of the holding Company and its shareholders, whether or not such a proposal satisfies the minimum price, form of consideration and procedural requirements of the Fair Price provision under the BCL.

     Another provision under the BCL relates to a "Business Combination" involving a Registered Corporation. Business Combination means any one of the following transactions involving an "Interested Shareholder": (1) a merger of consolidation of the Holding Company with an Interested Shareholder or any other corporation which is, or after the merger or consolidation would be, an affiliate or associate of the Interested Shareholder; (2) a sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with the Interested Shareholder or any affiliate or associate of such Interested Shareholder of the assets of the Holding company or any subsidiary of the Holding Company having an aggregate market value equal to ten percent (10%) or more of the consolidated assets, of all outstanding shares or of the consolidated earning power and net income, of the Holding Company; (3) the issuance or transfer by the Holding company or any subsidiary of any shares of the Holding Company or any subsidiary which has an aggregate market value at least equal to five percent (5%) of the aggregate market value of all such outstanding shares to an Interested Shareholder or any affiliate or associate; (4) the adoption of any plan for the liquidation or dissolution of the Holding company proposed by, or pursuant to any agreement with, the Interested Shareholder or any affiliate or associate; (5) a reclassification of securities or recapitalization of the Holding Company or any merger of consolidation of the Holding company with any subsidiary of the Holding Company or any other transaction proposed by, or pursuant to any agreement with, the Interested Shareholder or any affiliate or associate, which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of the Holding Company owned by the Interested Shareholder; or (6) the receipt by the Interested Shareholder or any affiliate or associate of the benefit, directly or indirectly, of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by or through the Holding Company. An "Interested Shareholder" is any person that is the beneficial owner, directly or indirectly of shares entitling that person to cast at least twenty percent (20%) of the votes that all shareholders would be entitled to cast in an election of directors of the Holding company.

     The Holding Company shall not engage in a Business Combination with an Interested Shareholder other than: (1) a Business Combination approved by the Board of Directors prior to the date on which the Interested Shareholder acquires at least twenty percent (20%) of the shares ("Share Acquisition Date") or where the purchase of shares by the Interested Shareholder has been approved by the Board of Directors of the Holding Company;
(2) a Business Combination approved by a majority of the votes that all shareholders would be entitled to cast not including those shares held by the Interested Shareholder, at a meeting called for such purpose no earlier than three months after the Interested Shareholder became, and if at the time of the meeting the Interested Shareholder is, the beneficial owner, directly or indirectly, of shares entitling the Interested Shareholder to cast at least seventy percent (70%) of the votes that all shareholders

                              44


would be entitled to cast in an election of Directors of the Holding Company if the Business Combination satisfies certain minimum conditions (see discussion below); (3) a Business Combination approved by the affirmative vote of all of the shareholders of the outstanding shares; (4) a Business Combination approved by a majority of the votes that all shareholders would be entitled to cast not including those shares beneficially owned by the Interested Shareholder at a meeting called for such purpose no earlier than five years after the Interested Shareholder's Share Acquisition date; and (5) a Business Combination approved at a shareholders' meeting called for such purpose no earlier than five years after the Interested Shareholder's Share Acquisition Date and that meets certain minimum conditions (see discussion below).

     The certain minimum conditions discussed in Business Combinations above generally require that the aggregate amount of the cash and the market value of consideration other than cash (such as stock, bonds or debentures) to be received per share by the shareholders of the Holding Company be at least equal to the highest per share price paid by the Interested shareholder at a time when the Interested Shareholder was the beneficial owner of shares entitling him to cast at least five percent (5%) of the votes that all shareholders would be entitled to cast in an election of directors: (A) Business Combination or (B) in the transaction in which the Interested Shareholder became an Interested Shareholder, whichever is higher; plus, in either situation, interest compounded annually from the earlier date on which the highest per-share acquisition price was paid through the consummation date at the rate of 1-year United States Treasury obligations from time to time in effect less the aggregate amount of any cash dividends paid and the market value of any dividends paid other than cash.

     The above BCL provision relating to Business Combinations is designed to help assure that if, despite the Holding Company's best efforts to remain independent, the Holding Company is nevertheless taken over, each shareholder will be treated fairly vis-a-vis every other shareholder and that arbitrageurs and professional investors will not profit at the expense of the Holding Company's long-term public shareholders. It should be noted that while the Business Combination provision is designed to help assure fair treatment of all shareholders vis-a-vis other shareholders in the event of a takeover, it is not the purpose of the Business Combination provision to assure that shareholders will receive premium price for their shares in a takeover. Accordingly, the Board of Directors is of the view, that the Business Combination provision would not preclude the Board of Director's opposition to any future takeover proposal which it believes not to be in the best interests of the Holding Company and its shareholders, whether or not such a proposal satisfies the requirements of the Business Combination provision or Fair Price provision or both.

     Subchapter G of Chapter 25 of the BCL also applies to Registered Corporations. Under Subchapter G, the acquisition of shares that increase the acquiror's control of the corporation above 20%, 33 1/3% or 50% of the voting power able to elect the Board of Directors cannot be voted until a majority of disinterested shareholders approve the restoration of the voting rights of those shares in two separate votes: (1) all disinterested shares of the corporation and (2) all voting shares of the corporation. Voting rights which are restored by shareholder approval will lapse if any proposed control-share-acquisition which is approved is not consummated within 90 days after shareholder approval is obtained. Furthermore, control-shares that are not accorded voting rights or whose rights lapse will regain such voting rights on transfer to another person who is not an affiliate of the acquiror. If they constitute control-shares for the transferee, this

                              45


subchapter must be applied to that person as well. If the acquiror does not request a shareholder meeting to approve restoration of voting rights within 30 days of the acquisition or if voting rights are denied by the shareholders or if they lapse, the corporation may redeem the control shares at the average of the high and low price on the date of the notice of redemption.

     Subchapter H of Chapter 25 of the BCL likewise applies to Registered Corporations. Under Subchapter H, a control person (a person who owns shares with 20% or more voting power) must disgorge to the corporation any profits from the disposition of any equity securities if the disposition occurs within 18 months of becoming a control person, and the security was acquired 24 months before to 18 months after becoming a control person. This provision seeks to prevent speculative takeover attempts.


     THE OVERALL EFFECT OF THESE PROVISIONS MAY BE TO DETER A FUTURE OFFER OR OTHER MERGER OR ACQUISITION PROPOSAL THAT A MAJORITY OF THE SHAREHOLDERS MIGHT VIEW TO BE IN THEIR BEST INTERESTS AS THE OFFER MIGHT INCLUDE A SUBSTANTIAL PREMIUM OVER THE MARKET PRICE OF THE HOLDING COMPANY'S COMMON STOCK AT THAT TIME. IN ADDITION, THESE PROVISIONS MAY HAVE THE EFFECT OF ASSISTING THE HOLDING COMPANY'S CURRENT MANAGEMENT IN RETAINING ITS POSITION AND PLACING IT IN A BETTER POSITION TO RESIST CHANGES THAT THE SHAREHOLDERS MAY WANT TO MAKE IF DISSATISFIED WITH THE CONDUCT OF THE HOLDING COMPANY'S BUSINESS.

     A vote in favor of the Plan of Reorganization and Plan of Merger is a vote in favor of these anti-takeover provisions contained in the Holding Company's Articles and By-laws and under the BCL.


                          DIVIDENDS

     The Bank has paid continuous cash dividends for over ten years. It is the present intention of the Holding Company's Board of Directors to retain the dividend policy of providing for a quarterly dividend; however, further dividends must necessarily depend upon earnings, financial condition, appropriate legal restrictions and other factors relevant at the time the Board of Directors of the Holding Company considers dividend policy. Cash available for dividend distribution to shareholders of the Holding Company must initially come from dividends paid by the Bank to the Holding Company. Therefore, the restrictions on the Bank's dividend payments are directly applicable to the Holding Company. See sections entitled "Description of the Bank's Stock
- The Bank's Common Stock" and "Comparison of Shareholder
Rights".

     Under the BCL, the Holding Company may not pay a dividend if, after giving effect thereto: (1) the Holding Company would be unable to pay its debts as they become due or (2) the Holding Company's total assets would be less than its total liabilities plus an amount needed to satisfy any preferential rights of shareholders. Total assets and liabilities shall be determined by the Board of Directors, which may base its determination on such factors as it considers relevant, including without limitation: (i) the book value of the assets and liabilities of the Holding Company, as reflected on its books and records; and
(ii) unrealized appreciation and depreciation of the assets of the Holding Company.

                              46


               COMPARISON OF SHAREHOLDER RIGHTS

     One result of the consummation of the proposed reorganization is that shareholders of the Bank, whose rights are presently governed by the National Bank Act, will become shareholders of the Holding Company, and their rights in the future will be governed by the BCL. Another result is that the Articles of Incorporation and By-laws of the Holding Company differ in several aspects from those of the Bank.

     The following table compares the rights of shareholders of the Bank with the rights of shareholders of the Holding Company.
This table is qualified by the more detailed information appearing elsewhere in this Proxy Statement/Prospectus and in the exhibits hereto and is not intended to be an exhaustive comparison.

                                           The Holding Company's
                The Bank's Common Stock         Common Stock
                -----------------------     ---------------------

Authorized and
 Outstanding    Five million (5,000,000)      Five million
                shares, par value One Dollar  (5,000,000) shares,
                and Twenty-five Cents ($1.25) par value One
                per share, authorized; of     Dollar and Twenty-
                which 1,090,424 were          five Cents ($1.25)
                outstanding on December 31,   per share,
                1996                          authorized; of
                                              which 1,090,424
                                              shares would be
                                              outstanding if the
                                              reorganization were
                                              effected on
                                              December 31, 1996

Voting          One (1) vote per share with   One (1) vote per
                cumulative voting for         share with no
                directors                     cumulative voting
                                              for directors


Preemptive
 Rights         Limited Preemptive rights     No preemptive
                to subscribe for additional   rights to subscribe
                shares on a pro rata          for additional
                basis                         shares on a pro
                                              rata basis

                              47



Dividends       As declared by the Board      As declared by the
                of Directors; may be paid     Board of Directors;
                only if it would not impair   the Bank's dividend
                the Bank's capital structure, restrictions apply
                if the Bank's surplus is at   indirectly to the
                least equal to its common     Holding Company as
                capital and if the dividends  cash available for
                declared in any year do not   dividend
                exceed the total of net       distributions will
                profits in that year          initially come from
                combined with undivided       dividends paid to
                profits of the preceding      the Holding Company
                two years less any required   by the Bank.  In
                transfers to surplus,         addition, the
                if no losses have been        Holding Company may
                sustained equal to or         not pay a dividend
                exceeding its undivided       if, after giving
                profits, and if the Bank      effect thereto: (1)
                continues its operations      the Holding Company
                at an amount greater than     would be unable to
                its net profits deducting     pay its debts as
                therefrom its losses and      they become due or
                bad debts                     (2) the Holding
                                              Company's total
                                              assets would be
                                              less than the
                                              amount needed to
                                              satisfy any
                                              preferential rights
                                              of shareholders

Amendment of
 By-laws        Approval by a majority        Approval by the
                vote of the Board of          affirmative vote
                Directors, subject to the     of the holders of
                power of shareholders to      at least seventy-
                change such action by the     five percent (75%)
                affirmative vote of the       of the outstand-
                holders of a majority of      ing shares, or by
                the outstanding shares; or    a majority vote of
                the affirmative vote of the   the Board of
                holders of at least fifty     Directors subject
                percent (50%) of the          to the power of
                outstanding shares            shareholders to
                                              change such action
                                              of the Board of
                                              Directors by the
                                              affirmative vote of
                                              the holders of
                                              seventy-five
                                              percent(75%) of the
                                              out-standing shares

Shareholder
 Action

(a)Mergers,     Approval by a vote of at      Approval by vote of
Consolidations  least sixty-six and two-      at least seventy-
                thirds (66-2/3%) of           five (75%) of out-
                outstanding shares            standing shares; or
                                              approval of at
                                              least fifty-one
                                              (51%) of outstand-
                                              ing shares if such
                                              transaction has
                                              received the prior
                                              approval of at
                                              least a majority
                                              of Directors.

                              48


(b) Liquida-    Approval by a vote of         Approval by vote of
 tion, Sales    at least sixty-six and        at least seventy-
 of Sub-        two-thirds percent            five percent (75%)
 stantially     (66-2/3%) of outstand-        of outstanding
 All Assets     ing shares                    shares; or approval
                                              of at least fifty-
                                              one percent (51%)
                                              of outstanding
                                              shares if such
                                              transaction has
                                              received the prior
                                              approval of at
                                              least a majority
                                              of Directors.

(c)Special      Upon request by the           Upon request by
Shareholder     Board of Directors or         the Chairman of
Meetings        one or more shareholders      the Board, the
                owning in the aggregate       President, a
                not less than ten percent     majority of the
                (10%) of the outstanding      Board of Directors,
                shares                        or of its Executive
                                              Committee

Authorization   Approval by vote of at        Approval by vote of
of Additional   least sixty-six and two-      a majority of the
Shares          thirds percent (66-2/3%)      directors
                of outstanding shares

Amendment of    Approval by vote of at        Approval by vote
Articles of     least sixty-six and two-      of majority of
Incorporation   thirds percent (66-2/3%)      the votes cast
(other than     of outstanding shares         except for the
for the                                       Anti-takeover pro-
purposes                                      visions, then 75%
named above)


Repurchase      Cannot reduce or retire       Stock can be re-
                any part of its stock         purchased if, after
                without prior regulatory      giving effect
                approvals                     thereto:  (1) the
                                              Holding Company
                                              would still be able
                                              to pay its debts as
                                              they become due or
                                              (2) the Holding
                                              Company's total
                                              assets would still
                                              be more than its
                                              total liabilities
                                              plus an amount
                                              needed to satisfy
                                              any preferential
                                              rights of
                                              shareholders and
                                              that no more than
                                              ten percent (10%)
                                              of the outstanding
                                              shares can be
                                              repurchased in any
                                              twelve (12) month
                                              period without
                                              prior regulatory
                                              approval

                             49


     The Articles of Incorporation of the Holding Company and the Bank authorize the Board of Directors to oppose a tender offer for shares of the Holding Company on the basis of factors other than economic benefit to shareholders such as: the impact of the acquisition upon the


                              46



community; the effect of the acquisition upon employees, depositors, shareholders and customers; and the reputation and business practices of the tender offeror. See section entitled "Description of the Holding Company's Stock - Anti-Takeover Provisions". Also, the By-laws of the Holding Company provide for three (3) year staggered terms of office for directors (a "Classified Board"). Under national banking laws, the Bank is not permitted to have a Classified Board. See, section entitled "Description of the Holding Company's Stock - Anti-Takeover Provisions".

     In some jurisdictions, shares of common stock of a business corporation such as the Holding Company may be treated differently from shares of stock of a state banking institution for legal investments for institutions and fiduciaries, and as the subject of personal property taxation. Thus, shareholders of the Bank may desire to determine whether the status of their shares under local or state laws applicable to them would be changed upon the effective date of the Merger. Under Pennsylvania law, a fiduciary will be subject to the same standards for investments in stock of the Holding Company as for investments in the stock of the Bank. Under Pennsylvania law, the holders of the Common Stock of the Holding Company who are Pennsylvania residents will not be subject to the Pennsylvania county personal property tax on their shareholdings.


                   INDEPENDENT AUDITORS

     Robert Rossi & Co., Certified Public Accountants, of Olyphant, Pennsylvania, served as the Bank's independent auditors for the 1996 fiscal year. In addition to performing customary audit services, Robert Rossi & Co. assisted the Bank with the preparation of its federal and state tax returns and provided assistance in connection with regulatory matters, charging the Bank for such services at its customary hourly billing rates. These non-audit services were approved by the Bank's Board of Directors after the Board of Directors reviewed the nature and expense associated with such services and concluded that there was no effect on the independence of the accountants. The Bank has been advised by Robert Rossi & Co. that none of its members has any financial interest in the Bank. Robert Rossi & Co. has been engaged as the independent auditor for the fiscal year ending December 31, 1997.


                   FINANCIAL STATEMENTS

     The Bank is subject to the reporting requirements of the 1934 Act, and accordingly, files reports, proxy statements and other information with the OCC.

     The Board of Directors has not included any financial statements of the Bank in this Proxy Statement/Prospectus. It is the Board's position that financial statements would not be material or relevant, in order for the shareholders to make an informed prudent judgment to approve the Plan of Reorganization and Plan of Merger. For example, if the reorganization into the Holding Company would have occurred on January 1, 1996, the financial statements contained in the 1996 Annual Report would not be different in any material respect.

                              50


     A copy of the Bank's Annual Report for the fiscal year ended December 31, 1996, is being mailed to Shareholders on or about March 21, 1997. A copy of the Bank's 1995 and 1994 Annual Reports, prepared in conformity with generally accepted accounting principles, may be obtained at no cost by contacting William S. Lance, Senior Vice President, First National Community Bank, 102 East Drinker Street, Dunmore, Pennsylvania 18512. A representative of Robert Rossi & Co., the Bank's independent auditor, will attend the Annual Meeting and be available to respond to any appropriate questions concerning the Annual Report presented by the shareholders at the Annual Meeting.


                   SHAREHOLDER PROPOSALS

     In the event of consummation of the Plan of Reorganization, any shareholder who, in accordance with and subject to the provisions of the proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in the Holding Company's proxy statement for its 1998 Annual Meeting of Shareholders must deliver such proposal in writing to William S. Lance, Senior Vice President, at the Holding Company's principal executive offices, 102 East Drinker, Dunmore, Pennsylvania 18512, no later than December 27, 1997.

     If the Plan of Reorganization is not consummated, then any shareholder of the Bank who wishes to submit a proposal for inclusion in the Bank's proxy statement for its 1998 Annual Meeting of Shareholders, must submit the proposal in writing to William S. Lance, Senior Vice President of the Bank, at the Bank's principal office at 102 Drinker Street, Dunmore, Pennsylvania 18512, no later than January 26, 1998.


                      OTHER MATTERS

     The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the Proxy Statement/Prospectus, but if any matters are properly presented, it is the intention of the persons named in the accompanying Proxy to vote on such matters in accordance with their best judgment.



                             51

                           EXHIBIT A

                      PLAN OF REORGANIZATION

                                                      EXHIBIT A
                      PLAN OF REORGANIZATION


     THIS AGREEMENT made as of this March 12, 1997, among FIRST NATIONAL COMMUNITY BANCORP, INC., a Pennsylvania business corporation (the "Holding Company"), FIRST NATIONAL COMMUNITY BANK, Dunmore, Pennsylvania, a national banking association (the "Bank"), and FIRST NATIONAL COMMUNITY INTERIM BANK (In Organization), a national banking association and a subsidiary of the Holding Company (the "Interim Bank").

     WHEREAS, the Holding Company, the Bank and the Interim Bank desire to effect the formation of a bank holding company whereby Bank and the Interim Bank will be merged, the surviving bank will become a wholly-owned subsidiary of the Holding Company, and the present shareholders of the Bank (except for those who perfect dissenters' rights) will become shareholders of the Holding Company, on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:


SECTION 1.     MERGER.

     1.1. Agreement to Merge. Subject to the terms and conditions hereinafter set forth, the parties hereto agree to effect a merger of the Bank and the Interim Bank (the "Merger") pursuant to the provisions of the Bank Merger Act of 1966, 12 U.S.C. Section 215a, (the "Bank Merger Act") in accordance with the Plan of Merger attached hereto as Exhibit A and made a part hereof (the "Plan of Merger").

     1.2. Holding Company Common Stock. The Holding Company shall make available to the Bank and the Interim Bank a sufficient number of shares of the Holding Company's Common Stock to effect the Merger pursuant to the Plan of Merger.

SECTION 2.     SHARES OF THE HOLDING COMPANY AND OF THE SURVIVING
BANK.

     2.1. Conversion of Shares. The manner of converting the shares of Capital Stock of the Bank into shares of Common Stock of the Holding Company and the shares of Capital Stock of the Interim Bank into shares of Capital Stock of the surviving bank in the Merger shall be as set forth in Section 7 of the Plan of Merger.

                           A-1


SECTION 3.     REPRESENTATIONS AND WARRANTIES OF THE HOLDING
COMPANY.

     The Holding Company represents, warrants and agrees as follows:

     3.1. Organization and Standing. The Holding Company is a corporation duly organized and validly existing under the Pennsylvania Business Corporation Law of 1988, as amended.

     3.2. Capitalization. The Holding Company is authorized to issue Five Million (5,000,000) shares of Common Stock, par value One Dollar and Twenty-five Cents ($1.25) per share, of which two (2) shares are issued and outstanding. There are no outstanding options, warrants, calls, convertible securities, subscriptions or other commitments or rights of any nature with respect to the Common Stock of the Holding Company.

     3.3. Authority Relative to this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by the Board of Directors of the Holding Company. Subject to appropriate shareholder and regulatory approvals, neither the execution and delivery of this Agreement nor the consummation of the transactions provided for herein will violate any agreement to which the Holding Company is a party or by which it is bound or any law, order or decree or any provision of its Articles of Incorporation or By-laws.

     3.4. Absence of Liabilities. Prior to the effective time of the Merger, the Holding Company will have engaged only in the transactions contemplated by this Agreement and the Plan of Merger, will have no material liabilities and will have incurred no material obligations except in connection with its performance of the transactions provided for in this Agreement and in the Plan of Merger.


SECTION 4.     REPRESENTATIONS AND WARRANTIES OF THE BANK.

     The Bank represents, warrants and agrees as follows:

     4.1. Organization and Standing. The Bank is a national banking association duly organized and validly existing under the National Bank Act.

     4.2. Capitalization. The Bank is authorized to issue Five Million (5,000,000) shares of Capital Stock, par value One Dollar and Twenty-five Cents ($1.25) per share, of which 1,090,424 shares are issued and outstanding. There are no outstanding options, warrants, calls, convertible securities, subscriptions or other commitments or rights of any nature with respect to the Capital Stock of Bank.

    4.3. Authority Relative to this Agreement. The execution, delivery and performance of this Agreement and the Plan of Merger have been duly authorized by the Board of Directors of the Bank. Subject to appropriate shareholder and regulatory approvals, neither the execution and delivery of this Agreement or the Plan of Merger nor the consummation of the transactions provided for herein or therein will violate any agreement to which the Bank is a party or by which it is bound or any law, order, or decree or any provision of its Articles of Association or By-laws.

                           A-2



SECTION 5.    REPRESENTATIONS AND WARRANTIES OF THE INTERIM BANK.

     The Interim Bank represents, warrants and agrees as follows:

     5.1. Organization and Standing. The Interim Bank is a national banking association in the process of formation under the National Bank Act.
     5.2. Capitalization. Upon formation, the Interim Bank will be authorized to issue 5,000,000 shares of Capital Stock, par value One Dollar and Twenty-five Cents ($1.25) per share, of which 560,000 shares will be issued and outstanding and owned by the Holding Company and eleven organizers immediately prior to the Merger. Effective immediately after the Merger, the Interim Bank will issue such additional shares of its capital stock so that the Interim Bank's capital will equal that of the Bank immediately prior to the Merger.

     5.3. Authority Relative to this Agreement. The execution, delivery and performance of this Agreement and the Plan of Merger have been duly authorized by the Board of Directors of the Interim Bank. Subject to appropriate shareholder and regulatory approvals, neither the execution and delivery of this Agreement or the Plan of Merger nor the consummation of the transactions provided for herein or therein will violate any agreement to which the Interim Bank is a party or by which it is bound or any law, order, decree or any provision of its Articles of Association or By-laws.

     5.4. Absence of Liabilities. Prior to the effective time of the Merger, the Interim Bank will have engaged only in the transactions contemplated by this Agreement and the Plan of Merger, will have no material liabilities and will have incurred no material obligations except in connection with its performance of the transactions provided for in this Agreement and in the Plan of Merger.


SECTION 6.     COVENANTS OF THE HOLDING COMPANY.

    The Holding Company agrees that between the date hereof and the effective time of the Merger:

    6.1. Capitalization of the Interim Bank. The Holding Company shall purchase a total of 551,200 shares of Capital Stock, par value One Dollar and Twenty-five Cents ($1.25) per share, of Interim Bank for One Dollar and Fifty Cents ($1.50) per share, and shall cause the Interim Bank to do all things necessary to obtain a charter as a national banking association pursuant to the National Bank Act so as to permit the consummation of the Merger provided for in the Plan of Merger. The Holding Company may also purchase the subscription rights of the organizers of the Interim Bank for the 8,800 shares of Capital Stock issued to them in the aggregate. Such shares of the organizers shall be purchased at One Dollar and Fifty-Cents ($1.50) per share. Effective immediately after the Merger, the Holding Company shall purchase such additional shares of the Capital Stock of Interim Bank so that the Interim Bank's capital will equal the capital of the Bank immediately prior to the Merger.

                           A-3



     6.2. Approval of Merger. The Holding Company, as a shareholder of the Interim Bank, shall approve this Agreement and the Plan of Merger in accordance with applicable law.

     6.3. Best Efforts. The Holding Company will use its best efforts to take, or cause to be taken, all actions or do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Plan of Merger, subject, however, to the requisite vote of the shareholders of the Bank in accordance with the requirements of the Bank Merger Act and applicable law.


SECTION 7.     COVENANTS OF THE BANK.

    The Bank agrees that between the date hereof and the effective time of the Merger:

     7.1. Shareholders Meeting. The Bank shall submit this Agreement and the Plan of Merger to the vote of its shareholders as provided by the Bank Merger Act and other applicable laws at an Annual Meeting of Shareholders to be held on May 21, 1997, and any adjournment or postponement thereof.

     7.2. Best Efforts. The Bank will use its best efforts to take, or cause to be taken, all actions or do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Plan of Merger, subject, however, to the requisite vote of the shareholders of the Bank in accordance with the requirements of the Bank Merger Act and applicable law.


SECTION 8.     CONDITIONS TO OBLIGATIONS OF THE PARTIES.

     The obligations of the parties to consummate this Agreement and the Plan of Merger shall be subject to the following conditions:

     8.1. Representations and Warranties: Performance of Covenants. The representations and warranties and covenants contained in Sections 3, 4, 5, 6 and 7 hereof shall be true as of and at the effective time of the Merger, and each party shall have performed all obligations required hereby to be performed by it prior to the effective time of the Merger.

     8.2.     Bank Shareholder Approval.  The shareholders of
Bank shall have duly approved this Agreement and the Plan of Merger in accordance with applicable laws.

     8.3. Regulatory Approvals. Any federal or state regulatory agency having jurisdiction (banking or otherwise), to the extent that any consent or approval is required by applicable laws or regulations for the consummation of this Agreement and the Plan of Merger, shall have granted any necessary consent or approval.

                               A-4


     8.4. Registration Statement. The registration statement (the "Registration Statement") filed by the Holding Company, if required pursuant to the Securities Act of 1933, as amended, covering the shares of the Holding Company's Common Stock to be issued pursuant to the Plan of Merger shall have been declared effective by the Securities and Exchange Commission; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Holding Company, shall be contemplated or threatened by the Securities and Exchange Commission.

     8.5. Litigation. There shall be no litigation or proceeding pending or threatened for the purpose of enjoining, restraining or preventing the consummation of the Merger, this Agreement or the Plan of Merger or otherwise claiming that such consummation is improper.

     8.6. Tax Opinion. A tax opinion shall have been obtained from Shumaker Williams, P.C. of Camp Hill, Pennsylvania, Special Counsel to the Bank that the conversion of Bank's Capital Stock into the Holding Company's Common Stock will be tax free for federal income tax purposes; provided, however, that the requirements of this Section 8.6 may be waived by the affirmative vote of a majority of the Board of Directors of each of the parties hereto.


SECTION 9.     TERMINATION, WAIVER AND AMENDMENT.

     9.1. Circumstances of Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement and the Plan of Merger may be terminated at any time before the effective time of the Merger (whether before or after action with respect thereto by the Bank's shareholders) only:

          (a) by the mutual consent of the Board of Directors of the Bank, the Interim Bank and the Holding Company evidenced by an instrument in writing signed on behalf of each by any two of their respective officers; or

          (b) by the Board of Directors of the Bank if in its sole judgment the Merger would be inadvisable because of the number of shareholders of the Bank who perfect their dissenter's rights in accordance with applicable law and the Plan of Merger, or if, in the sole judgment of such Board, the Merger would not be in the best interests of the Bank or its employees, depositors or shareholders for any reason whatsoever.

     9.2. Effect of Termination. In the event of the termination and abandonment hereof, this Agreement and the Plan of Merger shall become void and have no effect, without any liability on the part of any of the parties, their directors, officers or shareholders, except as set forth in Section 10 hereof.

                           A-5



     9.3. Waiver. Any of the terms or conditions of this Agreement and the Plan of Merger may be waived in writing at any time by the Bank by action taken by its Board of Directors, whether before or after action by the Bank's shareholders; provided, however, that such action shall be taken only if, in the judgment of the Board of Directors, such waiver will not have a materially adverse effect on the benefits intended to be granted hereunder to the shareholders of the Bank.

     9.4. Amendment. Anything herein or elsewhere to the contrary notwithstanding, to the extent permitted by law, this Agreement and the Plan of Merger may be amended at any time by the affirmative vote of a majority of the Board of Directors of each of the Bank, the Holding Company and the Interim Bank, whether before or after action with respect thereto by the Bank's shareholders and without further approval of such amendment by the shareholders of the parties hereto; provided, however, that
Section 2.1 of this Agreement and Section 7 of the Plan of Merger may not be amended after the meeting of the Bank's shareholders referred to in Section 7.1 hereof except by the vote of Bank shareholders required for the approval of the Merger by such shareholders.


SECTION 10.     EXPENSES.

     10.1. General. Each party hereto will pay its own expenses incurred in connection with this Agreement and the Plan of Merger, whether or not the transactions contemplated herein are effected.

     10.2. Special Dividend. Upon the effective time of the Merger, the surviving bank shall pay a special dividend to the Holding Company in an amount equal to the sum of:

          (a) the expenses of the Holding Company in connection with the transactions contemplated herein, if any;

          (b)   the principal amount of any loan that the Holding
                Company shall have obtained to purchase shares of Capital Stock of the Interim Bank as provided in
                6.1 hereof; and

          (c) the amount of any interest incurred by the holding Company on account of any loans obtained by it in order to purchase shares of Capital Stock of the Interim Bank as provided in Section
                6.1 hereof.


SECTION 11.     MISCELLANEOUS.

    11.1. Restrictions on Affiliates. The Holding Company may cause stock certificates representing any shares issued to any shareholder who may be deemed to be an affiliate of the Bank, within the meaning of Rule 145 under the Securities Act of 1933, as amended, to bear a legend setting forth any applicable restrictions on transfer thereof under Rule 145 and may cause stop-transfer orders to be entered with its transfer agent with respect to any such certificates.

                            A-6


     11.2. No Brokers. Each of the parties represents to the other that it has not incurred and will not incur any liability for brokerage fees or agents' commissions in connection with this Agreement, the Plan of Merger and the transactions contemplated hereby.

     11.3. Right to Withhold Dividends. The Board of Directors of the Holding Company reserves the right to withhold dividends from any former shareholder of the Bank who fails to exchange certificates representing the shares of the Bank for certificates representing the shares of the Holding Company in accordance with Section 7 of the Plan of Merger.

     11.4. Failure to Surrender Certificates. Shareholders of the Holding Company may be required, at the option of the Holding Company, to surrender certificates representing the shares of the Bank for certificates representing the shares of the Holding Company within two (2) years of the date of the letter of transmittal as provided in Section 7 of the Plan of Merger. In the event that any certificates are not surrendered for exchange within such two (2) year period, the shares, represented by appropriate certificates of the Holding Company that would otherwise have been delivered in exchange for the unsurrendered certificates, may be sold and the net proceeds of the sale shall be held for the shareholders of the unsurrendered certificates to be paid to them upon surrender of their outstanding certificates. From and after such sale, the sole right of the holders of the unsurrendered outstanding certificates shall be the right to collect the net sales proceeds held for their account.

     11.5. Entire Agreement. This Agreement (including the Plan of Merger attached as an exhibit hereto) contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

     11.6.     Captions.  Descriptive headings are for
convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement or the Plan of Merger.

     11.7. Applicable Law. This Agreement and the Plan of Merger shall be governed by the laws of the Commonwealth of Pennsylvania applicable to contracts executed in and to be performed exclusively within the Commonwealth of Pennsylvania, regardless of where they are executed.

     11.8. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above mentioned.

                           A-7


(SEAL)

ATTEST:                           FIRST NATIONAL COMMUNITY
                                  BANCORP, INC.


/s/ Dorothy Hoffman               By:   /s/ J. David Lombardi
---------------------                    ------------------------
Dorothy Hoffman,                         J. David Lombardi,
Assistant Secretary                     President



(SEAL)


ATTEST:                           FIRST NATIONAL COMMUNITY
                                  BANK



/s/Robert J. Mancuso,             By: /s/ J. David Lombardi
---------------------------           ---------------------------
Robert J. Mancuso, Cashier            J. David Lombardi,
                                      President



(SEAL)


ATTEST:                           FIRST NATIONAL COMMUNITY
                                  INTERIM BANK (In Organization)


/s/ Robert J. Mancuso            By: /s/ J. David Lombardi
---------------------------         ----------------------------
Robert J. Mancuso, Cashier          J. David Lombardi, President

                            A-8

                           EXHIBIT B

                         PLAN OF MERGER


                                                     EXHIBIT B

                         PLAN OF MERGER

                 FIRST NATIONAL COMMUNITY BANK

                        with and into

            FIRST NATIONAL COMMUNITY INTERIM BANK

                      under the charter

            FIRST NATIONAL COMMUNITY INTERIM BANK

                      under the title of

                FIRST NATIONAL COMMUNITY BANK


     THIS AGREEMENT made between First National Community Bank (hereinafter referred to as "Bank"), a banking association organized under the laws of the United States, being located at 102 East Drinker Street, Dunmore, Pennsylvania 18512-2432, County of Lackawanna, in the Commonwealth of Pennsylvania, with a capital of Six Million Two Hundred Fifty Thousand Dollars ($6,250,000) divided into Five Million (5,000,000) shares of common stock each of One Dollar and Twenty-five Cents ($1.25) par value, surplus of approximately $6,267,000, and undivided profits, including capital reserves of approximately $19,617,000, and unrealized holding gains on available-for-sale securities of $384,000, as of December 31, 1996 and First National Community Interim Bank (hereinafter referred to as "Interim Bank"), a banking association organized under the laws of the United States, being located at 102 East Drinker Street, Dunmore,
County of Lackawanna, in the Commonwealth of Pennsylvania, with aggregate capital stock of $700,000 divided into 560,000 shares of common stock, each of One Dollar and Twenty-five cents ($1.25) par value, surplus of One Hundred Forty Thousand Dollars ($140,000), and no undivided profits and capital reserves, as of the effective time of the merger (the "Effective Time"); (provided, that Interim Bank shall issue such additional shares of its common stock as is

                           B-1


necessary so that immediately after the Effective Time, its capital will be the same as the Bank's capital immediately prior to the Effective Time), each acting pursuant to a resolution of its board of directors, adopted by the vote of a majority of its directors, pursuant to the authority given by and in accordance with the provisions of the Act of November 7, 1918, as amended (12 U.S.C. Section 215a) (the "Bank Merger Act"), witnesseth as follows:

                        Section 1.

     The Bank shall be merged into the Interim Bank under the charter of the Interim Bank and with the charter number of the Bank.

                        Section 2.

     The Receiving Association (hereinafter referred to as the "Association") shall be the Interim Bank, which upon completion of this transaction, shall change its name to and be known as "First National Community Bank".

                        Section 3.

     The business of the Association shall be that of a national banking association. This business shall be conducted by the Association at its main office which shall be located at 102 East Drinker Street, Dunmore, County of Lackawanna, Pennsylvania 18512-2432, and at its legally established branches.

                        Section 4.

     The aggregate amount of capital stock of the Association upon completion of the transaction shall be $700,000, divided into 560,000 shares of common stock, each of One Dollar and Twenty- Five Cents par value, and at the Effective Time, the Association shall have a surplus of $140,000, and undivided profits, including capital reserves, which when combined with the capital and surplus will be equal to the combined capital structures of the merging banks as stated

                          B-2


in the preamble of this Agreement, adjusted, however, for normal earnings and expenses between December 31, 1996, and the Effective Time.

                          Section 5.

     All assets of the Bank, as they exist at the Effective Time, shall pass to and vest in the Association without any conveyance or other transfer. The Association shall be responsible for all of the liabilities of every kind and description of each of the merging banks existing as of the Effective Time. A committee of six, three to be appointed by the Board of Directors of each bank at the Effective Time, shall have satisfied themselves that the statement of condition of each bank as of December 31, 1996, fairly presents its financial condition and since such date there has been no material adverse change in the financial condition or business of either bank.

                          Section 6.

     The Bank shall contribute to the Association acceptable assets having a book value, over and above its liability to its creditors, of at least $27,631,000, and having an estimated fair value over and above its liability to its creditors, of at least $27,631,000 or one hundred percent (100%) of the estimated fair value of excess acceptable assets over and above liabilities to creditors, to the Association, adjusted, however, for normal earnings and expenses between December 31, 1996, and the Effective Time, and for allowance of cash payments, if any, permitted under this Agreement.

                           Section 7.

     The manner and basis of converting shares of common stock of the Bank and Interim Bank shall be as follows:

     7.1. Stock of the Interim Bank. The shares of common stock, par value One Dollar and Twenty-five Cents ($1.25) per share, of the Interim Bank issued and outstanding immediately

                             B-3


prior to the Effective Time shall continue to be issued and outstanding shares of the Association and shall be held by the Holding Company, First National Community Bancorp, Inc. From and after the Effective Time, each certificate that, prior to the Effective Time represented shares of the Interim Bank, shall evidence ownership of shares of the Association on the basis hereinbefore set forth.

     7.2. Stock of the Bank. Each share of Common Stock, par value of One Dollar and Twenty-five Cents ($1.25) per share, of the Bank issued and outstanding immediately prior to the Effective Time (except for shares owned by shareholders who shall have duly perfected dissenters' rights in accordance with this Plan of Merger and applicable law) shall, on the Effective Time, by virtue of the merger and without any action on the part of the holder thereof, be converted into and become one (1) share of fully paid and nonassessable common stock, par value One Dollar and Twenty-five Cents ($1.25) per share, of First National Community Bancorp, Inc., a Pennsylvania business corporation and a bank holding company under the provisions of the Bank Holding Company Act of 1956, as amended, (the "Holding Company"). From and after the Effective Time, each certificate which, prior to the Effective Time, represented shares of common stock of the Bank shall evidence ownership of shares of common stock of the Holding Company on the basis set forth herein.

     7.3. Treasury Stock. Each share of common stock, par value One Dollar and Twenty-five Cents ($1.25) per share, of the Bank held as a treasury share immediately prior to the Effective Time, if any, shall thereupon and without notice be cancelled.

     7.4. Exchange Agent. If and when the Holding Company determines, the Bank shall designate the Secretary or another officer of the Holding Company or the Bank to act as exchange agent to receive from the holders thereof certificates that immediately prior to the Effective Time

                           B-4


represented the Bank's common stock and to exchange such certificates for common stock of the Holding Company as provided herein.

     7.5.     Exchange Procedure.  If appointed pursuant to
Section 7.4 hereof, the exchange agent shall promptly mail to each record holder as of the date of exchange of an outstanding certificate or certificates that prior to the Effective Time represented shares of the Bank's common stock, a letter of transmittal (which shall specify how delivery shall be effected, and that risk of loss and title to such certificate or certificates shall pass only upon proper delivery of such certificate or certificates, together with a properly executed letter of transmittal to the exchange agent at its address stated therein) and instructions for use in effecting the surrender of such certificate or certificates for exchange therefor. Upon surrender to the exchange agent of such certificate or certificates, together with such letter of transmittal, properly executed, the exchange agent shall exchange such certificate or certificates for shares of common stock of the Holding Company as provided herein.

     7.6. Dissenters' Rights. Shareholders of the Bank shall be entitled to exercise the rights provided in the Bank Merger
Act with respect to this Plan of Merger.

                            Section 8.

     Neither of the banks shall declare nor pay any dividend to its shareholders between the date of this Agreement and the time at which the merger shall become effective except for the declaration and payment of any normal dividend, nor dispose of any of its assets in any other manner except in the normal course of business and for adequate value.

                            Section 9.

     The present Board of Directors of the Bank shall continue to serve as the Board of Directors of the Association until the next annual meeting or until such time as their successors have been elected and have qualified.

                               B-5


                            Section 10.

     Effective as of the time this merger shall become effective as specified in the "Certificate Approving Merger" to be issued by the Comptroller of the Currency, the articles of association of the Association shall read in their entirety as follows:

     FIRST.     The title of this Association shall be First
National Community Bank.

     SECOND.    The Main Office of the Association shall be in
Dunmore, County of Lackawanna, Commonwealth of Pennsylvania. The general business of the Association shall be conducted at its main office and its branches.

     THIRD.     The Board of Directors of this Association shall
consist of not less than five nor more than twenty-five, the exact number to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of a majority of the shareholders at any annual or special meeting thereof. Each director, during the full term of his or her directorship, shall own a minimum One Thousand Dollars ($1,000) aggregate par value in this association or One Thousand Dollars ($1,000) par value or market value or equity interest in a company that has control of the bank. Any amount of the specified interest shall conform to the requirements of 12 U.S.C. 72, as amended. Any vacancy in the Board of Directors may be filled by action of a majority of the remaining directors between meetings of shareholders; provided however, that the Board of Directors may not increase the number of directors between meetings of shareholders to a number which: (1) exceeds by more than two the number of directors last elected by shareholders when the number was 15 or less; and (2) exceeds by more than four the number of directors last elected by shareholders when the number was 16 or more, but in no event shall the number of directors exceed 25.

     Terms of directors, including directors selected to fill vacancies, shall expire at the next regular meeting of shareholders at which directors are elected, unless the directors resign or are removed from office. Despite the expiration of a director's term, the director shall continue to serve until his or her successor is elected and qualifies or until there is a decrease in the number of directors and his or her position is eliminated.

     Honorary or advisory members of the Board of Directors, without voting power or power of final decision in matters concerning the business of the Association, may be appointed by resolution of a majority of the full Board of Directors, or by resolution of shareholders at any annual meeting or special meeting. Honorary or advisory directors shall not be counted to determine the number of directors of the Association or the presence of a quorum in connection with any board action, and shall not be required to own qualifying shares.

                               B-6


     FOURTH.     There shall be an annual meeting of the
shareholders, the purpose of which shall be the election of Directors and the transaction of whatever other business may be brought before said meeting. It shall be held at the main office or other convenient place as the Board of Directors may designate, on the day of each year specified therefor in the Bylaws, or if that day falls on a legal holiday in the state in which the Association is located, on the next following banking day. If no election is held on that day, it may be held on any subsequent day according to such lawful rules as may be prescribed by the Board of Directors.

     In all elections of directors, the number of votes each common shareholder may cast will be determined by multiplying the number of shares he or she owns by the number of directors to be elected. Those votes may be cumulated and cast for a single candidate or may be distributed among two or more candidates in the manner selected by the shareholders. On all other matters, each common shareholder shall be entitled to one vote for each share of stock held by him or her. If the issuance of preferred stock with voting rights has been authorized by a vote of shareholders owning a majority of the common stock of the Association, preferred shareholders will not have cumulative voting rights and will not be included within the same class as common shareholders, for purposes of elections of directors.

     Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Association entitled to vote for election of directors. Nominations other than those made by or on behalf of the existing management shall be made in writing and be delivered or mailed to the President of the Association not less than fourteen (14) days nor more than fifty
(50) days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than twenty-one (21) days notice of the meeting is given to shareholders, such nominations shall be mailed or delivered to the President of the Association not later than the close of business on the seventh (7th) day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder:

     (1)  The name and address of each proposed nominee;

     (2)  The principal occupation of each proposed nominee;

     (3) The total number of shares of capital stock of the Association that will be voted for each proposed nominee;

     (4) The name and residential address of the notifying shareholder; and

     (5) The number of shares of capital stock of the Association owned by the notifying shareholder.

     Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the Chairman of the meeting, and the vote tellers may disregard all votes cast for each such nominee.
                            B-7


     A director may resign at any time by delivering written notice to the Board of Directors, its Chairman, or to the Association, which resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

     A director may be removed by shareholders at a meeting called to remove him or her, when notice of the meeting stating that the purpose or one of the purposes is to remove him or her is provided, if there is a failure to fulfill one of the affirmative requirements for qualification, or for cause, provided, however, that a director may not be removed if the number of votes sufficient to elect him or her under cumulative voting is voted against his or her removal.

     FIFTH. The authorized amount of capital stock of this Association shall be Five Million (5,000,000) shares of common stock of the par value of One Dollar and Twenty-five Cents
($1.25) each; but said capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the United States.

     No holder of shares of capital stock of any class of the Association shall have any preemptive or preferential right of subscription to any shares of any class of stock of the Association, whether now or hereafter authorized, or to any obligations convertible into stock of the Association, issued, or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors, in its discretion may from time to time determine and at such price as the Board of Directors may from time to time fix.

     Unless otherwise specified in the articles of association or required by law, (i) all matters requiring shareholder action, including amendments to the articles of association, must be approved by shareholders owning a majority voting interest in the outstanding voting stock, and (ii) each shareholder shall be entitled to one vote per share.

     SIXTH.   The Board of Directors shall appoint one of its
members President of this Association and one of its members Chairman of the Board of Directors of this Association. The Board of Directors shall have the power to appoint one or more Vice Presidents; a Secretary who shall keep the minutes of the directors' and shareholders' meetings and be responsible for authentication of the records of the Association; and a Cashier and such other officers and employees as may be required to transact the business of this Association. A duly appointed officer may appoint one or more officers or assistant officers if authorized by the Board of Directors in accordance with the Bylaws.

     The Board of Directors shall have the power: to define the duties of the officers and employees and agents of the Association; to delegate the performance of its duties, but not the responsibility for its duties, to the officers, employees, and agents of the Association; to fix the compensation to be paid to them; to dismiss them; to require bonds from them and to fix the penalty thereof; to ratify written policies authorized by the Association's management or committees of the board; to regulate the manner in which any increase of the capital of the Association shall be made; to manage and administer the business and affairs of the Association; to make all Bylaws that may be lawful for them to make, and amend such Bylaws, not inconsistent with law or Articles of Association; to make contracts; and generally to do and perform all acts that may be legal for a Board of Directors to do and perform.

                             B-8


     SEVENTH. The Board of Directors shall have the power to change the location of the main office to any other place within the limits of Dunmore, Pennsylvania, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency; and shall have the power to establish or change the location of any branch or branches of the Association to any other location, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency.

     EIGHTH.   The corporate existence of this Association shall
continue until terminated in accordance with the laws of the United States.

     NINTH. The Board of Directors of this Association, or the Chairman of the Board or the President may call a special meeting of shareholders at any time. Unless otherwise provided by the Bylaws or the laws of the United States or waived by shareholders, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten (10) days, and no more than sixty (60) days, prior to the date of such meeting to each shareholder of record at his/her address as shown upon the books of this Association.

     TENTH.     This Association may, upon the affirmative vote
of a majority of its Board of Directors, purchase insurance for the purpose of indemnifying its directors, officers, other employees and agents, to the extent that such indemnification is allowed in the following paragraph. Such insurance may, but need not be, for the benefit of all directors, officers, employees or agents.

     This Association shall indemnify its officers and directors and the officers and directors of its subsidiaries, if any, and may indemnify the Association's employees and agents and the employees and agents of its subsidiaries, if any, to the full extent permitted by and under the terms and conditions of the Pennsylvania Business Corporation Law of 1988, as amended, from time to time, or such successor statute providing indemnification for a Pennsylvania general business corporation or the relevant provisions of the Model Business Corporation Act, and the Association may, by action of its Board of Directors, indemnify all other persons whom it may lawfully indemnify under the Act; provided however, such indemnification provisions shall not allow the indemnification of directors, officers, employees or agents of the Association against expenses, penalties, or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to this Association.

     The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such persons, their heirs, executors, or administrators, may be entitled as a matter of law.

                            B-9


     ELEVENTH.   These Articles of Association may be amended at
any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law, and in that case, by the vote of the holders of such greater amount.

                           Section 11.

     This Agreement may be terminated by the unilateral action of the Board of Directors of any participant prior to the approval of the stockholders of said participant or by the mutual consent of the Board of all participants after any shareholder group has taken affirmative action. Since time is of the essence to this Agreement, if for any reason the transaction shall not have been consummated by December 31, 1997, this Agreement shall terminate automatically as of that date unless extended, in writing, prior to said date by mutual action of the Boards of Directors of the participants.

                          Section 12.

     This Agreement shall be approved, adopted, ratified and confirmed by the affirmative vote of the shareholders of each of the banks owning at least two-thirds (2/3) of its capital stock outstanding, at a meeting to be held on the call of the Directors; and the merger shall become effective at the time specified in a certificate to be issued by the Comptroller of the Currency of the United States, under the seal of office, approving the merger.

                          Section 13.

     The obligations of the Bank and the Interim Bank to effect the merger shall be subject to all of the terms and conditions contained in the Plan of Reorganization.

                             B-10

                          Section 14.

     The persons who are executive or other officers of the Bank immediately prior to the consummation of the merger shall serve as the officers of the Association from and after the Effective Time and until such time as the Board of Directors of the Association shall otherwise determine. At the Effective Time, all persons who are employees of the Bank and the Interim Bank shall become employees of the Association.

                             B-11


    WITNESS the signatures and seals of said merging banks this March 12, 1997, each hereunto set by its President or a Vice President and attested by its Cashier or Secretary, pursuant to a resolution of its Board of Directors, acting by a majority thereof, and witness the signatures hereto of a majority of each of said Boards of Directors.

ATTEST:                           FIRST NATIONAL COMMUNITY BANK

/s/ Robert J. Mancuso             By: /s/ J. David Lombardi
-------------------------            ----------------------------
Robert J. Mancuso                   J. David Lombardi


                                    /s/ Angelo F. Bistocchi
                                    ----------------------------
                                    Angelo F. Bistocchi


                                   /s/ Michael G. Cestone
                                   ------------------------------
                                   Michael G. Cestone


                                   /s/ Michael J. Cestone, Jr.
                                   ------------------------------
                                   Michael J. Cestone, Jr.


                                  /s/ Dominick L. DeNaples
                                  -------------------------------
                                  Dominick L. DeNaples


                                  /s/ Louis A. DeNaples
                                  -------------------------------
                                  Louis A. DeNaples


                                  /s/ Joseph J. Gentile
                                  -------------------------------
                                  Joseph J. Gentile



                                  /s/ Martin F. Gibbons
                                  -------------------------------
                                  Martin F. Gibbons

                                  /s/ Jospeh O. Haggerty
                                  -------------------------------
                                  Joseph O. Haggerty

                                  /s/ George N. Juba
                                  -------------------------------
                                  George N. Juba

                                  /s/ J. David Lombardi
                                  -------------------------------
                                  J. David Lombardi

                                  /s/ John R. Thomas
                                  -------------------------------
                                  John R. Thomas


                       Directors of First National Community Bank
                       Lackawanna County, Pennsylvania

                               B-12


ATTEST:                           FIRST NATIONAL COMMUNITY
                                  INTERIM BANK

/s/ Robert J. Mancuso             By: /s/ J. David Lombardi
-------------------------            ----------------------------
Robert J. Mancuso                   J. David Lombardi

                                    /s/ Angelo F. Bistocchi
                                    ----------------------------
                                    Angelo F. Bistocchi

                                    /s/ Michael G. Cestone
                                    ------------------------------
                                    Michael G. Cestone

                                    /s/ Michael J. Cestone, Jr.
                                    ------------------------------
                                    Michael J. Cestone, Jr.

                                    /s/ Dominick L. DeNaples
                                    -------------------------------
                                    Dominick L. DeNaples

                                    /s/ Louis A. DeNaples
                                    -------------------------------
                                    Louis A. DeNaples

                                    /s/ Joseph J. Gentile
                                    -------------------------------
                                    Joseph J. Gentile

                                    /s/ Martin F. Gibbons
                                    -------------------------------
                                    Martin F. Gibbons

                                    /s/ Joseph O. Haggerty
                                    -------------------------------
                                    Joseph O. Haggerty

                                    /s/ George N. Juba
                                    -------------------------------
                                    George N. Juba

                                    /s/ J. David Lombardi
                                    -------------------------------
                                    J. David Lombardi

                                    /s/ John R. Thomas
                                    -------------------------------
                                    John R. Thomas

                            Directors of First National Community
                            Interim Bank, Lackawanna County,
                            Pennsylvania

                               B-13



COMMONWEALTH OF PENNSYLVANIA       :
                                   :  SS.
COUNTY OF LACKAWANNA               :

     On this March 12, 1997, before me, a Notary Public for the State and County aforesaid, personally came J. David Lombardi, as President, and Robert J. Mancuso, as Cashier, of First National Community Bank, and each in his/ her said capacity acknowledged the foregoing instrument to be the act and deed of said national banking association and the seal affixed thereto to be its seal; and came also Angelo F. Bistocchi, Michael G. Cestone, Michael J. Cestone, Jr., Dominick L. DeNaples, Louis A. DeNaples, Joseph J. Gentile, Martin F. Gibbons, Joseph O. Haggerty, George N. Juba,
J. David Lombardi and John R. Thomas, being at least a majority of the Board of Directors of said national banking association, and each of them acknowledged said instrument to be the act and deed of said national banking association and of himself as director thereof.

     WITNESS my official seal and signature this day and year
aforesaid.
                               /s/ Maria A. Sisco

(Seal of Notary)              Notary Public, Lackawanna County
                              My commission expires:

COMMONWEALTH OF PENNSYLVANIA       :
                                   : SS.
COUNTY OF LACKAWANNA               :

     On this March 12, 1997, before me, a Notary Public for the Commonwealth and County aforesaid, personally came J. David Lombardi, as President, and Robert J. Mancuso, as Cashier, of First National Community Interim Bank, and each in his/ her capacity acknowledged the foregoing instrument to be the act and deed of said national banking association and the seal affixed thereto to be its seal; and came also Angelo F. Bistocchi, Michael G. Cestone, Michael J. Cestone, Jr., Dominick L. DeNaples, Louis A. DeNaples, Joseph J. Gentile, Martin F. Gibbons, Joseph O. Haggerty, George N. Juba, J. David Lombardi and John R. Thomas, being at least a majority of the Board of Directors of said national banking association and each of them acknowledged said instrument to be the act and deed of said national banking association and of himself as a director thereof.

     WITNESS my official seal and signature this day and year
aforesaid.
                                /s/ Maria A. Sisco

(Seal of Notary)              Notary Public, Lackawanna County
                              My commission expires:

                            B-14


                          EXHIBIT C

                  ARTICLES OF INCORPORATION OF
            FIRST NATIONAL COMMUNITY BANCORP, INC.


                                                     EXHIBIT C

9713-347                               Filed in the Department
                                       of State on FEB 04 1997
                                       /S/
                                       -------------------------
                                       Secretary of the
                                       Commonwealth

2737205               ARTICLES OF INCORPORATION
                               OF
                FIRST NATIONAL COMMUNITY BANCORP, INC.


     In compliance with the requirements of 15 Pa.C.S. Section
1306 (relating to Articles of Incorporation), the undersigned, desiring to incorporate a business corporation for profit, hereby state(s) that:


     1.   The name of the Corporation is First National Community
          Bancorp, Inc.


     2. The address, including street and number, of this Corporation's initial registered office in this Commonwealth is 102 East Drinker Street, Dunmore,
          Pennsylvania 18512-2491, Lackawanna County.


     3. The Corporation is incorporated under the provisions of the Pennsylvania Business Corporation Law of 1988, as amended. (15 Pa. C.S. Sections 1101 et seq.)


     4. The purpose or purposes of the Corporation are to have unlimited power to engage in and to do any lawful act concerning any or all business for which corporations may be incorporated under the provisions of the Pennsylvania Business Corporation Law of 1988, as amended.


     5. The aggregate number of shares that the Corporation shall have authority to issue is five million
          (5,000,000) shares of Common Stock having a par value of One Dollar and Twenty-five Cents ($1.25) per share.


     6. The name and address, including street and number, if any, of each of the Incorporators, and the number and class of shares subscribed to by each Incorporator is:

Name                Address            Number and Class of Shares

Louis A. DeNaples   400 Mill Street    One Share of Common
                    Dunmore, PA 18512  Stock

J. David Lombardi   P.O. Box 629       One Share of Common
                    Dunmore, PA 18512  Stock

                          C-1

9713-347

     7. No merger, consolidation, liquidation or dissolution of the Corporation, nor any action that would result in the sale or other disposition of all or substantially all of the assets of the Corporation shall be valid unless first approved by the affirmative vote of:


     (a) the holders of at least seventy-five percent (75%) of the outstanding shares of Common Stock of the Corporation; or


     (b) the holders of at least fifty-one percent (51%) of the outstanding shares of Common Stock of the Corporation, provided that such transaction has received the prior approval of at least a majority of the Board of Directors.


     8. Cumulative voting rights shall not exist with respect to the election of Directors.


     9.  (a)   The Board of Directors may, if it deems advisable,
oppose a tender or other offer for the Corporation's securities, whether the offer is in cash or in the securities of a corporation or otherwise. When considering whether to oppose an offer, the Board of Directors may, but is not legally obligated to, consider any relevant, germane or pertinent issue; by way of illustration, but not to be considered any limitation on the power of the Board of Directors to oppose a tender or other offer for this Corporation's securities, the Board of Directors may, but shall not be legally obligated to, consider any or all of the following:

          (i) Whether the offer price is acceptable based on the historical and present operating results or financial condition of the Corporation;

          (ii) Whether a more favorable price could be obtained for this Corporation's securities in the future;

          (iii) The social and economic effects of the offer or transaction on this Corporation and any of its subsidiaries, employees, depositors, loan and other customers, creditors, shareholders and other elements of the communities in which this Corporation and any of its subsidiaries operate or are located;

          (iv) The reputation and business practice of the offeror and its management and affiliates as they would affect the shareholders, employees, depositors and customers of the Corporation and its subsidiaries and the future value of the Corporation's stock;

          (v) The value of the securities (if any) which the offeror is offering in exchange for the Corporation's securities, based on an analysis of the worth of the corporation or other entity whose securities are being offered;

                              C-2

9713-349
          (vi) The business and financial conditions and earnings prospects of the offeror, including, but not limited to, debt service and other existing or likely financial obligations of the offeror, and the possible affect of such conditions upon this Corporation and any of its subsidiaries and the other elements of the communities in which this Corporation and any of its subsidiaries operate or are located;

          (vii) Any antitrust or other legal and regulatory issues that are raised by the offer.


          (b) If the Board of Directors determines that an offer should be rejected, it may take any lawful action to accomplish its purpose including, but not limited to, any or all of the following: advising shareholders not to accept the offer; litigation against the offeror; filing complaints with all governmental and regulatory authorities; acquiring the offeror corporation's securities; selling or otherwise issuing authorized but unissued securities or treasury stock or granting options with respect thereto; acquiring a company to create an antitrust or other regulatory problem for the offeror; and obtaining a more favorable offer from another individual or entity.


     10. A majority of the Board of Directors of this Corporation, or the Chairman of the Board, or the President of the Corporation, or the Executive Committee may call a special meeting of shareholders at any time.


     11. Articles 7, 8, 9, 10 and 11 shall not be amended unless first approved by the affirmative vote of the holders of at least seventy-five (75%) of the outstanding shares of Common
Stock of the Corporation.

                           C-3

9713-350

     IN TESTIMONY WHEREOF, the incorporators have signed these Articles of Incorporation this 8th day of January, 1997.




/s/ Louis A. DeNaples                   /s/ J. David Lombardi
-------------------------               -------------------------
Louis A. DeNaples                       J. David Lombardi


                            C-4

                         EXHIBIT D

                  BY-LAWS OF FIRST NATIONAL
                   COMMUNITY BANCORP, INC.


                                                    EXHIBIT D

                             BY-LAWS
                               of

               FIRST NATIONAL COMMUNITY BANCORP, INC.

                            Article 1

                        CORPORATION OFFICE


     Section 1.1 The Corporation shall have and continuously maintain in Pennsylvania a registered office which may, but need not, be the same as its place of business and at an address to be designated from time to time by the Board of Directors.

     Section 1.2 The Corporation may also have offices at such other places as the Board of Directors may from time to time designate or the business of the Corporation may require.

                           Article 2

                      SHAREHOLDERS MEETINGS

     Section 2.1 All meetings of the shareholders shall be held at such time and place as may be fixed from time to time by the Board of Directors.

     Section 2.2 The annual meeting of the shareholders shall be held no later than the thirty-first day of May in each year, when the shareholders shall elect members to the Board of Directors and transact such other business as may properly be brought before the meeting.

     Section 2.3 Special meetings of the shareholders may be called at any time by the Chairman of the Board, the President, a majority of the Board of Directors or of its Executive Committee. At any time, upon written request of any person who has called a special meeting, it shall be the duty of the Secretary to fix the time of the meeting which, if the meeting is called pursuant to a statutory right, shall be held not more than sixty (60) days after the receipt of the request. If the Secretary neglects or refuses to fix the time of the meeting, the person or persons calling the meeting may do so.

     Section 2.4 Written notice of all shareholder meetings (other than adjourned meetings of shareholders), shall state the place, date, hour, the purpose thereof and shall be served upon, or mailed, postage prepaid, or telegraphed, charges prepaid, at least ten days before such meeting, unless a greater period of notice is required by statute or by these By-laws, to each shareholder entitled to vote thereat at such address as appears on the transfer books for shares of the Corporation.

     Section 2.5 When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the Board of Directors fixes a new record date for the adjourned meeting.

                              D-1


                           Article 3

                    QUORUM OF SHAREHOLDERS

     Section 3.1 The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter shall constitute a quorum for purposes of considering such matter, and unless otherwise provided by statute the acts of such shareholders at a duly organized meeting shall be the acts of the shareholders. If, however, any meeting of shareholders cannot be organized because of lack of a quorum, those present, in person or by proxy, shall have the power, except as otherwise provided by statute, to adjourn the meeting to such time and place as they may determine, without notice other than an announcement at the meeting, until the requisite number of shareholders for a quorum shall be present, in person or by proxy, except that in the case of any meeting called for the election of directors such meeting may be adjourned only for periods not exceeding fifteen (15) days as the holders of a majority of the shares present, in person or by proxy, shall direct, and those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors. At any adjourned meeting at which a quorum shall be present or so represented, any business may be transacted which might have been transacted at the original meeting if a quorum had been present. The shareholders present, in person or by proxy, at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

                           Article 4

                         VOTING RIGHTS

     Section 4.1 Except as may be otherwise provided by statute or by the Articles of Incorporation, at every shareholders meeting, every shareholder entitled to vote thereat shall have the right to one vote for every share having voting power standing in his name on the transfer books for shares of the Corporation on the record date fixed for the meeting.

     Section 4.2 When a quorum is present at any meeting, the voice vote of the holders of a majority of the stock having voting power, present, in person or by proxy, shall decide any question brought before such meeting except as provided differently by statute or by the Articles of Incorporation.

      Section 4.3 Upon demand made by a shareholder entitled to vote at any election for directors before the voting begins, the election shall be by ballot.

                              D-2


                           Article 5

                            PROXIES

     Section 5.1 Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the shareholder or his duly authorized attorney in fact and filed with the Secretary of the Corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation. No unrevoked proxy shall be valid after eleven
(11) months from the date of its execution, unless a longer time is expressly provided therein, but in no event shall a proxy, unless coupled with an interest, be voted after three years from the date of its execution. A proxy shall not be revoked by the death or incapacity of the maker, unless before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation.

                           Article 6

                          RECORD DATE

     Section 6.1 The Board of Directors may fix a time, not more than ninety (90) days prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting or to receive payment of such dividend or distribution or to receive such allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the transfer books for shares of the Corporation after any record date fixed as aforesaid. The Board of Directors may close the transfer books for shares of the Corporation against transfers of shares during the whole or any part of such period, and in such case written or printed notice thereof shall be mailed at least ten
(10) days before closing thereof to each shareholder of record at the address appearing on the records of the Corporation or supplied by him to the Corporation for the purpose of notice. While the transfer books for shares of the Corporation are closed, no transfer of shares shall be made thereon. If no record date is fixed by the Board of Directors for the determination of shareholders entitled to receive notice of, and vote at, a shareholders meeting, transferees of shares which are transferred on the books of the Corporation within ten (10) days next preceding the date of such meeting shall not be entitled to notice of or to vote at such meeting.

                              D-3


                           Article 7

                          VOTING LISTS

     Section 7.1 The Secretary shall have charge of the transfer books for shares of the Corporation and shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

     Section 7.2  Failure to comply with the requirements of
Section 7.1 shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote thereat to examine the list. The original share register or transfer book, or a duplicate thereof kept in the Commonwealth of Pennsylvania shall be prima facie evidence as to who are the shareholders entitled to examine the list or share register or transfer book or to vote an any meeting of shareholders.

                           Article 8

                       JUDGES OF ELECTION

     Section 8.1 In advance of any meeting of shareholders, the Board of Directors may appoint judges of election, who need not be shareholders, to act at the meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, appoint judges of election at the meeting.
The number of judges shall be one or three. A person who is a candidate for office to be filled at the meeting shall not act as a judge.

     Section 8.2 In case any person appointed as a judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting or at the meeting by the presiding officer thereof.

     Section 8.3 The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The judges of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

     Section 8.4 On request of the presiding officer of the meeting, or of any shareholder, the judges of election shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

                              D-4



                           Article 9

                           DIRECTORS

     Section 9.1 Any shareholder who intends to nominate or to cause to have nominated any candidate for election to the Board of Directors (other than any candidate proposed by the Corporation's then existing Board of Directors) shall so notify the Secretary of the Corporation in writing not less than sixty
(60) days prior to the date of any meeting of shareholders called for the election of directors. Such notification shall contain the following information to the extent known by the notifying shareholder.

          (a)  the name and address of each proposed nominee;

          (b)  the age of each proposed nominee;

          (c)  the principal occupation of each proposed nominee;

          (d) the number of shares of the Corporation owned by each proposed nominee;

          (e) the total number of shares that to the knowledge of the notifying shareholder will be voted for each proposed nominee;

          (f) the name and residence address of the notifying shareholder; and

          (g) the number of shares of the Corporation owned by the notifying shareholder.

     Any nomination for director not made in accordance with this Section shall be disregarded by the presiding officer of the meeting, and votes cast for each such nominee shall be disregarded by the judges of election. In the event that the same person is nominated by more than one shareholder, if at least one nomination for such person complies with this Section, the nomination shall be honored and all votes cast for such nominee shall be counted.

     Section 9.2 The number of directors that shall constitute the whole Board of Directors shall be not less than three (3). The Board of Directors shall be classified into three (3) classes, each class to be elected for a term of three (3) years. The terms of the respective classes shall expire in successive years as provided in Section 9.3 hereof. Within the foregoing limits, the Board of Directors may from time to time fix the number of directors and their respective classifications.

                              D-5



     Section 9.3 At the 1998 annual meeting of shareholders of the Corporation, the shareholders shall elect eleven (11) directors as follows: four (4) Class A directors to serve until the 1999 annual meeting of shareholders, four (4) Class B directors to serve until the 2000 annual meeting of shareholders, and three (3) Class C directors to serve until the 2001 annual meeting of shareholders. Each class shall be elected in a separate election. At each annual meeting of shareholders thereafter, successors to the class of directors whose term shall then expire shall be elected to hold office for a term of three
(3) years, so that the term of office of one class of directors shall expire in each year. The Board of Directors shall have the sole discretion to increase the number of Directors that shall constitute the whole Board of Directors; provided however, that the total number of Directors in each class remains relatively proportionate to the others.

     Section 9.4 The Board of Directors may declare vacant the office of a director who has been judicially declared of unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one year or for any other proper cause which these By-laws may specify or if, within sixty
(60) days or such other time as these By-laws may specify after notice of his selection, he does not accept the office either in writing or by attending a meeting of the Board of Directors and fulfill such other requirements of qualification as these By-laws may specify.

     Section 9.5 Upon application of any shareholder or director, the court may remove from office any director in case of fraudulent or dishonest acts, or gross abuse of authority or discretion with reference to the Corporation, or for any other proper cause, and may bar from office any director so removed for a period prescribed by the court. The Corporation shall be made a party to the action and, as a prerequisite to the maintenance of an action under this Section 9.5, a shareholder shall comply with Section 1782 of the Business Corporation Law of 1988, and any amendments or supplements thereto.

     Section 9.6 An act of the Board of Directors done during the period when a director has been suspended or removed for cause shall not be impugned or invalidated if the suspension or removal is thereafter rescinded by the shareholders or by the Board of Directors or by the final judgment of a court.

     Section 9.7 The Board of Directors may appoint a person who previously held the position of Director to be a Director Emeritus. A Director Emeritus may attend meetings of the Board of Directors and shall have such other rights and privileges as may be determined from time to time by resolution of the Board of Directors.

                              D-6


                           Article 10

                 VACANCIES ON BOARD OF DIRECTORS

     Article 10.1 Vacancies on the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority of the remaining members of the Board of Directors, though less than a quorum, and each person so appointed shall be a director until the expiration of the term of office of the class of directors to which he was appointed.

                           Article 11

                  POWERS OF BOARD OF DIRECTORS

     Section 11.1 The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-laws directed or required to be exercised and done by the shareholders.

     Section 11.2 A director shall stand in a fiduciary relation to the Corporation and shall perform his duties as a director, including his duties as a member of any committee of the Board of Directors upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his duties, a director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following:

     (a) One or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented.

     (b) Counsel, public accountants or other persons as to matters which the director reasonably believes to be within the professional or expert competence of such persons.

     (c) A committee of the Board of Directors upon which he does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

     A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause his reliance to be unwarranted.

     Section 11.3 In discharging the duties of their respective positions, the Board of Directors, committees of the Board of Directors and individual directors may, in considering the best interests of the Corporation, consider the effects of any action upon employees, upon suppliers and customers of the Corporation and upon communities in which offices or other establishments of the Corporation are located, and all other pertinent factors. The consideration of those factors shall not constitute a violation of Section 11.2.

                              D-7


     Section 11.4 Absent breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a director or any failure to take any action shall be presumed to be in the best interests of the Corporation.


     Section 11.5 A director shall not be personally liable, as such, for monetary damages for any action taken, or any failure to take any action, unless:

     (a) the director has breached or failed to perform the duties of his office under this Article 11; and

     (b) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

     Section 11.6 The provisions of Section 11.5 shall not apply to:
     (a) the responsibility or liability of a director pursuant to any criminal statute; or

     (b) the liability of a director for the payment of taxes pursuant to local, State or Federal law.

     Section 11.7 A director of the Corporation who is present at a meeting of the Board of Directors, or of a committee of the Board of Directors, at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to the action with the Secretary of the Corporation before the adjournment thereof or transmits the dissent in writing to the Secretary of the Corporation immediately after the adjournment of the meeting. The right to dissent shall not apply to a director who voted in favor of the action. Nothing in this Section 11.7 shall bar a director from asserting that minutes of any meeting incorrectly omitted his dissent if, promptly upon receipt of a copy of such minutes, he notifies the Secretary of the Corporation, in writing, of the asserted omission or inaccuracy.

                           Article 12

               COMMITTEES OF THE BOARD OF DIRECTORS

     Section 12.1 The Board of Directors may, by resolution adopted by a majority of the directors in office, establish one or more committees to consist of one or more directors of the Corporation. Any committee, to the extent provided in the resolution of the Board of Directors or in these By-laws, shall have and may exercise all of the powers and authority of the Board of Directors, except that a committee shall not have any power or authority as to the following:

     (a) The submission to shareholders of any action requiring approval of shareholders under applicable law, the Articles of Incorporation or these By-laws.

     (b) The creation or filling of vacancies in the Board of Directors.

                              D-8


     (c)  The adoption, amendment or repeal of these By-laws.

     (d) The amendment or repeal of any resolution of the Board of Directors that by its terms is amendable or repealable only by the Board of Directors.


     (e) Action on matters committed by these By-laws or resolution of the Board of Directors to another committee of the Board of Directors.

     Section 12.2 The Board of Directors may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purposes of any written action by the committee. In the absence or disqualification of a member and alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of the absent or disqualified member.

     Section 12.3 Each committee of the Board of Directors shall serve at the pleasure of the Board of Directors. The term "Board of Directors," when used in any provision of this Article 12 relating to the organization or procedures of or the manner of taking action by the Board of Directors, shall be construed to include and refer to any executive or other committee of the Board of Directors. Any provision of this Article 12 relating or referring to action to be taken by the Board of Directors or the procedure required therefor shall be satisfied by the taking of corresponding action by a committee of the Board of Directors to the extent authority to take the action has been delegated to the committee pursuant to this Article 12.

                           Article 13

                 MEETINGS OF THE BOARD OF DIRECTORS

     Section 13.1 An organization meeting may be held immediately following the annual shareholders meeting without the necessity of notice to the directors to constitute a legally convened meeting, or the directors may meet at such time and place as may be fixed by either a notice or waiver of notice or consent signed by all of such directors.

     Section 13.2 Regular meetings of the Board of Directors shall be held not less often than semi-annually at a time and place determined by the Board of Directors at the preceding meeting. One or more directors may participate in any meeting of the Board of Directors, or of any committee thereof, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another.

     Section 13.3 Special meetings of the Board of Directors may be called by the Chairman of the Board on one (1) day's notice to each director, either personally or in the manner set forth under
Article 32 hereof; special meetings shall be called by the Chairman of the Board in like manner and on like notice upon the written request of three (3) directors.

                              D-9


     Section 13.4 At all meetings of the Board of Directors, a majority of the directors shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting in person or by conference telephone or similar communications equipment at which a quorum is present in person or by such communications equipment shall be the acts of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these By-laws. If a quorum shall not be present in person or by communications equipment at any meeting of the directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or as permitted herein.

                           Article 14

           INFORMAL ACTION BY THE BOARD OF DIRECTORS

     Section 14.1 Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the directors in office is filed with the Secretary of the Corporation.

                           Article 15

                    COMPENSATION OF DIRECTORS

     Section 15.1 Directors, as such, may receive a stated salary for their services or a fixed sum and expenses for attendance at regular and special meetings, or any combination of the foregoing as may be determined from time to time by resolution of the Board of Directors, and nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                           Article 16

                           OFFICERS

     Section 16.1 The officers of the Corporation shall be elected by the Board of Directors at its organizational meeting and shall be a Chairman of the Board, a President, a Secretary and Treasurer and an Assistant Secretary and Treasurer. The Board of Directors may elect one or more Vice Presidents and such other officers and appoint such agents as it shall deem necessary, who shall hold their offices for such terms, have such authority and perform such duties as may from time to time be prescribed by the Board of Directors. Any number of offices may be held by the same person, except that the offices of Chairman, President, Treasurer and Chief Financial Officer, if any, shall not be held by the same person or persons.

     Section 16.2  The compensation of all officers of the
Corporation shall be fixed by the Board of Directors.

                              D-10


     Section 16.3 Each officer shall hold office for a term of one year and until his successor has been selected and qualified or until his earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as may be specified in the notice of resignation. The Corporation may secure the fidelity of any or all of the officers by bond or otherwise.
     Section 16.4 Any officer or agent of the Corporation may be removed by the Board of Directors with or without cause. The removal shall be without prejudice to the contract rights, if any, of any person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     Section 16.5 An officer shall perform his duties as an officer in good faith, in a manner he reasonably believes to be in the best interests of the Corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. A person who so performs his duties shall not be liable by reason of having been an officer of the Corporation.

                           Article 17

                    THE CHAIRMAN OF THE BOARD

     Section 17.1 The Chairman of the Board shall preside at all meetings of the shareholders and directors and shall be the chief executive officer of the Corporation. He shall supervise the carrying out of the policies adopted or approved by the Board of Directors; shall have general and active management of the business of the Corporation; shall see that all orders and resolutions of the Board of Directors are put into effect, subject, however, to the right of the Board of Directors to delegate any specific powers, except such as may be by statute exclusively conferred on any particular officer or officers of the Corporation. The Chairman of the Board shall execute bonds, mortgages and other contracts requiring a seal under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors.

                           Article 18

                          THE PRESIDENT

     Section 18.1 The President shall be the chief operating officer of the Corporation. The President shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors. In the absence or incapacity of the Chairman of the Board, the President shall preside at meetings of the shareholders and the directors.

                              D-11


                           Article 19

                        THE VICE PRESIDENT

     Section 19.1 The Vice President or, if more than one, the Vice Presidents in the order established by the Board of Directors shall, in the absence or incapacity of the President, exercise all powers and perform the duties of the President. The Vice Presidents, respectively, shall also have such other authority and perform such other duties as may be provided in these By-laws or as shall be determined by the Board of Directors or the Chairman of the Board. Any Vice President may, in the discretion of the Board of Directors, be designated as "executive," "senior," or by departmental or functional classification.

                           Article 20

                          THE SECRETARY

     Section 20.1 The Secretary shall attend all meetings of the Board of Directors and of the shareholders and keep accurate records thereof in one or more minute books kept for that purpose and shall perform the duties customarily performed by the secretary of a corporation and such other duties as may be assigned to him by the Board of Directors or the Chairman of the Board.

                           Article 21

                          THE TREASURER

     Section 21.1 The Treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall perform such other duties as may be assigned to him by the Board of Directors or the Chairman of the Board. He shall give bond in such sum and with such surety as the Board of Directors may from time to time direct.

                           Article 22

                        ASSISTANT OFFICERS

     Section 22.1 Each assistant officer shall assist in the performance of the duties of the officer to whom he is assistant and shall perform such duties in the absence of the officer. He shall perform such additional duties as the Board of Directors, the Chairman of the Board, the President or the officer to whom he is assistant may from time to time assign him. Such officers may be given such functional titles as the Board of Directors shall from time to time determine.

                              D-12


                           Article 23

                         INDEMNIFICATION


     Section 23.1 (Third Party Actions) The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a representative of the Corporation, or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 23.2 (Derivative Actions) The Corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a representative of the Corporation or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of the action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation. Indemnification shall not be made under this section in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the Corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the Corporation is located or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper.

     Section 23.3 (Mandatory Indemnification) To the extent that a representative of the Corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Sections 23.1 (relating to third party actions) or
23.2 (relating to derivative actions) or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                              D-13



     Section 23.4 (Procedure for Effecting Indemnification) Unless ordered by a court, any indemnification under Sections
23.1 (relating to third party actions) or 23.2 (relating to derivative actions) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because he has met the applicable standard of conduct set forth in those sections. The determination shall be made:

     (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding;

     (b) if such a quorum is not obtainable or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

     (c)  by the shareholders.

     Section 23.5 (Advancing Expenses) Expenses (including attorneys' fees) incurred in defending any action or proceeding referred to in this Article 23 may be paid by the Corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the person to repay the amount if it is ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this
Article 23 or otherwise.

     Section 23.6 (Supplementary Coverage) (a) The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article 23 shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office. The Corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations, whether arising under or pursuant to this Section 23.6 or otherwise.

     (b)  Indemnification pursuant to subsection (a) of this
Section 23.6 shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     (c)  Indemnification pursuant to subsection (a) of this
Section 23.6 under any By-law, agreement, vote of shareholders or directors or otherwise, may be granted for any action taken or any failure to take any action and may be made whether or not the Corporation would have the power to indemnify the person under any other provision of law except as provided in this Section
23.6 and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the Corporation.

                              D-14


     Section 23.7 (Power to Purchase Insurance) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a representative of the Corporation or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against that liability under the provisions of this Article 23.

     Section 23.8 (Application to Surviving or New Corporations) For the purpose of this Article 23, references to "the Corporation" include all constituent corporations absorbed in a consolidation, merger or division, as well as the surviving or new corporations surviving or resulting therefrom, so that any person who is or was a representative of the constituent, surviving or new corporation, or is or was serving at the request of the constituent, surviving or new corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article 23 with respect to the surviving or new corporation as he would if he had served the surviving or new corporation in the same capacity.

     Section 23.9 (Application to Employee Benefit Plans) For purposes of this Article 23:

     (a) References to "other enterprises" shall include employee benefit plans and references to "serving at the request of the Corporation" shall include any service as a representative of the Corporation that imposes duties on, or involves services by, the representative with respect to an employee benefit plan, its participants or beneficiaries.

     (b) Excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be deemed
"fines."

     (c) Action with respect to an employee benefit plan taken or omitted in good faith by a representative of the Corporation in a manner he reasonably believed to be in the interest of the participants and beneficiaries of the plan shall be deemed to be action in a manner that is not opposed to the best interests of the Corporation.

     Section 23.10 (Duration and Extent of Coverage) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 23 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a representative of the Corporation and shall inure to the benefit of the heirs and personal representative of that person.

                              D-15



                           Article 24

                       SHARE CERTIFICATES

     Section 24.1 The share certificates of the Corporation shall be numbered and registered in a share register as they are issued; shall bear the name of the registered holder, the number and class of shares represented thereby, the par value of each share or a statement that such shares are without par value, as the case may be; shall be signed by the Chairman of the Board or the President and the Secretary or the Treasurer or any other person properly authorized by the Board of Directors, and shall bear the corporate seal, which seal may be a facsimile engraved or printed. Where the certificate is signed by a transfer agent or a registrar, the signature of any corporate officer on such certificate may be a facsimile engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation or otherwise before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of its issue.

                           Article 25

                       TRANSFER OF SHARES

     Section 25.1 Upon surrender to the Corporation of a share certificate duly endorsed by the person named in the certificate or by attorney duly appointed in writing and accompanied where necessary by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate cancelled and the transfer recorded upon the transfer books for shares of the Corporation. No transfer shall be made if it would be inconsistent with the provisions of Article 8 of the Pennsylvania Uniform Commercial Code.

                           Article 26

                        LOST CERTIFICATES

     Section 26.1 Where a shareholder of the Corporation alleges the loss, theft or destruction of one or more certificates for shares of the Corporation and requests the issuance of a substitute certificate therefor, the Board of Directors may direct a new certificate of the same tenor and for the same number of shares to be issued to such person upon such person's making of an affidavit in form satisfactory to the Board of Directors setting forth the facts in connection therewith, provided that prior to the receipt of such request the Corporation shall not have either registered a transfer of such certificate or received notice that such certificate has been acquired by a bona fide purchaser. When authorizing such issue of a new certificate the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his heirs or legal representatives, as the case may be, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such form and with surety or sureties, with fixed or open penalty, as shall be satisfactory to the Board of Directors, as indemnity for any liability or expense which it may incur by reason of the original certificate remaining outstanding.

                              D-16


                           Article 27

                           DIVIDENDS

     Section 27.1 The Board of Directors may, from time to time, at any duly convened regular or special meeting or by unanimous consent in writing, declare and pay dividends upon the outstanding shares of capital stock of the Corporation in cash, property or shares of the Corporation, so long as any dividend shall not be in violation of law and the Articles of Incorporation.

     Section 27.2 Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Board of Directors shall believe to be for the best interests of the Corporation, and the Board of Directors may reduce or abolish any such reserve in the manner in which it was created.

                           Article 28

                FINANCIAL REPORT TO SHAREHOLDERS

     Section 28.1  The Chairman of the Board and the Board of
Directors shall present prior to each annual meeting of the shareholders a full and complete statement of the business and affairs of the Corporation for the preceding year.

                           Article 29

                           INSTRUMENTS

     Section 29.1 Any note, mortgage, evidence of indebtedness, contract or other document, or any assignment or endorsement thereof, executed or entered into between the Corporation and any other person, when signed by one or more officers or agents having actual or apparent authority to sign it, or by the Chairman of the Board, the President or the Vice President and Secretary or Assistant Secretary or Treasurer or Assistant Treasurer of the Corporation, shall be held to have been properly executed for and in behalf of the Corporation.

     Section 29.2 The affixation of the corporate seal shall not be necessary to the valid execution, assignment or endorsement by the Corporation of any instrument or other document.

                              D-17


                           Article 30

                           FISCAL YEAR

     Section 30.1 The fiscal year of the Corporation shall be the calendar year.


                           Article 31

                              SEAL

     Section 31.1  The corporate seal shall have inscribed
thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Pennsylvania." Such seal may be used by causing it or a facsimile thereof to be impressed or affixed in any manner reproduced.

                           Article 32

                    NOTICES AND WAIVERS THEREOF

     Section 32.1 Whenever written notice is required to be given to any person under the provisions of applicable law, by the Articles of Incorporation or of these By-laws, it may be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answerback received) or courier service, charges prepaid, or by telecopier, to his address (or to his telex, TWX, telecopier or telephone number) appearing on the books of the Corporation or, in the case of directors, supplied by him to the Corporation for the purpose of notice. If the notice if sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of telex or TWX, when dispatched. A notice of meeting shall specify the place, day and hour of the meeting and any other information required by any other provision of these By-laws.

     Section 32.2 Whenever any written notice is required to be given under the provisions of applicable law, the Articles of Incorporation or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Except as otherwise required by these By-laws, neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting. In the case of a special meeting of shareholders, the waiver of notice shall specify the general nature of the business to be transacted.

     Section 32.3 Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

                              D-18


     Section 32.4 Whenever any notice or communication is required to be given to any person under the provisions of applicable law, the Articles of Incorporation, these By-laws, the terms of any agreement and any other instrument or as a condition precedent to taking any corporate action, and communication with that person is then unlawful, the giving of the notice or communication to that person shall not be required and there shall be no duty to apply for a license or other permission to do so. Any action or meeting that is taken or held without notice or communication to that person shall have the same validity as if the notice or communication had been duly given. If the action taken is such as to require the filing of any document with respect thereto under any provision of law or any agreement or other instrument, it shall be sufficient, if such is the fact and if notice or communication in required, to state therein that notice or communication was given to all persons entitled to receive notice or communication except persons with whom communication was unlawful.

     Section 32.5 Section 32.4 shall also be applicable to any shareholder with whom the Corporation has been unable to communicate for more than twenty-four (24) consecutive months because communications to the shareholder are returned unclaimed or the shareholder has otherwise failed to provide the Corporation with a current address. Whenever the shareholder provides the Corporation with a current address, Section 32.4 shall cease to be applicable to the shareholder under this
Section 32.5.

                           Article 33

                           EMERGENCIES

     Section 33.1 The Board of Directors may adopt emergency By-laws, subject to repeal or change by action of the shareholders, which shall, notwithstanding any different provisions of law, of the Articles of Incorporation or of these By-laws, be effective during any emergency resulting from an attack on the United States, a nuclear disaster or another catastrophe as a result of which a quorum of the Board of Directors cannot readily be assembled. The emergency By-laws may make any provision that may be appropriate for the circumstances of the emergency including, procedures for calling meetings of the Board of Directors, quorum requirements for meetings and procedures for designating additional or substitute directors.

     Section 33.2 The Board of Directors, either before or during any emergency, may provide, and from time to time modify, lines of succession in the event that during the emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties and may, effective in the emergency, change the head offices or designate several alternative head offices or regional offices of the Corporation or authorize the officers to do so.

     Section 33.3 A representative of the Corporation acting in accordance with any emergency By-laws shall not be liable except for willful misconduct and shall not be liable for any action taken by him in good faith in an emergency in furtherance of the ordinary business affairs of the Corporation even though not authorized by the emergency or other By-laws then in effect.

                              D-19


     Section 33.4 To the extent not inconsistent with any emergency By-laws so adopted, the By-laws of the Corporation shall remain in effect during any emergency and, upon its termination, the emergency By-laws shall cease to be effective.

     Section 33.5 Unless otherwise provided in emergency By-laws, notice of any meeting of the Board of Directors during an emergency shall be given only to those directors to whom it is feasible to reach at the time and by such means as are feasible at the time, including publication, radio or television. To the extent required to constitute a quorum at any meeting of the Board of Directors during any emergency, the officers of the Corporation who are present shall, unless otherwise provided in emergency By-laws, be deemed, in order of rank and within the same rank in order of seniority, directors for the meeting.

                           Article 34

                           AMENDMENTS

     Section 34.1 These By-laws may be altered, amended or repealed by the affirmative vote of the holders of at least seventy-five percent (51%) of the outstanding shares of Common Stock at any regular or special meeting duly convened after notice to the shareholders of that purpose, or by a majority vote of the members of the Board of Directors at any regular or special meeting thereof duly convened after notice to the directors of that purpose, subject always to the power of the shareholders to change such action of the Board of Directors by the affirmative vote of the holders of seventy-five percent (51%) of the outstanding shares of Common Stock.

                              D-20

                         EXHIBIT E

                 EXCERPTS FROM SECTION 215a OF
                    THE NATIONAL BANK ACT
                 RELATING TO DISSENTER'S RIGHTS

                                                      EXHIBIT E

                 EXCERPTS FROM, SECTION 215a OF THE

            NATIONAL BANK ACT RELATING TO DISSENTERS' RIGHTS

     (b) If a merger shall be voted for at the called meetings by the necessary majorities of the shareholders of each association or State bank participating in the plan of merger, and thereafter the merger shall be approved by the Comptroller, any shareholder of any association or State bank to be merged into the receiving association who has voted against such merger at the meeting of the association or bank of which he is stockholder, or has given notice in writing at or prior to such meeting to the presiding officer that he dissents from the plan of merger, shall be entitled to receive the value of the shares so held by him when such merger shall be approved by the Comptroller upon written request made to the receiving association at any time before thirty days after the date of consummation of the merger, accompanied by the surrender of his stock certificates.

     (c) The value of the shares of any dissenting shareholder shall be ascertained, as of the effective date of the merger, by an appraisal made by a committee of three persons, composed of
(1) one selected by the vote of the holders of the majority of the stock, the owners of which are entitled to payment in cash;
(2) one selected by the directors of the receiving association; and (3) one selected by the two so selected. The valuation agreed upon by any two of the three appraisers shall govern. If the value so fixed shall not be satisfactory to any dissenting shareholder who has requested payment, that shareholder may, within five days after being notified of the appraised value of his shares, appeal to the Comptroller, who shall cause a reappraisal to be made which shall be final and binding as to the value of the shares of the appellant.

     (d) If, within ninety days from the date of consummation of the merger, for any reason one or more of the appraisers is not selected as herein provided, or the appraisers fail to determine the value of such shares, the Comptroller shall upon written request of any interested party cause an appraisal to be made which shall be final and binding on all parties. The expenses of the Comptroller in making the reappraisal or the appraisal, as the case may be, shall be paid by the receiving association. The value of the shares ascertained shall be promptly paid to the dissenting shareholders by the receiving association. The shares of stock of the receiving association which would have been delivered to such dissenting shareholders had they not requested payment shall be sold by the receiving association at an advertised public auction, and the receiving association shall have the right to purchase any of such shares at such public auction, if it is the highest bidder therefor, for the purpose of reselling such shares within thirty days thereafter to such person or persons and at such price not less than par as its board of directors by resolution may determine. If the shares are sold at public auction at a price greater than the amount paid to the dissenting shareholders, the excess in such sale price shall be paid to such dissenting shareholders. The appraisal of such shares of stock in any State bank shall be determined in the manner prescribed by the law of the State in such cases, rather than as provided in this section, if such provision is made in the State law; and no such merger shall be in contravention of the law of the State under which such bank is incorporated. The provisions of this subsection shall apply only to shareholders of (and stock owned by them in) a bank or association being merged into the receiving association.

               --------------------------------

     Section 215(b)(4) of the National Bank Act defines the term "receiving association," as used in Section 215a, to mean the national banking association into which one or more national banking associations or one or more State banks, located within the same State, merge.

                             E-1


       PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.     Indemnification of Directors and Officers.

     Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended (15 Pa. C.S. Sections 1741-1750) provides that a business corporation shall have the power under certain circumstances to indemnify directors, officers, employees and agents against certain expenses incurred by them in connection with any threatened, pending or completed action, suit or proceeding. The following discussion is qualified, in its entirety, by the full text of Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended, attached as Exhibit 99D.

     Section 1721 of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL") (relating to the Board of Directors) declares that unless otherwise provided by statute or in a bylaw adopted by the shareholders, all powers enumerated in section 1502 (relating to general powers) and elsewhere in the BCL or otherwise vested by law in a business corporation shall be exercised by or under the authority of, and the business and affairs of every business corporation shall be managed under the direction of, a board of directors. If any such provision is made in the by-laws, the powers and duties conferred or imposed upon the board of directors under the BCL shall be exercised or performed to such extent and by such person or persons as shall be provided in the by-laws.

     Section 1712 of the BCL provides that a director of a business corporation shall stand in a fiduciary relation to the corporation and shall perform his duties as a director, including his duties as a member of any committee of the board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his duties, a director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following:

          1. one or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented;


          2. counsel, public accountants or other persons as to matters which the director reasonably believes to be within the professional or expert competence of such person; or

          3. a committee of the board upon which he does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

                              R-1


A director shall not be considered to be acting in good faith, if he has knowledge concerning the matter in question that would cause his reliance to be unwarranted.

     Section 1716 of the BCL states that in discharging the duties of their respective positions, the board of directors, committees of the board and individual directors of a business corporation may, in considering the best interests of the corporation, consider the effects of any action upon employees, upon suppliers and customers of the corporation and upon communities in which offices or other establishments of the corporation are located, and all other pertinent factors. The consideration of those factors shall not constitute a violation of the preceding paragraph. In addition, absent breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a director or any failure to take any action shall be presumed to be in the best interests of the corporation.

     Moreover, Section 1721 addresses the personal liability of directors and states that if a bylaw adopted by the shareholders so provides, a director shall not be personally liable, as such, for monetary damages for any action taken, or any failure to take any action, unless:

          1. the director has breached or failed to perform the duties of his office under this section; and

          2. the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

     The provisions discussed above shall not apply to:

          1. the responsibility or liability of a director pursuant to any criminal statute; or
          2. the liability of a director for the payment of taxes pursuant to local, state or federal law.

     Section 1714 of the BCL states that a director of a business corporation who is present at a meeting of its board of directors, or of a committee of the board, at which action on any corporate matter is taken on which the director is generally competent to act, shall be presumed to have assented to the action taken unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to the action with the secretary of the meeting before the adjournment thereof or transmits the dissent in writing to the secretary of the corporation immediately after the adjournment of the meeting.
The right to dissent shall not apply to a director who voted in favor of the action. Nothing in this Section 1714 shall bar a director from asserting that minutes of the meeting incorrectly omitted his dissent if, promptly upon receipt of a copy of such minutes, he notifies the secretary, in writing, of the asserted omission or inaccuracy.

                              R-2


     Section 1741 of the BCL (relating to third party actions) provides that unless otherwise restricted in its by-laws, a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action or proceeding if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal proceeding, had reasonable cause to believe that his conduct was not unlawful.

     Section 1742 of the BCL (relating to derivative actions) provides that unless otherwise restricted in its by-laws, a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of the action if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of the corporation. Indemnification shall not be made under this section in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless, and only to the extent that, the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which such action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court of common pleas or such other court shall deem proper.

     Section 1743 of the BCL (relating to mandatory indemnification) provides for mandatory indemnification of directors and officers such that to the extent that a representative of the business corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Sections 1741 (relating to third party actions) or 1742 (relating to derivative actions), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

                              R-3


     Section 1744 of the BCL (relating to procedure for effecting indemnification) provides the procedure for effecting indemnification. Under this section unless ordered by a court, any indemnification under Section 1741 (relating to third party actions) or 1742 (relating to derivative actions) shall be made by the business corporation only as authorized in the specific case upon a determination that indemnification of the representative is proper in the circumstances because such person has met the applicable standard of conduct set forth in those sections. The determination shall be made:

          1. by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding;

          2. if such quorum is not obtainable, or, if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

          3.   by the shareholders.

     Section 1745 of the BCL (relating to advancing expenses) provides that expenses (including attorneys' fees) incurred in defending any action or proceeding referred to above may be paid by the business corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the representative to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation as authorized by the BCL or otherwise.

     Section 1746 of the BCL (relating to supplementary coverage) provides that the indemnification and advancement of expenses provided by or granted pursuant to the other sections of the BCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any other by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     Section 1746 of the BCL also provides that indemnification referred to above shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     Section 1746 further declares that indemnification under any bylaw, agreement, vote of shareholders or directors or otherwise, may be granted for any action taken or any failure to take any action and may be made whether or not the corporation would have the power to indemnify the person under any other provision of law except as provided in this section and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the corporation. Such indemnification is declared to be consistent with the public policy of the Commonwealth of Pennsylvania.

                              R-4

     Section 1747 of the BCL (relating to the power to purchase insurance) provides that unless otherwise restricted in its by-laws, a business corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against that liability under the provisions of the BCL. Such insurance is declared to be consistent with the public policy of the Commonwealth of Pennsylvania.

     Section 1748 of the BCL (relating to application to surviving or new corporations) provides that for the purposes of the BCL, references to "the corporation" include all constituent corporations absorbed in a consolidation, merger or division, as well as the surviving or new corporations surviving or resulting therefrom, so that any person who is or was a representative of the constituent, surviving or new corporation, or is or was serving at the request of the constituent, surviving or new corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of the BCL with respect to the surviving or new corporation as he would if he had served the surviving or new corporation in the same capacity.

     Section 1749 of the BCL (referring to application to employee benefit plans) states that for the purposes of the BCL:

          1. references to "other enterprises" shall include employee benefit plans and references to "serving at the request of the corporation" shall include any service as a representative of the business corporation that imposes duties on, or involves services by, the representative with respect to an employee benefit plan, its participants or beneficiaries;

          2. excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be deemed "fines"; and

          3. action with respect to an employee benefit plan taken or omitted in good faith by a representative of the corporation in a manner he reasonably believed to be in the interest of the participants and beneficiaries of the plan shall be deemed to be action in a manner that is not opposed to the best interests of the corporation.

     Section 1750 of the BCL (relating to duration and extent of coverage) declares that the indemnification and advancement of expenses provided by, or granted pursuant to, the BCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a representative of the corporation and shall inure to the benefit of the heirs and personal representative of that person.

                              R-5


     Article 23 of the By-laws of the Registrant provides for indemnification to the full extent authorized by Pennsylvania law.

    Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the manner has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

Item 21.  Exhibits and Financial Statement Schedules.

     (a)  Exhibits.

     2A   Plan of Reorganization dated as of March 12, 1997 among
          Registrant, First National Community Bank and First
          National Community Interim Bank -- incorporated herein by reference and filed as Exhibit A to the Proxy
          Statement/Prospectus included in this
          Registration Statement.

     2B Plan of Merger dated as of March 12, 1997 between First National Community Bank and First National Community Interim Bank -- incorporated herein by reference and filed as Exhibit B to the Proxy Statement/Prospectus included in this Registration Statement.

     3i Articles of Incorporation of Registrant -- incorporated herein by reference and filed as Exhibit C to the Proxy Statement/Prospectus included in this Registration Statement.

     3ii By-laws of Registrant -- incorporated herein by reference and filed as Exhibit D to the Proxy
          Statement/Prospectus included in this
          Registration Statement.

     5    Opinion of Shumaker Williams, P.C. of Camp Hill,
          Pennsylvania, Special Counsel to Registrant, as to the legality of the shares of Registrant's stock being registered.

     23   Consent of Shumaker Williams, P.C. of Camp Hill,
          Pennsylvania, Special Counsel to Registrant.

     24 Power of Attorney given by the Officers and Directors of the Registrant.

                              R-6


     99A  Definitive copy of Letter to Shareholders of First
          National Community Bank.

     99B  Definitive copy of Notice of Annual Meeting of
          Shareholders of First National Community Bank.

     99C Definitive copy of Form of Proxy for use by the Shareholders of First National Community Bank.

     99D  Subchapter D of Chapter 17 of the Pennsylvania Business
          Corporation Law of 1988, as amended, (15 Pa. C.S.
          Sections 1741-1750) relating to indemnification.

     99E Excerpts from Section 215a of the National Bank Act relating to Dissenters' Rights--incorporated herein by reference and filed as Exhibit E to the Proxy
          Statement/Prospectus included in this
          Registration Statement.

     (b)  Not Applicable.

     (c)  Not Applicable.

Item 22.  Undertakings.

(a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by section
     10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the Proxy Statement/Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                              R-7


          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) (1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

          (2)  The Registrant undertakes that every prospectus
     (i) that is filed pursuant to paragraph (b)(1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the manner has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Proxy Statement/Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of

                              R-8


     such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.


                              R-9

                          SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dunmore, Commonwealth of Pennsylvania, on the 12th day of March, 1997.

                                   FIRST NATIONAL COMMUNITY
                                   BANCORP, INC.


                              By:  /s/ J. David Lombardi
                                   ----------------------------
                                   J. David Lombardi,
                                   President and Chief
                                   Executive Officer

                              R-10

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that as of March 12,
1997, each person whose signature appears below constitutes and appoints Mr. William S. Lance and Mr. J. David Lombardi, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/ or officer of First National Community Bancorp), to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Louis A. DeNaples                  /s/ J. David Lombardi
---------------------------            -----------------------
Louis A. DeNaples                      J. David Lombardi
Chairman/ Director                     President/ CEO/ Director
March 12, 1997                         March 12, 1997

/s/ Michael J. Cestone, Jr.            /s/ Angelo F. Bistocchi
---------------------------            -----------------------
Michael J. Cestone, Jr.                Angelo F. Bistocchi
Secretary/Director                     Director
March 12, 1997                         March 12, 1997

/s/ Michael G. Cestone                 /s/ Dominick L. DeNaples
--------------------------             ------------------------
Michael G. Cestone                     Dominick L. DeNaples
Director                               Director
March 12, 1997                         March 12, 1997

/s/ Joseph J. Gentile                  /s/ Martin F. Gibbons
-------------------------              ------------------------
Joseph J. Gentile                      Martin F. Gibbons
Director                               Director
March 12, 1997                         March 12, 1997

/s/ Joseph O. Haggerty                 /s/ George N. Juba
-------------------------               ------------------------
Joseph O. Haggerty                     George N. Juba
Director                               Director
March 12, 1997                         March 12, 1997

/s/ John R. Thomas                     /s/ William S. Lance
-------------------------              -------------------------
John R. Thomas                         William S. Lance
Director                               Senior Vice President/
March 12, 1997                         Chief Accounting &
                                       Financial Officer
                                       March 12, 1997
                                R-11

                         INDEX TO EXHIBITS

Exhibit Index
   Number                                                  Page

     2A   Plan of Reorganization dated as of                A-1
          March 12, 1997 among Registrant,
          First National Community Bank and
          First National Community Interim Bank
          -- incorporated herein by reference and
          filed as Exhibit A to the Proxy
          Statement/Prospectus included in this
          Registration Statement.

     2B   Plan of Merger dated as of                        B-1
          March 12, 1997 between First National
          Community Bank and First National Community
          Interim Bank -- incorporated herein by
          reference and filed as Exhibit B to the
          Proxy Statement/Prospectus included in this
          Registration Statement.

     3i   Articles of Incorporation of Registration        C-1
          -- incorporated herein by reference and
          filed as Exhibit C to the Proxy
          Statement/Prospectus included in this
          Registration Statement.

     3ii  By-laws of Registrant -- incorporated            D-1
          herein by reference and filed as Exhibit D to the Proxy Statement/Prospectus included in this Registration Statement

      5   Opinion of Shumaker Williams, P.C. of            S-1
          Camp Hill, Pennsylvania, Special Counsel to Registrant, as to the legality of the shares of Registrant's stock being registered.

     23   Consent of Shumaker Williams, P.C. of            S-1
          Camp Hill, Pennsylvania, Special Counsel to Registrant, contained in Opinion Letter as
          Exhibit 5.

     24   Power of Attorney given by the Officers          S-3
          and Directors of the Registrant

     99A  Definitive copy of Letter to Shareholders        S-4
          of First National Community Bank.

     99B  Definitive copy of Notice of Annual              S-6
          Meeting of Shareholders of First National
          Community Bank.

     99C  Definitive copy of Form of Proxy for use         S-7
          by the Shareholders of First National
          Community Bank.

     99D  Subchapter D of Chapter 17 of the                S-9
          Pennsylvania Business Corporation Law of
          1988, as amended, (15 Pa. C.S. Sections
          1741-1750) relating to indemnification.

     99E  Excerpts from Section 215a of the National       E-1
          Bank Act Relating to Dissenters' Rights-- incorporated herein by reference and filed as Exhibit E to the Proxy Statement/Prospectus included in this Registration Statement.

